SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                           Dated as of March 20, 2002


                                  by and among


                        AVADO BRANDS, INC., as Borrower,


                          the lenders signatory hereto,


             FOOTHILL CAPITAL CORPORATION, as Administrative Agent,


                                       and


                     ABLECO FINANCE LLC, as Collateral Agent




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

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

     Second Amended and Restated Credit Agreement, dated as of March 20, 2002, by and among AVADO BRANDS, INC., a Georgia corporation ("Borrower"), each of the lenders that from time to time is a party hereto (such lenders, each individually a "Lender" and collectively, the "Lenders"), FOOTHILL CAPITAL CORPORATION, a California corporation, as administrative agent for the Lender Group (in such capacity, together with its successors in accordance with the Transferee Side Letter, if any, in such capacity, "Administrative Agent"), and ABLECO FINANCE LLC, a Delaware limited liability company, as collateral agent for the Lender Group (in such capacity, together with its successors in accordance with the Transferee Side Letter, if any, in such capacity, the "Collateral Agent"; Administrative Agent, Collateral Agent and the Lenders, individually and collectively, the "Lender Group").

                                    RECITALS

     WHEREAS, Borrower, the financial institutions a party thereto as lenders (collectively, the "Former Lenders"), Wachovia Bank, National Association, as the administrative agent for the Former Lenders (the "Former Administrative Agent"; together with the Former Lenders, the "Former Lender Group") are parties to that certain Amended and Restated Credit Agreement dated as of April 2, 2001, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of August 22, 2001, as further amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of October 31, 2001, and as further amended by that certain Third Amendment to Amended and Restated Credit Agreement dated as of November 7, 2001, (as amended, restated, supplemented or otherwise modified prior to the date hereof, the "Former Credit Agreement").


     WHEREAS, concurrent herewith, the Lender Group and the Former Lender Group have executed that certain letter agreement (the "Purchase Agreement") whereby the Former Lender Group has transferred and assigned to the Lender Group all of the rights and obligations of the Former Lender Group under the Former Loan Documents.


     WHEREAS, Borrower and the Lender Group wish to amend and restate the Former Credit Agreement as set forth herein, it being understood that no repayment of the obligations under the Former Credit Agreement is being effected hereby, but merely an amendment and restatement in accordance with the terms hereof.

     In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                           DEFINITIONS; CERTAIN TERMS

     SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

     "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account Receivable.

     "Account Receivable" means all of a Loan Party's now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all "supporting obligations" (as that term is defined in the Code) in respect thereof.

     "Acknowledgement Agreement" means that certain Acknowledgement Agreement dated as of the date hereof, entered into by and among each of Borrower's Subsidiaries and Collateral Agent, in form and substance satisfactory to Collateral Agent.

     "Action" has the meaning specified therefor in Section 9.12.

     "Additional SunTrust Obligation" means Borrower's obligation to pay an additional $200,000 per month plus applicable taxes, commencing on January 1, 2002, in connection with the SunTrust Lease Agreement.

     "Adjusted Working Investment" means, as of any date of determination and with respect to any Person, such Person's Working Investment as of such date, minus the sum of such Person's Working Investment as of such date in respect of
(a) accounts payable which constitute Capital Expenditures, (b) accrued rental obligations with respect to real property leases, (c) accrued obligations for payroll benefits, (d) accrued obligations for bonuses, (e) accrued obligations with respect to gift certificates, (f) accrued special charges in connection with Restaurant closures as properly reported in such Person's income statements in conformance with GAAP, and (g) accrued obligations in connection with the opening of a new Restaurant, in an amount not to exceed $120,000.

     "Administrative Agent" has the meaning set forth in the introductory paragraph hereto.

     "Administrative Agent Account" means the account identified on Schedule A.

     "Affiliate" means, as to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i)




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vote more than 10% of the Capital  Stock  having  ordinary  voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall the Lender Group or any member thereof be considered an "Affiliate" of any Loan Party.

     "After-Acquired Property" has the meaning set forth in Section 6.01(o).

     "Agent" means Administrative Agent or Collateral Agent, as the context requires.

     "Agent-Related Persons" means Administrative Agent and any successor agents thereto (in accordance with the terms of this Agreement), and Collateral Agent and any successor agents thereto (in accordance with the terms of this Agreement), together with their respective Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Persons and their Affiliates.

     "Agreement" means this Second and Amended and Restated Agreement, together with all Exhibits and Schedules hereto.

     "Assignment and Acceptance" has the meaning specified therefor in Section 9.07(f).

     "Authorized   Officer"   means   the   chief   executive   officer,   chief
administrative officer, chief financial officer, vice president of financial compliance and reporting or chief accounting officer of Borrower.

     "Availability" means, as of any date of determination, the amount that Borrower is entitled to borrow as Loans under Section 2.01(b) (after giving effect to all then outstanding Obligations and all sublimits and reserves applicable hereunder).

     "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower or any of its Subsidiaries or ERISA Affiliates has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

     "Board" means the Board of Governors of the Federal Reserve System of the United States.

     "Borrower" has the meaning specified therefor in the preamble hereto.

     "Borrower's EBITDA" means, with respect to Borrower and its Subsidiaries for any period, the EBITDA of Borrower and its Subsidiaries for such period, minus the EBITDA of McCormick & Schmick Holding Corp. and its Subsidiaries during such period (if any).

     "Borrowing Base" means, as of any date of determination, 2.25 times the Borrowing Base EBITDA then in effect (which Borrowing Base EBITDA shall be redetermined quarterly as set forth below in the definition of "Borrowing Base EBITDA").

     "Borrowing Base Certificate" means a certificate signed by an Authorized Officer of Borrower and setting forth the calculation of the Borrowing Base in compliance with Section 6.01(a)(vi), substantially in the form of Exhibit B.

     "Borrowing Base EBITDA" means, (a) as of any date from the Effective Date through the date Agents receive the quarterly financial statements for the period ending December 31, 2001 which are required to be delivered pursuant to
Section 6.01(a)(i), the EBITDA of Borrower and each of its Subsidiaries during the twelve month period ending on November 30, 2001, and (b) as of any other date of determination, the EBITDA of Borrower and each of its Subsidiaries during the period of four fiscal quarters of Borrower ending on the last day of the most recent fiscal quarter of Borrower with respect to which the Agents have each received the quarterly financial statements most recently required to be delivered pursuant to Section 6.01(a)(i); provided, however that in the event that such financial statements have not been submitted to the Agents as of the date required pursuant to Section 6.01(a)(i), then the Borrowing Base EBITDA shall be an amount determined by Collateral Agent in its Permitted Discretion based upon the formula set forth above in paragraph (b) of this definition, until such date as the Agents have received such financial statements.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or the State of Georgia are authorized or required to close.

     "Capital Expenditures" means, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures paid or payable by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant equipment" or similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period, and (ii) to the extent not covered by clause (i) above, the aggregate of all expenditures by such Person and its Subsidiaries to acquire by purchase or otherwise the business or fixed assets of, or the Capital Stock of, any other Person, excluding in each case, all expenditures made in connection with the repair, replacement or restoration of a Restaurant which is the subject of the loss, destruction, or taking by condemnation, to the extent permitted by Section 2.05(c)(v).

     "Capitalized Lease" means, with respect to any Person, any lease of real or





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

personal property by such Person as lessee which is required under GAAP to be capitalized on the balance sheet of such Person.

     "Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Cash and Cash Equivalents" means all cash and any presently existing or hereafter arising deposit account balances, certificates of deposit or other financial instruments properly classified as cash equivalents under GAAP.

     "Cash Flow From Restaurant Operations" means, for any period and with respect to any Restaurant location, the earnings before interest, taxes, depreciation, amortization, the non-cash component of "operating lease expenses" (as such term is defined under GAAP), Pre-Opening Costs, and allocable general and administrative expenses of such Restaurant location for such period, which shall be calculated as consistently accounted for by Borrower and its Subsidiaries in their internal financial accounts and reports.

     "Change of Control" means each occurrence of any of the following:

     (a) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) other than the Permitted Holder of beneficial ownership of more than 20% of the aggregate outstanding voting power of the Capital Stock of Borrower;

     (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Borrower was approved by a vote of the majority of the directors of Borrower then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower;

     (c) Borrower shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of at least 90% of the aggregate voting power of the Capital Stock of each of its Subsidiaries, free and clear of all Liens, other than Permitted Liens; and

     (d) (i) Borrower consolidates with or merges into another entity (except for consolidations or mergers permitted hereunder) or conveys, transfers or leases all or substantially all of its property and assets to any Person, (ii) any other Loan Party consolidates with or merges into another entity that is not a Loan Party (except where such Loan Party is the surviving entity of such merger or consolidation), or conveys, transfers or leases all or substantially all of its property and assets to another Person that is not a Loan Party, or
(iii) any entity consolidates with or merges into any Loan Party in a transaction pursuant to which the outstanding voting Capital Stock of such Loan Party is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction described in this clause (iii) in which either (x) in the case of any such transaction involving Borrower, no person or group (within the meaning of Section 13(d)(3) of the Exchange Act) other than Permitted Holder has, directly or indirectly, acquired beneficial ownership of more than 20% of the aggregate outstanding voting Capital Stock of Borrower, or (y) in the case of any such transaction involving a Loan Party other than Borrower, Borrower has beneficial ownership of less than 90% of the aggregate voting power of all Capital Stock of the resulting, surviving or transferee entity.

     "Code" means the New York Uniform Commercial Code, as amended from time to time.

     "Collateral" means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.

     "Collateral Agent" has the meaning set forth in the introductory paragraph hereto.

     "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance and condemnation proceeds, cash proceeds of sales and other voluntary or involuntary dispositions of property, rental proceeds, and tax refunds).

     "Commitment" means, with respect to each Lender, such Lender's Revolving Credit Commitment, Term Loan Commitment, or Total Commitment, as the context requires.

     "Commitment Percentage" means, with respect to any Lender, the ratio of (i) the amount of the Commitment of such Lender to (ii) the aggregate amount of the Commitments of all of the Lenders.

     "Concentration Account Agreement" has the meaning set forth in Section 7.01(a).




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     "Concentration  Accounts"  has the  meaning  specified  therefor in Section
7.01(a).

     "Concentration Account Bank" means Provident, or such other bank or financial institution which is selected by Borrower and which is reasonably acceptable to each Agent.

     "Confidentiality Agreement" has the meaning set forth in Section 9.18.

     "Contingent Obligation" means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof, provided, however, that the term "Contingent Obligation" shall not include any products warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

     "Control Agreement" means a control agreement, substantially in the form of Exhibit CO-1 or Exhibit CO-2 hereto, executed and delivered by the applicable Loan Party, Collateral Agent, and the applicable securities intermediary with respect to a Securities Account or a bank with respect to a deposit account.

     "Convertible Debentures" means those certain 7% Convertible Subordinated Debentures due March 1, 2027 originally issued by Apple South, Inc., a Georgia corporation, as predecessor-in-interest to Borrower.

     "Credit Card Agreements means those certain agreements, dated as of the date hereof, by and among Administrative Agent, Borrower and the applicable credit card merchant, substantially in the form of one of the agreements attached hereto as Exhibit CC.

     "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

     "Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

     "Defaulting Lender" means any Lender with a Revolving Credit Commitment or a Term Loan Commitment that fails to make any payment to Administrative Agent that it is required to make hereunder on any Settlement Date and that has not cured such failure by making such payment within 1 Business Day after written demand upon it by Administrative Agent to do so.

     "Defaulting Lenders Rate" means the Reference Rate for the first 3 days from and after the date the relevant payment is due and, thereafter, at the interest rate then applicable to the relevant Revolving Loan or Term Loan.

     "Disbursement Account" means the account identified on Schedule D hereto.

     "Disposition" means any transaction, or series of related transactions, pursuant to which Borrower or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of Inventory in the ordinary course of business on ordinary business terms, sales or other dispositions of Permitted Investments, or sales or other dispositions permitted by Section 6.02(c)(ii)(B) and closings of Restaurants owned or operated by Borrower or any of its Subsidiaries, to the extent that such closings do not involve the transfer or other disposition of the Restaurant or the assets owned and/or operated by Borrower or the applicable Subsidiary in connection with such Restaurant.

     "Dollar", "Dollars" and the symbol "$" each means lawful money of the United States of America.

     "Dormant Subsidiaries" means Avado Holding Corp., a Delaware corporation, Avado Operating Corp., a Georgia corporation, and Avado SCP VIII, Inc., an Oregon corporation.

     "EBITDA" means,  with respect to any Person for any period,  the Net Income





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of such  Person  for  such  period,  plus  without  duplication,  the sum of the following amounts of such Person for such period and to the extent deducted in determining Net Income of such Person for such period: (A) Net Interest Expense,
(B) income tax expense, (C) depreciation expense, (D) amortization expense, (E) Pre-Opening Costs, (F) restructuring charges, asset revaluation and other special charges, (G) extraordinary (on an after tax basis) or non-recurring losses, (H) net losses attributable to Dispositions, (I) all other non cash items (including without limitation, the cumulative effect from changes in accounting principles (on an after tax basis)), and (J) items properly included the category entitled "Other Income (Expense), Net" in Borrower's financial statements (other than payments made to any limited partner of any Non-Wholly Owned Subsidiary) and which are properly excluded from the operating income of Borrower and its Subsidiaries, in each case consistent with the past accounting practices of Borrower and its Subsidiaries, in all instances in (A) through (J) above, reducing Net Income, minus without duplication, the sum of the following amounts of such Person for such period and to the extent included in determining Net Income of such Person for such period: (W) extraordinary (on an after tax basis) or non-recurring gains, (X) net gains attributable to Dispositions, (Y) items properly included the category entitled "Other Income (Expense), Net" in Borrower's financial statements (other than payments made to any limited partner of any Non-Wholly Owned Subsidiary) and which are properly excluded from the operating income of Borrower and its Subsidiaries, in each case consistent with the past accounting practices of Borrower and its Subsidiaries, and (Z) all other non cash items (including without limitation, the cumulative effect from changes in accounting principles (on an after tax basis)), in all instances (W) through (Z) above, increasing Net Income, if any.

     "Effective Date" means the date, on or before March 25, 2002, on which all of the conditions precedent set forth in Section 4.01 are satisfied (or waived by the Agents) and the initial Loan is made or the initial Letter of Credit Accommodation is extended, in each case on or after the date hereof.

     "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $100,000,000; provided that such bank is acting through a branch or agency located in the United States; (c) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $100,000,000; (d) any Affiliate (other than individuals) of, or fund or account managed by, a Lender party to this Agreement as of the Effective Date; (e) so long as no Event of Default is continuing, any other Person approved, in writing, by Administrative Agent and Borrower; and (f) during the continuation of an Event of Default, any other Person approved by Administrative Agent; provided, however, that so long as no Event of Default is continuing, no Person identified in the Transferee Side Letter shall be an "Eligible Transferee" without Borrower's prior written consent.

     "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses of Borrower or any of its Subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) onto any facilities which received Hazardous Materials generated by Borrower or any of its Subsidiaries or any predecessor in interest.

     "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.ss. 9601, et seq.), the Hazardous
Materials Transportation Act (49 U.S.C.ss.1801, et seq.). the Resource Conservation and Recovery Act (42 U.S.C.ss.6901, et seq.), the Federal Clean Water Act (33 U.S.C.ss.1251 et seq.), the Clean Air Act (42 U.S.C.ss.7401 et seq.),the Toxic Substances Control Act (15 U.S.C.ss.2601 et seq. and the Occupational Safety and Health Act (29 U.S.C.ss.651 et seq.) as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment.

     "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by Borrower or any of its Subsidiaries or (ii) any facility which received Hazardous Materials generated by Borrower or any of its Subsidiaries.

     "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

     "Equipment" means all of a Loan Party's now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

     "ERISA"  means the Employee  Retirement  Income  Security  Act of 1974,  as
amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

     "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

     "Estoppel Letter" means that certain letter agreement by and among the Collateral Agent, and the Loan Parties regarding certain representations, warranties, and agreements of the Loan Parties in connection with the sale by Former Lender Group of all of its interest in the Credit Agreement and the other Loan Documents.

     "Event of Default" means the occurrence and continuance of any of the events set forth in Section 8.01, after giving effect to any grace period applicable thereto.

     "Excess Availability" means the amount, as of the date any determination thereof is to be made, equal to Availability minus the aggregate amount, if any, of all trade payables of Borrower and its Subsidiaries aged in excess of their historical levels with respect thereto (excluding the amount of any trade payables of Borrower or any of its Subsidiaries that (a) are the subject of a good faith dispute by Borrower or such Subsidiary, (b) are to be paid C.O.D.,
(c) are paid within 60 days from the invoice date, other than Key Payables,  and
(d) have individually negotiated payment dates or mutually accepted payment practices (by contract or course of dealing), to the extent that (i) less than $600,000 in the aggregate is due and payable by Borrower and its Subsidiaries with respect to all such trade payables with individually negotiated payment dates or mutually accepted payment practices (by contract or course of dealing), or (ii) each Agent has consented, in its Permitted Discretion, to such individually negotiated payment arrangements or mutually accepted payment practices (by contract or course of dealing)) and all book overdrafts in excess of their historical practices with respect thereto, in each case, pursuant to this clause (ii), as determined by the Agents in their discretion.

     "Excess Cash Flow" means, with respect to any Person for any period, (i) Net Income of such Person and its Subsidiaries for such period, plus (ii) all non-cash items of such Person and its Subsidiaries deducted in determining Net Income for such period (provided that with respect to Borrower's and its Subsidiaries' income tax expense for such period, the portion, if any, properly recorded by Borrower and its Subsidiaries (in conformance with GAAP) as a current receivable or payable will be considered a cash item and the portion, if any, properly recorded by Borrower and its Subsidiaries (in conformance with GAAP) as a deferred asset or liability will be considered a non-cash item), less
(iii) the sum of (A) all non-cash items of such Person and its Subsidiaries included in determining Net Income for such period (provided that with respect to Borrower's and its Subsidiaries' income tax expense for such period, the portion, if any, properly recorded by Borrower and its Subsidiaries (in conformance with GAAP) as a current receivable or payable will be considered a cash item and the portion, if any, properly recorded by Borrower and its Subsidiaries (in conformance with GAAP) as a deferred asset or liability will be considered a non-cash item), (B) all scheduled and mandatory cash principal payments on the Loans made during such period (but, in the case of the Revolving Loans, only to the extent that the Revolving Credit Commitments are permanently reduced by the amount of such payments), and all scheduled cash principal payments on other Indebtedness for borrowed money of such Person or any of its Subsidiaries during such period to the extent such other Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement, (C) the cash portion of Capital Expenditures made by such Person and its Subsidiaries during such period to the extent permitted to be made under this Agreement, net of any cash received by such Person and its Subsidiaries from landlords during such period for the landlords' share of renovation and expansion costs, and (D) the excess, if any, of Adjusted Working Investment at the end of such period over Adjusted Working Investment at the beginning of such period (or minus the excess, if any, of Adjusted Working Investment at the beginning of such period over Adjusted Working Investment at the end of such period) (i.e. plus the change in Adjusted Working Investment from the beginning of such period until the end of such period if Adjusted Working Investment is greater at the end of such period than at the beginning of such period, or minus the change in Adjusted Working Investment from the end of such period until the beginning of such period if Adjusted Working Investment is less at the end of such period than at the beginning of such period), if such change in Adjusted Working Investment is greater than $1,000,000 during such period.

     "Excluded  Subsidiaries" means,  individually and collectively,  the Liquor
License  Subsidiaries,   the  Dormant  Subsidiaries  and  the  Non-Wholly  Owned
Subsidiaries.

     "Existing Affiliate Advances" means all Indebtedness evidencing loans to Affiliates, employees and officers of Borrower, made prior to the date hereof, to the extent disclosed on, and in an amount not in excess of the amount set forth on, Schedule E, and extensions and renewals thereof.

     "Existing Notes" means those certain promissory notes (other than the New DuPree Note) executed prior to the Effective Date by Tom E. DuPree, Jr. in favor of Borrower.

     "Expense Deposit" means the expense deposit in the amount of $300,000 paid by Borrower to Collateral Agent on or prior to the Effective Date to pay the out-of-pocket costs and expenses of the Lender Group in connection with the performance of due diligence, the appraising and securing of Collateral and other property and assets of Borrower and its Subsidiaries, and the preparation of agreements, instruments and other documents in connection with the transactions contemplated hereby and by the other Loan Documents, and otherwise in connection with the consummation of such transactions.

     "Family Member" means, with respect to any individual, any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual.

     "Family Trusts" means, with respect to any individual, trusts or other estate planning vehicles established for the benefit of Family Members of such individual and in respect of which such individual serves as trustee or in a similar capacity.

     "Fee Letter" means that certain letter agreement, dated as of the date hereof, between Borrower and Collateral Agent, setting forth certain fees payable to Collateral Agent.

     "Final Maturity Date" means March 20, 2005 or such earlier date on which any Loan shall become due and payable, in whole or in part, in accordance with the terms of this Agreement and the other Loan Documents.

     "Financial Statements" means (i) the audited consolidated balance sheet of Borrower and its Subsidiaries for the Fiscal Year ended December 31, 2000 and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended and (ii) the unaudited consolidated balance sheet of Borrower and its Subsidiaries for the nine months ended September 30, 2001 and the related consolidated statement of operations, shareholder's equity and cash flows for the nine months then ended.

     "Fiscal Year" means the fiscal year of Borrower and its Subsidiaries ending on the Sunday closest to December 31 of each year.

     "Fixed Charge Coverage Ratio" means, for any period, the ratio of (i) Borrower's EBITDA for such period, to (ii) the sum of (A) all principal of Indebtedness for borrowed money of Borrower and its Subsidiaries scheduled to be paid or prepaid during such period (not including prepayments of the Revolving Loans unless such prepayments are accompanied by a reduction of the Revolving Credit Commitment), plus (B) Net Interest Expense of Borrower and its Subsidiaries for such period, plus (C) income taxes paid or payable by Borrower and its Subsidiaries during such period (other than income taxes paid or payable by Borrower during such period as a result of the transactions contemplated by paragraphs 2 or 3 of the Side Letter) plus (D) cash dividends or distributions paid by Borrower or any of its Subsidiaries (other than dividends or distributions paid (1) to Borrower, or (2) on account of Borrower's interest obligations with respect to the Convertible Debentures) during such period, plus
(E) Capital Expenditures made by Borrower and its Subsidiaries during such period, plus (F) all amounts paid or payable by Borrower or any of its Subsidiaries in connection with the Additional SunTrust Obligation during such period.

     "Foothill" means Foothill Capital Corporation, a California corporation, in its individual capacity.

     "Former Administrative Agent" has the meaning specified therefor in the recitals to this Agreement.

     "Former Credit Agreement" has the meaning specified therefor in the recitals to this Agreement.

     "Former Lender Group" has the meaning specified therefor in the recitals to this Agreement.

     "Former Lenders" has the meaning specified therefor in the recitals to this Agreement.

     "Former Loan Documents" means the Former Notes and any guaranties, security agreements, mortgages, stock pledge agreements, financing statements, or other agreements, instruments, certificates or documents which were executed, delivered, filed or recorded in connection with the Former Credit Agreement, as the same have been amended or otherwise modified from time to time prior to the date hereof.

     "Former Mortgages" means the mortgages and deeds of trust executed and delivered by certain of the Loan Parties in favor of Former Administrative Agent, as the same have been amended, restated, supplemented or otherwise modified prior to the date hereof.

     "Former Notes" means each of the promissory notes executed and delivered by Borrower to each of the Former Lenders in connection with the Former Credit Agreement.

     "FFCA Master Lease" means that certain Master Lease Agreement dated as of October 19, 2000 by and between SPV and Hops.

     "GAAP" means generally accepted accounting principles in effect from time to time in the United States, provided that for the purpose of Section 6.03 hereof and the definitions used therein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements, provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any material respect the calculation of any covenant contained in Section 6.03 hereof, the Lender Group and Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lender Group and Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 6.03 hereof shall be calculated as if no such change in GAAP has occurred.

     "Governmental Authority" means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guaranties" means the guaranty, dated as of the date hereof, made by each Subsidiary of Borrower identified in paragraph (i) of the definition of Guarantors, in favor of the Lender Group, together with any other guaranty delivered to the Lender Group pursuant to Section 6.01(b), each substantially in the form of Exhibit G.

     "Guarantors" means,  individually and collectively,  jointly and severally,
(i) Don Pablo's Holding Corp., a Delaware corporation, Don Pablo's Operating Corp., an Ohio corporation, Don Pablo's Limited, Inc., an Ohio corporation, Don Pablo's of Texas, LP, a Texas limited partnership, Canyon Cafe Operating Corp., a Georgia corporation, Canyon Cafe TX General, Inc., a Georgia corporation, Canyon Cafe Limited, Inc., a Georgia corporation, Canyon Cafe of Texas, LP, a Texas limited partnership, Hops of the Ohio Valley, Inc., a Florida corporation, Hops of Southwest Florida, Inc., a Florida corporation, Hops Grill & Bar, Inc., a Florida corporation, Cypress Coast Construction Corporation, a Florida corporation, Hops Marketing, Inc., a Florida corporation, Hops of Southeast Florida, Ltd., a Florida limited partnership, Hops of Coral Springs, Ltd., a Florida limited partnership, Hops of Boyton Beach, Ltd., a Florida limited partnership, Hops of South Florida, Ltd., a Florida limited partnership, Hops of Stuart, Ltd., a Florida limited partnership, Hops of the Gold Coast, Ltd., a Florida limited partnership, Hops of the Ohio Valley, Ltd., a Florida limited partnership, Hops of Bowling Green, Ltd., a Florida limited partnership, Hops of Greater Orlando, Ltd., a Florida limited partnership, Hops of Florida Mall, Ltd., a Florida limited partnership, Hops of Altamonte Springs, Ltd., a Florida limited partnership, Hops of Greater Orlando II, Ltd., a Florida limited partnership, Hops of Lakeland, Ltd., a Florida limited partnership, Hops of Southwest Florida, Ltd., a Florida limited partnership, Hops of Bradenton, Ltd., a Florida limited partnership, HNEF Area Manager II, Ltd., a Florida limited partnership, The Hops Northeast Florida Joint Venture No. I, a Florida general partnership, The Hops Northeast Florida Joint Venture No. II, a Florida general partnership, The Hops Northeast Florida Joint Venture No. III, a Florida general partnership, Hops of South Carolina, Ltd., a Florida limited partnership, Hops of the Carolinas, Ltd., a Florida limited partnership, Hops of Matthews, Ltd., a Florida limited partnership, Hops of the Carolinas II, Ltd., a Florida limited partnership, Hops of Atlanta, Ltd., a Florida limited partnership, Hops of Ohio, Ltd., a Florida limited partnership, Hops of Greater Detroit, Ltd., a Florida limited partnership, Hops of Kansas, Ltd., a Florida limited partnership, Hops of Missouri, LLC, a Florida limited liability company, Hops of Indiana, Ltd., a Florida limited partnership, Hops of Greater Boston, Ltd., a Florida limited partnership, and Hops of Rhode Island, LLC, a Rhode Island limited liability company, and (ii) each other Person which guarantees, pursuant to Section 6.01(b) or otherwise, all or any part of the Obligations.

     "Hazardous Materials" means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including but not limited to, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components, including but not limited to asbestos-containing materials and manufactured products containing hazardous substances.

     "Hedging Agreement" means any and all transactions, agreements, or documents now existing or hereafter entered into by Borrower or any of its Subsidiaries, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower's or its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

     "Hops" means Hops Grill & Bar, Inc., a Florida corporation.

     "Hops Marks" means any trade names, trademarks, service marks and other commercial symbols and applications related to the operation of "Hops Restaurant Bar & Brewery" Restaurants on the realty which is the subject of the Sale-Leaseback Agreement.

     "Hops Marks License" means the License Agreement, dated as of even date with the Sale-Leaseback Agreement, between Borrower, as licensor, and SPV, as licensee, concerning the licensing of the Hops Marks to SPV, together with all schedules and exhibits thereto, and any modifications or amendments thereof.

     "Indebtedness" means, without duplication, with respect to any Person, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such

Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person's business irrespective of when paid); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made (excluding the TECONS); (iv) all obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession or sale of such property; (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all obligations and liabilities, calculated on a basis satisfactory to the Lender Group and in accordance with accepted practice, of such Person under Hedging Agreements;
(viii) all Contingent Obligations; (ix) liabilities incurred under Title IV of ERISA with respect to any plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of such Person or any of its ERISA Affiliates; (x) withdrawal liability incurred under ERISA by such Person or any of its ERISA Affiliates to any Multiemployer Plan; (xi) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person; and (xii) all obligations referred to in clauses (i) through (xi) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.

     "Indemnified Matters" has the meaning specified therefor in Section 9.15.

     "Indemnitees" has the meaning specified therefor in Section 9.15.

     "Intercompany Advance" means loans made in the ordinary course of business from Borrower to one of Borrower's Subsidiaries or from one of Borrower's Subsidiaries to Borrower or another of Borrower's Subsidiaries.

     "Intercompany Subordination Agreement" means a subordination agreement executed and delivered by Borrower, each of its Subsidiaries, and Collateral Agent, the form and substance of which is reasonably satisfactory to Collateral Agent.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

     "Inventory" means all of each of the Loan Parties' now owned and/or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale and/or lease or to be furnished under a contract of service, goods that are leased by a Loan Party as lessor, goods that are furnished by a Loan Party under a contract of service, and raw materials, work in process, and/or materials used and/or consumed in such Loan Party's business.

     "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts arising from the sale of goods or rendition of services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness or Capital Stock of such other Person (including without limitation an acquisition of Indebtedness pursuant to the Tender Offer), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "IRS" means the Internal Revenue Service or any successor federal tax Governmental Authority.

     "Key  Payable"   means  any  trade  payable  of  Borrower  or  any  of  its
Subsidiaries pursuant to which Borrower or any of its Subsidiaries obtains Inventory or Equipment for use in connection with a material portion of the business of Borrower and its Subsidiaries, taken as a whole.

     "LC Exposure" means, without duplication, at any time, an amount equal to 100% of the aggregate undrawn face amount of all Standby Letters of Credit and LC Guaranties of Standby Letters of Credit then outstanding.

     "LC Guaranty" means any guaranty pursuant to which Administrative Agent or any Affiliate of Administrative Agent shall guaranty the payment or performance by Borrower of its reimbursement obligation under any letter of credit.

     "Lease" means any lease of real property to which Borrower or any of its Subsidiaries is a party as lessor or lessee.

     "Lease Guaranties" means those certain guaranties executed and delivered by Borrower or any of its Subsidiaries on account of indebtedness or other obligations of any other Person in connection with one or more real property leases (other than the Leases), including without limitation the guaranties described on Schedule L hereto.

     "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement as a "Lender" in accordance with the provisions hereof.

     "Lender Group" has the meaning set forth in the introductory paragraph hereto.

     "Lender-Related Persons" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Lender and such Lender's Affiliates.

     "Letter of Credit" means any Standby Letter of Credit.

     "Letter of Credit Accommodations" means Letters of Credit or LC Guaranties.

     "Liabilities" has the meaning specified therefor in Section 2.07.

     "Lien" means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

     "Liquor License Subsidiaries" means, individually and collectively, Don Pablo's TX Liquor, Inc., Don Pablos of Baltimore County, Inc., a Maryland corporation, Don Pablos of Howard County, Inc., a Maryland corporation, Don Pablos of Prince George's County, Inc., a Maryland corporation, SMAS, Inc., a Texas corporation, and any other Subsidiary of Borrower which does not own any assets or property other than a liquor license.

     "Loan Account" means an account maintained hereunder by Administrative Agent on its books of account, at Administrative Agent's office and with respect to Borrower, in which Borrower will be charged with all Loans made to, and all other Obligations incurred by, Borrower.

     "Loan Documents" means this Agreement, the Acknowledgment Agreement, the Guaranties, the Security Agreements, the Side Letter, the Transferee Side Letter, the Pledge Agreements, the Former Mortgages, the New Mortgages, the Mortgage Assignments, the UCC Assignments, the Mortgage Amendments, the Trademark Assignment, the Trademark Security Agreements, the Estoppel Letter, the Concentration Account Agreement, the Credit Card Agreements, and all other agreements, instruments, and other documents executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan.

     "Loan Parties" means Borrower and each Guarantor.

     "Loans" means all of the Term Loans and the Revolving Loans.

     "Material Adverse Effect" means a material adverse effect on any of (i) the operations, business, assets, properties, condition (financial or otherwise) or prospects of the Loan Parties, taken as a whole, (ii) the ability of any Loan Party to perform any of its obligations under any Loan Document to which it is a party, (iii) the legality, validity or enforceability of this Agreement or any other Loan Document, (iv) the rights and remedies of the Lender Group under any Loan Document, or (v) the validity, perfection or priority of a Lien in favor of the Lender Group on any material portion of the Collateral.

     "Material Contract" means each contract or agreement to which Borrower or any of its Subsidiaries is a party which is material to the business, operations, condition (financial or otherwise), or performance, of Borrower and its Subsidiaries, taken as a whole, but excluding all contracts evidencing the ownership or lease of any Restaurant, other than such contracts or agreements with respect to which the net present value of all consideration payable by or to Borrower or any of its Subsidiaries under such contract, as of the date thereof, exceeds $10,000,000, including without limitation the contracts listed on Schedule 5.01(z).

     "Maximum Amount" means, as of any date of determination, the lower of (a) $75,000,000, and (b) the sum of all Revolving Credit Commitments and all Term Loan Commitments of all Lenders.

     "Maximum Revolving Amount" means, as of any date of determination, the lower of (a) $35,000,000, and (b) the sum of all Revolving Credit Commitments of all Revolving Credit Lenders.

     "Maximum Term Loan Amount" means, as of any date of determination, the lower of (a) $40,000,000, and (b) the sum of all Term Loan Commitments of all Term Loan Lenders.

     "Moody's" means Moody's Investors Service,  Inc. and any successor thereto.

     "Morgan Documents" means the Morgan Guaranty Agreement, any mortgage or deed of trust which secures the Indebtedness of the Loan Parties under the Morgan Guaranty Agreement, the Morgan Lien Subordination Agreements, and any other agreements executed in connection therewith.

     "Morgan Guaranty Agreement" means that certain ISDA Master Agreement by and between Morgan Guaranty Trust Company of New York, and Apple South, Inc. (as predecessor-in-interest to Borrower), dated as of June 3, 1996, as amended by that certain Waiver and Amendment Letter dated as of April 3, 2000, as further amended by that certain Waiver and Consent Letter dated as of May 24, 2000, as further amended by that certain Extension Letter dated as of May 31, 2000, as further amended by that certain letter agreement dated as of September 29, 2000, as further amended by that certain Third Waiver and Amendment Letter dated as of October 12, 2000, as further amended by that certain Fourth Waiver and Amendment

Letter dated as of March 2, 2001, as further amended by that certain letter agreement dated as of August 21, 2001, and as further amended by that certain waiver letter dated November 14, 2001, and as otherwise amended, restated, supplemented or otherwise modified from time to time.

     "Morgan   Lien   Subordination   Agreements"   means  those   certain  lien
subordination agreements executed by and among Former Administrative Agent, Morgan Guaranty Trust Company of New York and certain Subsidiaries of Borrower.

     "Mortgage Assignments" means those certain assignments executed and delivered by Former Administrative Agent to Collateral Agent of each of the mortgages and deeds of trust made by a Loan Party in favor of Former
Administrative Agent, each in form and substance reasonably satisfactory to Collateral Agent.

     "Mortgage Amendments" means those certain amendments to the mortgages and deeds of trust made by a Loan Party in favor of Former Administrative Agent, executed and delivered by the applicable Loan Party and Collateral Agent, each in form and substance reasonably satisfactory to Collateral Agent.

     "M&S Asset Purchase Agreement" means that certain Asset Purchase Agreement, dated as of June 7, 2001, by and among, on the one hand, Borrower and certain of its Subsidiaries, and on the other hand, McCormick & Schmick Acquisition Corp., a Delaware corporation, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "M&S Disposition" has the meaning ascribed thereto in Section 4.01(h).

     "M&S Purchase Documents" means the M&S Asset Purchase Agreement and each other agreement executed in connection with the M&S Disposition.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA for which a Loan Party or any ERISA Affiliate of such Loan Party has contributed to, or has been obligated to contribute to, at any time during the preceding six (6) years.

     "Net Cash Proceeds" means, (i) with respect to any Triggering Event or any other Disposition by any Person, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or any of its Subsidiaries or Affiliates, in connection therewith after deducting therefrom, solely in connection with a Triggering Event which involves a Disposition, only
(A) the principal amount of any Indebtedness secured by any Permitted Lien on any asset that is the subject of the Disposition (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (B) reasonable expenses related thereto reasonably incurred such Person or such Affiliate in connection therewith, (C) transfer taxes paid by such Person or such Affiliate in connection therewith and (D) a provision for net income taxes, whether paid or payable, in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements) and (ii) with respect to the issuance or incurrence of any Indebtedness by any Person, or the sale or issuance by any Person of any shares of its Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or any of its Subsidiaries or Affiliates in connection therewith after deducting therefrom only reasonable brokerage commissions, underwriting fees and discounts, legal fees and similar fees and commissions.

     "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP.

     "Net Interest Expense" means, with respect to any Person for any period, gross interest expense of such Person for such period determined in conformity with GAAP (including, without limitation, interest expense paid to Affiliates of such Person, and accrued interest expense in connection with the TECONS), less
(i) the sum of (A) interest income for such period and (B) gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of such gross interest expense), plus (ii) the sum of (A) losses for such period on Hedging Agreements (to the extent not included in such gross interest expense) and (B) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense), each determined in accordance with GAAP for such Person.

     "New Mortgages" means the mortgages and deeds of trust executed and delivered by certain of the Loan Parties to Collateral Agent in favor of the Lender Group pursuant to Section 6.01(b), in form and substance reasonably satisfactory to Collateral Agent.

     "New DuPree Note" means that certain promissory note, dated as of March 6, 2001, executed by Tom E. DuPree, Jr. in favor of the Borrower, in an aggregate amount equal to $14,130,472.99 as contemplated by the Permitted Affiliate Transaction.

     "Non-Wholly Owned Subsidiaries" means, individually and collectively, Hops of Louisiana, Ltd., a Florida limited partnership, Hops of the Rockies, Ltd., a Florida limited partnership, Hops of the Rockies II, Ltd., a Florida limited partnership, Hops of Cherry Creek, Ltd., a Florida limited partnership, Hops of Colorado Springs, Ltd., a Florida limited partnership, Hops of Connecticut, Ltd., a Florida limited partnership, Hops of Minnesota, Ltd., a Florida limited partnership, Hops of Virginia, Ltd., a Florida limited partnership, Hops of Virginia II, Ltd., a Florida limited partnership, Hops of Baltimore County, LLC, a Florida limited liability company, and any other Subsidiary of Borrower which is not a Wholly Owned Subsidiary of Borrower, a Liquor License Subsidiary or a Dormant Subsidiary.

     "Notice of Borrowing" has the meaning specified therefor in Section 2.02.

     "Obligations" means the obligations (including contingent reimbursement obligations under any outstanding Letter of Credit Accommodations unless repaid or cancelled) of Borrower to pay, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), all amounts from time to time owing by it in respect of the Loan Documents, whether for principal, interest (including, without limitation, the Term Loan PIK Amount and all interest that accrues after the commencement of any case, proceeding or other action relating to bankruptcy, insolvency or reorganization of Borrower), fees, indemnification payments, expense reimbursements or otherwise.

     "Operating Lease Obligations" means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

     "Overadvance" means, as of any date of determination, the amount, if any, by which the aggregate amount of all Obligations outstanding as of such date exceeds the lesser of (a) the Borrowing Base then in effect (net of the amount of reserves, if any, established by Administrative Agent pursuant to the terms of this Agreement), or (b) the Maximum Amount.

     "Participant Register" has the meaning specified therefor in Section 9.07(d)(ii).

     "Payment Event of Default" means an Event of Default under Section 8.01(a).

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "Permitted Affiliate Transaction" means the proposed transaction pursuant to which (a) the real property securing the Existing Notes will be sold, (b) the proceeds of such sale (in an amount equal to the lesser of the amount of such proceeds and the amount which is necessary to purchase Senior Subordinated Notes with a face value equal to the face amount of the New DuPree Note) will be used to purchase a portion of the Senior Subordinated Notes, which will be pledged to secure the New DuPree Note, (c) the New DuPree Note will be executed and delivered by Tom E. DuPree, Jr. to Borrower, and (d) the Existing Notes will be either terminated or exchanged for the New DuPree Note.

     "Permitted Convertible Debenture Payments" means those payments that are permitted pursuant to the terms of paragraph 1 of the Side Letter.

     "Permitted Deferred Taxes" means with respect to any date (each such date, a "Determination Date") (A) before the date that is 90 days after the Effective Date, taxes which are set forth on Schedule 5.01(k)(ii) in an aggregate outstanding amount as of such Determination Date which is not more than $9,741,000, (B) on and after the date that is 90 days after the Effective Date and before the date that is 180 days after the Effective Date, penalties with respect to sales taxes set forth on Schedule 5.01(k)(iii) in an aggregate outstanding amount as of such Determination Date which is not more than $2,100,000, and (C) as of any Determination Date, any other taxes, interest thereon and/or penalties in an aggregate outstanding amount as of such Determination Date which is not more than $250,000.

     "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

     "Permitted Holder" means Tom E. DuPree, Jr.

     "Permitted Indebtedness" means:

     (a) any Indebtedness owing to the Lender Group under the Loan Documents or pursuant to the Obligations;

     (b) any other Indebtedness of Borrower or its Subsidiaries', other than the Liquor License Subsidiaries, listed on Schedule 6.02(b), including the extension of maturity, refinancing or modification of the terms thereof; provided, however, that (i) such extension, refinancing or modification is pursuant to terms that are not, in the aggregate, materially less favorable to Borrower or any of its Subsidiaries than the terms of the Indebtedness being extended, refinanced or modified and (ii) after giving effect to the extension, refinancing or modification, such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification;

     (c) Indebtedness of Borrower or its Subsidiaries', other than the Excluded Subsidiaries, evidenced by Capitalized Lease Obligations entered into in order to finance Capital Expenditures made by Borrower or such Subsidiaries in accordance with the provisions of Section 6.02(g), which indebtedness, when aggregated in the principal amount of all indebtedness incurred under this clause (c) and clause (d) of this definition, does not exceed the amounts set forth on Borrower's Business Operation Plan dated December 12, 2001;

     (d) Indebtedness of Borrower or its Subsidiaries', other than the Excluded Subsidiaries, permitted by clauses (e) and (l) of the definition of "Permitted

Liens";

     (e) Indebtedness of Borrower or its Subsidiaries resulting from endorsement of negotiable instruments received in the ordinary course of Borrower's or such Subsidiary's business;

     (f) Indebtedness of Borrower and its Subsidiaries resulting from (A) unpaid taxes, licenses and fees, to the extent that such Indebtedness is either (i) not yet due and payable, or (ii) the subject of a Permitted Protest, or (B) Permitted Deferred Taxes.

     (g) accrued and unfunded pension fund, workers compensation and other employee benefit plan obligations and liabilities, provided that such Indebtedness does not otherwise result in the existence of a Default or Event of Default;

     (h) Indebtedness in respect of guarantees by the Borrower or its Subsidiaries of Indebtedness permitted hereunder;

     (i) Indebtedness arising under a Concentration Account Agreement;

     (j)  Indebtedness  in  connection  with the plans  identified  on  Schedule
5.01(e);

     (k) Indebtedness of Borrower or its Subsidiaries' resulting from Permitted Investments;

     (l) Indebtedness secured by liens permitted under clause (j) of the definition of Permitted Liens;

     (m) Indebtedness of Borrower or any of its Subsidiaries in connection with: beer, wine and liquor related bonds, utility bonds, construction bonds and other similar bonds or guaranties in respect of Restaurant operations or management in the ordinary course of business;

     (n) Indebtedness arising from Permitted Intercompany Advances;

     (o) Indebtedness of Borrower to Excluded Subsidiaries;

     (p) Indebtedness of Borrower and its Subsidiaries in connection with unpaid insurance premiums in the ordinary course of business; and

     (q) additional Indebtedness of Borrower or any of its Subsidiaries, other than the Excluded Subsidiaries, not expressly permitted by clauses (a) through
(p) above, provided that the aggregate principal amount of the Indebtedness outstanding under this clause (q) shall not at any time exceed $750,000.

     "Permitted  Intercompany Advance" means an Intercompany Advance, so long as
(a) the Intercompany Subordination Agreement is in full force and effect with respect to the proposed Intercompany Advance, (b) if the Person acting as the borrower with respect to such Intercompany Advance is a Non-Wholly Owned Subsidiary and has not executed a Guaranty or a Security Agreement, (i) the aggregate outstanding amount of all such Intercompany Advances to non-guarantors other than Liquor License Subsidiaries, as of the last day of each fiscal quarter of Borrower, shall not be greater than the sum of (A) the aggregate outstanding amount of such Intercompany Advances as of December 30, 2001, and
(B) $1,000,000, and (ii) the proceeds of each such Intercompany Advance are used solely for Capital Expenditures and other general business or operating expenses of a Restaurant operated by such Person, and (c) if the Person acting as the borrower with respect to such Intercompany Advance is a Liquor License Subsidiary and has not executed a Guaranty or a Security Agreement, the proceeds of each such Intercompany Advance are used solely for the obligation of such Liquor License Subsidiary to pay for or maintain licenses and related expenses in respect thereof.

     "Permitted Investments" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six months from the date of acquisition thereof, (ii) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody's or A-1 by Standard & Poor's; (iii) certificates of deposit maturing not more than one year after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above, (v) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000, (vi) tax exempt securities rated A or better by Moody's or A+ or better by Standard & Poor's, (vii) Investments permitted pursuant to Section 2.05(c)(v), (viii) Investments arising from Permitted Intercompany Advances and from Indebtedness of Borrower to Excluded Subsidiaries, (ix) Investments made in connection with the operation of a Restaurant or purchases of goods or services, in each case in the ordinary course of business, (x) Capital Expenditures, to the extent otherwise permitted under Section 6.02(g), (xi) Existing Affiliate Advances, (xii) Investments arising from the Tender Offer, (xiii) Investments arising from escrow deposits for the payment of taxes, rents, utilities, insurance or like matters in the ordinary course of business of Borrower and its Subsidiaries, (xiv) deposits of cash in demand deposit accounts of banks in the ordinary course of its business in furtherance of any Concentration Account Agreement, and endorsement of checks, drafts or other instruments in connection therewith, (xv) loans and advances to employees and officers of Borrower and its Subsidiaries from time to time in the ordinary course of business for travel expenses, moving expenses, and signing bonuses, (xvi) other loans to employees and officers of Borrower and its Subsidiaries from time to time in the ordinary course of business, other than Existing Affiliate Advances and Investments described in paragraph (xvii) of this definition, in an aggregate outstanding amount not in excess of $100,000, (xvii) Investments in connection with the plans identified on Schedule 5.01(e), (xviii) Investments permitted pursuant to Section 6.02(c)(ii) hereof, and (xix) Investments not otherwise described in the foregoing clauses of this definition in an aggregate outstanding amount not in excess of $100,000.

     "Permitted Liens" means:

     (a) Liens securing the Obligations;

     (b) Liens on property of Borrower or its Subsidiaries' for shopping center assessments and charges, taxes, assessments and governmental charges which are not yet delinquent or which are the subject of a Permitted Protest;

     (c) Liens on property of Borrower or its Subsidiaries' imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

     (d) Liens on property of Borrower or its Subsidiaries', other than the Excluded Subsidiaries, described on Schedule 6.02(a), and Liens arising out of the extension of maturity, refinancing or other modification of the terms thereof, to the extent that the Indebtedness secured thereby is Permitted Indebtedness, but not the increase of the Indebtedness secured thereby or the extension of coverage thereof to other property;

     (e) purchase money Liens on Equipment acquired by Borrower or any of its Subsidiaries, other than the Excluded Subsidiaries, to secure the purchase price of such Equipment; provided, however, that (A) no such Lien shall extend to or cover any other property of Borrower or any of its Subsidiaries, and (B) the principal amount of the Indebtedness secured by any such Lien shall not exceed the lesser of 100% of the fair market value or the cost of the property so held or acquired;

     (f) deposits and pledges of property of Borrower or its Subsidiaries', other than the Excluded Subsidiaries, securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are incurred or otherwise arise in the ordinary course of business and secure obligations not past due;

     (g) the licensing of the Hops Marks to SPV under the Hops Marks License;

     (h) grants of security and rights of setoff (including, without limitation, the rights of Former Administrative Agent, on or before the date that is 60 days after Effective Date, in the funds escrowed to secure Borrower's cash management obligations to Former Administrative Agent) in deposit accounts, securities and other properties held at banks or financing institutions;

     (i)  rights  of  lessors  under   operating   leases,   provided  that  the
Indebtedness secured thereby is permitted by Section 6.02(f);

     (j) easements, zoning and similar restrictions, encroachments, operation and use requirements, maintenance obligations, reservations, repurchase rights and other minor encumbrances on, and irregularities in, title thereto that do not (i) secure obligations for the payment of money, or (ii) materially impair the value of such property or its use by Borrower or any of its Subsidiaries in the ordinary course of such Person's business.

     (k) Liens securing the Indebtedness of Borrower under the Morgan Guaranty Agreement; provided, however, that from and after the date when such Liens have been released, such Liens shall no longer constitute Permitted Liens;

     (l)  rights  of  lessors  under  Capitalized  Leases,   provided  that  the
Indebtedness secured thereby is permitted by Section 6.02(f);

     (m) Liens consisting of deposits or Permitted Investments pledged to secure Indebtedness permitted pursuant to clause (m) of the definition of "Permitted Indebtedness";

     (n) Liens in cash deposited into escrow in connection with the FFCA Master Lease in an aggregate amount which as of any one time does not exceed $725,000; and

     (o) Liens securing Indebtedness in an aggregate amount not to exceed $100,000 at any one time outstanding.

     "Permitted Protest" means the right of Borrower or any of its Subsidiaries to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established by Borrower in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower or the applicable Subsidiary, in good faith, and (c) Agents are satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, and/or priority of any of the Lender Group's Liens on any material portion of the Collateral.

     "Permitted Transactions" means, so long as no Default or Event of Default is continuing, any transaction described on Schedule 2.05(c)(v) to the extent in conformance with the terms and the amount set forth therein.

     "Person"  means an  individual,  corporation,  limited  liability  company,
partnership,    association,    joint-stock   company,   trust,   unincorporated
organization, joint venture or Governmental Authority.

     "Pledge Agreements" means the pledge agreements, executed and delivered by the Loan Parties and Collateral Agent, in favor of the Lender Group, in respect of the outstanding Capital Stock owned by the Loan Parties, each substantially in the form of Exhibit P.

     "Post-Default Rate" means a rate of interest per annum equal to the applicable rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 3.0%.

     "Pre-Opening Costs" means costs incurred by Borrower or any of its Subsidiaries prior to opening a Restaurant location including wages and salaries, hourly employee recruiting and training, initial license fees, advertising, pre-opening parties, lease expense, food cost, utilities, meals, lodging, and travel plus the cost of hiring and training the management teams.

     "Pro Rata Share" means:

     (a) with respect to a Lender's obligation to make Revolving Loans and receive payments relative thereto, (x) prior to the Revolving Credit Commitment being terminated or reduced to zero, the percentage obtained by dividing (i) such Lender's Revolving Credit Commitment, as set forth on Schedule C-1, by (ii) the aggregate Revolving Credit Commitments of all Lenders, as set forth on Schedule C-1, and (y) from and after the time that the Revolving Credit Commitment has been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender's Revolving Loans by (ii) the aggregate unpaid principal amount of all Revolving Loans;

     (b) with respect to a Lender's obligation to participate in Letter of Credit Accommodations, and receive payments of fees with respect thereto, (x) prior to the Revolving Credit Commitment being terminated or reduced to zero, the percentage obtained by dividing (i) such Lender's Revolving Credit Commitment, as set forth on Schedule C-1, by (ii) the aggregate Revolving Credit Commitments of all Lenders, as set forth on Schedule C-1, and (y) from and after the time that the Revolving Credit Commitment has been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender's Revolving Loans by (ii) the aggregate unpaid principal amount of all Revolving Loans;

     (c) with respect to a Lender's obligation to make a Term Loan and receive payments relative thereto (including the Term Loan PIK Amount), (x) prior to the making of the initial Term Loan hereunder, the percentage obtained by dividing
(i) such Lender's Term Loan Commitment , as set forth on Schedule C-1, by (ii) the aggregate Term Loan Commitments of all Lenders, as set forth on Schedule C-1, and (y) from and after the time that such Term Loan has been made, the percentage obtained by dividing (i) the sum of (A) the aggregate unpaid principal amount of such Lender's Term Loans (excluding the Term Loan PIK Amount), and (B) such Lender's remaining Term Loan Commitments, by (ii) the sum of (A) the aggregate unpaid principal amount of all Term Loans (excluding the Term Loan PIK Amount), and (B) the aggregate remaining Term Loan Commitments of all Lenders; and

     (d) with respect to all other matters (including the indemnification obligations arising under Section 10.05), the percentage obtained by dividing
(i) the sum of (A) such Lender's Revolving Credit Commitments as set forth on Schedule C-1, (B) the aggregate unpaid principal amount of such Lender's Term Loans (excluding the Term Loan PIK Amount), and (C) such Lender's remaining Term Loan Commitments, by (ii) the sum of (A) the aggregate Revolving Credit Commitments of all Lenders, as set forth on Schedule C-1, (B) the aggregate unpaid principal amount of all Term Loans (excluding the Term Loan PIK Amount), and (C) the aggregate remaining Term Loan Commitments of all Lenders; provided, however, that, in each case, in the event that all Commitments have been terminated or reduced to zero, such Pro Rata Share shall be the percentage obtained by dividing (i) the sum of (A) the aggregate unpaid principal amount of such Lender's Revolving Loans, and (B) the aggregate unpaid principal amount of such Lender's Term Loans (excluding the Term Loan PIK Amount), by (ii) the sum of (A) the aggregate unpaid principal amount of all Revolving Loans, and (B) the aggregate unpaid principal amount of all Term Loans (excluding the Term Loan PIK Amount).

     "property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

     "Provident" means The Provident Bank.

     "Purchase Agreement" has the meaning specified therefor in the recitals to this Agreement.

     "Rating Agencies" has the meaning specified therefor in Section 2.07.

     "Reference Bank" means JPMorgan Chase Bank, its successors or any other commercial bank designated by Administrative Agent to Borrower from time to time and which has been similarly designated by Foothill in connection with substantially all of the other loan agreements, credit agreements, financing agreements and other similar agreements with respect to which Foothill is acting as the administrative agent.

     "Reference Rate" means the greater of (a) the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its prime rate or base rate, and (b) 5.75% per annum. The prime rate or base rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

     "Register" has the meaning specified therefor in Section 9.07(c).

     "Registered Loan" has the meaning specified therefor in Section 2.03(c).

     "Registered Note" has the meaning specified therefor in Section 2.03(c).

     "Regulation T", "Regulation U", and "Regulation X" mean, respectively, Regulations T, U, and X of the Board or any successor, as the same may be amended or supplemented from time to time.

     "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including ambient air, soil, surface or ground water.

     "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions authorized by 42 U.S.C. 9601.

     "Required Availability" means Excess Availability and/or unrestricted Cash and Cash Equivalents of Borrower in an aggregate amount of not less than $10,000,000.

     "Required Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate at least 66-2/3% of the Commitments or, if the Commitments shall have been terminated irrevocably, Lenders holding at least 66-2/3% of the Obligations then outstanding.

     "Restaurant" means a restaurant or other similar establishment owned or operated by Borrower or any of its Subsidiaries.

     "Revolving Credit Commitment" means, for each Lender, the commitment of such Lender to make Revolving Loans to Borrower in an aggregate principal amount at any time outstanding with respect to each such Lender not to exceed the amount set forth opposite the name of such Lender under Revolving Credit Commitment on Schedule C-1, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement.

     "Revolving Credit Lenders" means, individually and collectively, each of the Lenders which is listed on Schedule C-1 or on the signature page of an Assignment and Acceptance as having a Revolving Credit Commitment.

     "Revolving Facility Usage" means as of any date of determination, the sum of the aggregate amount of Revolving Loans outstanding and the LC Exposure.

     "Revolving Loan" has the meaning set forth in Section 2.01(b).

     "Revolving Loan Commitment Termination Date" means March 20, 2005, or such earlier date on which the Revolving Credit Commitments are terminated in full pursuant to Section 2.05 or 8.01.

     "Revolving Loan Margin" means 4.50%; provided, however, that, with respect to any month, if Borrower has timely delivered to each Agent the financial statements required by Section 6.01(a)(iii) and the certified calculations required by Section 6.01(a)(iv)(B), and if such financial statements and certified calculations demonstrate that the Senior Debt to EBITDA Ratio for the twelve fiscal month period ending on the last day of the second month immediately preceding such month is less than or equal to 2.00, the Revolving Loan Margin shall mean 2.50% during such month; provided, further that (a) for the time period from the Effective Date until the date when Agents have received the monthly financial statements and certified calculations for the fiscal month ending December 30, 2001 required by Section 6.01(a)(iii) and Section 6.01(a)(iv)(B), the determination described in the second clause of this definition shall be made based upon the ratio of (i) the aggregate amount of all Obligations as of the Effective Date (after giving effect to the initial Loans and the initial Letter of Credit Accommodations made on or after the date hereof), to (ii) Borrower's EBITDA for the twelve fiscal month period ending on November 25, 2001, and (b) for the time period from the date when Agents have received such monthly financial statements and certified calculations for the month ending December 30, 2001 until the date when Agents have received such monthly financial statements and certified calculations for the fiscal month ending in January of 2002, the determination described in the second clause of this definition shall be made based upon the ratio of (i) the aggregate amount of all Obligations as of the Effective Date (after giving effect to the initial Loans and the initial Letter of Credit Accommodations made on or after the date hereof), to (ii) Borrower's EBITDA for the twelve fiscal month period ending on December 30, 2001. The Revolving Loan Margin shall be determined on the Effective Date and shall be redetermined each month on the fifth Business Day of each such month. If financial statements and certified calculations described in the second clause of this definition are not timely delivered, the Revolving Loan Margin shall mean 4.50% until the date on which such financial statements and certified calculations are delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the Revolving Loan Margin shall be redetermined based upon such financial statements and certified calculations).

     "Sale-Leaseback Agreement" means the Sale-Leaseback Agreement, dated on or about October 19, 2000, between Hops and Borrower, as "Seller" thereunder, and SPV, as "Buyer" thereunder, concerning the sale and purchase of certain real and personal property of Hops, together with all schedules and exhibits thereto, and any modifications or amendments thereof.

     "SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

     "Securities Account" means a "securities account" as that term is defined in the Code.

     "Securitization" has the meaning specified therefor in Section 2.07.

     "Securitization Party" the meaning specified therefor in Section 2.07.

     "Security Agreements" means the security agreements executed and delivered by the Loan Parties and Collateral Agent, in favor of the Lender Group, each substantially in the form of Exhibit S.

     "Senior Debt to EBITDA Ratio" means, for any period, the ratio of (a) the aggregate amount of all Obligations as of the last date of such period, to (b) Borrower's EBITDA for such period.

     "Senior Note Documents" means, collectively, all notes, indentures, trusts, guarantees or other documents or agreements of any kind, as the same may be amended, restated supplemented or otherwise modified from time to time, which have been executed in connection with the Senior Notes.

     "Senior  Notes"  means  those  certain  9.75%  Senior  Notes  due June 2006
originally   issued  by  Apple   South,   Inc.,   a  Georgia   corporation,   as
predecessor-in-interest to Borrower.

     "Senior Subordinated Note Documents" means, collectively, all notes, indentures, trusts, guarantees or other documents or agreements of any kind, as the same may be amended, restated supplemented or otherwise modified from time to time, which have been executed in connection with the Senior Subordinated Notes.

     "Senior Subordinated Notes" means those certain 11.75% Senior Subordinated Notes due June 2009 originally issued by Apple South, Inc., a Georgia corporation, as predecessor-in-interest to Borrower.

     "Side Letter" means that certain letter agreement, dated as of the date hereof, by and among the Lender Group and Borrower, concerning certain payments in respect of Borrower's Indebtedness.

     "Solvent" means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is not less than the total amount of its liabilities of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

     "SPV" means Pubs Property, LLC, a Delaware limited liability company.

     "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

     "Standby Letter of Credit" means any stand-by letter of credit issued by Administrative Agent or any of Administrative Agent's Affiliates for the account of Borrower.

     "Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, association or other entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors of such corporation, (B) the interest in the capital or profits of such partnership or limited liability company or (C) the beneficial interest in such trust or estate is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person, provided, that "Subsidiary" shall not include Apple South Financing I, a Delaware business trust or any successor entity formed pursuant to the TECON Documents.

     "Subsidiary Activities" has the meaning set forth in Section 6.02(t) of this Agreement.

     "SunTrust Loan Agreement" means that certain Loan and Security Agreement, dated as of September 24, 1997, by and among First Security Bank, National Association, a national banking association, as owner trustee of the Apple South Trust No. 97-1, the lenders from time to time that are parties thereto, and SunTrust Bank, a Georgia banking corporation, as agent for the lenders, together with any documents executed in connection therewith and all amendments, modifications or restatements thereto entered into on or prior to the date hereof.

     "SunTrust Participation Agreement" means that certain Participation Agreement, dated as of September 24, 1997, by and among Borrower, as lessee under the Master Equipment Lease Agreement, First Security Bank, National Association, a national banking association, as owner trustee of the Apple South Trust No. 97-1, SunTrust Bank, a Georgia banking corporation, as holder of the beneficial interest in the trust estate established under Apple South Trust No. 97-1, the financial institutions from time to time that are parties thereto, and SunTrust Bank, a Georgia banking corporation, as collateral agent and administrative agent for the lenders and the holders above referenced holder and financial institutions, together with any documents executed in connection therewith and all amendments, modifications or restatements thereto entered into on or prior to the date hereof.

     "SunTrust Lease Agreement" means that certain Master Equipment Lease Agreement, dated as of September 24, 1997, between First Security Bank, National Association, a national banking association, as lessor, and Borrower, as lessee, together with any documents executed in connection therewith and all amendments, modifications or restatements thereto entered into on or prior to the date hereof.

     "SunTrust Trust Agreement" means that certain Trust Agreement, dated as of September 24, 1997, between SunTrust Bank, a Georgia banking corporation, as holder of the beneficial interest in the trust estate established under Apple South Trust No. 97-1, and First Security Bank, National Association, a national banking association, as owner trustee of the Apple South Trust No. 97-1, together with any documents executed in connection therewith and all amendments, modifications or restatements thereto entered into on or prior to the date hereof.

     "SunTrust Master Lease Documents" means the SunTrust Lease Agreement, the SunTrust Participation Agreement, the SunTrust Trust Agreement, the SunTrust Loan Agreement, and any other documents or agreement of any kind executed in connection therewith and all amendments, modifications or restatements thereto entered into on or prior to the date hereof.

     "Tangible Net Worth" means, with respect to any Person at any time, (i) the sum of the following accounts (or their equivalents) set forth on a consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with
GAAP: the par or stated value of all outstanding Capital Stock, capital surplus, retained earnings (or less accumulated deficits), and, with respect to the Borrower, the TECONS, less (ii) all intangibles included on the asset side of such balance sheet, including, without limitation, goodwill (including any amounts, however designated on such balance sheet, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of such Person and its Subsidiaries), patents, trademarks, trade names, copyrights and similar intangibles.

     "TECON Documents" means, collectively, all notes, indentures, trusts, guarantees or other documents or agreements of any kind, as the same may be amended, restated supplemented or otherwise modified from time to time, which have been executed in connection with the TECONS and the Convertible Debentures.

     "TECONS" means those certain $3.50 Term Convertible Securities, Series A, originally issued by Apple South Financing I.

     "Tender Offer" means the cash offer by Borrower for the repurchase Indebtedness in accordance with the Side Letter.

     "Term Loan Commitment" means, for each Lender, the commitment of such Lender to make a Term Loan, in the principal amount with respect to each such Lender equal to the amount set forth opposite the name of such Lender under Term Loan Commitment on Schedule C-1, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement.

     "Term Loan Commitment Termination Date" means March 20, 2005, or such earlier date on which the Term Loan Commitments are terminated in full pursuant to Section 2.05 or 8.01.

     "Term Loan Lenders" means, individually and collectively, each of the Lenders which is listed on Schedule C-1 or on the signature page of an Assignment and Acceptance as having a Term Loan Commitment.

     "Term Loan Margin" means 4.50%; provided, however, that, with respect to any month, if Borrower has timely delivered to each Agent the financial statements required by Section 6.01(a)(iii) and the certified calculations required by Section 6.01(a)(iv)(B), and if such financial statements and certified calculations demonstrate that the Senior Debt to EBITDA Ratio for the twelve fiscal month period ending on the last day of the second month immediately preceding such month is less than or equal to 2.00, the Term Loan Margin shall mean 2.50% during such month; provided, further that (a) for the time period from the Effective Date until the date when Agents have received the monthly financial statements and certified calculations for the fiscal month ending December 30, 2001 required by Section 6.01(a)(iii) and Section 6.01(a)(iv)(B), the determination described in the second clause of this definition shall be made based upon the ratio of (i) the aggregate amount of all Obligations as of the Effective Date (after giving effect to the initial Loans and the initial Letter of Credit Accommodations made on or after the date hereof), to (ii) Borrower's EBITDA for the twelve fiscal month period ending on November 25, 2001, (b) for the time period from the date when Agents have received such monthly financial statements and certified calculations for the fiscal month ending December 30, 2001 until the date when Agents have received such monthly financial statements and certified calculations for the fiscal month ending in January of 2002, the determination described in the second clause of this definition shall be made based upon the ratio of (i) the aggregate amount of all Obligations as of the Effective Date (after giving effect to the initial Loans and the initial Letter of Credit Accommodations made on or after the date hereof), to (ii) Borrower's EBITDA for the twelve fiscal month period ending on December 30, 2001. The Term Loan Margin shall be determined on the Effective Date and shall be redetermined each month on the fifth Business Day of each such month. If financial statements and certified calculations described in the second clause of this definition are not timely delivered, the Term Loan Margin shall mean 4.50% until the date on which such financial statements and certified calculations are delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the Term Loan Margin shall be redetermined based upon such financial statements and certified calculations).

     "Term Loan PIK Amount" means as of any date of determination, the amount of all interest accrued with respect to the Term Loans that has been paid-in-kind by being added to the balance thereof in accordance with Section 2.04(b).

     "Term Loans" has the meaning set forth in Section 2.01(a).

     "Title Insurance Policies" means the mortgagee's loan policies, together with all indorsements made from time to time thereto, issued by or on behalf of a title insurance company reasonably satisfactory in form and substance to Collateral Agent, insuring the Liens created by the New Mortgages (if any) and the Former Mortgages in an aggregate amount not in excess of $75,000,000, and on terms reasonably satisfactory to Collateral Agent, delivered to Collateral Agent pursuant to Article IV hereof or Section 6.01(b).

     "Total Commitment" means, for each Lender, the obligation of such Lender to fund Loans, with respect to each type of Loan in the amount set forth opposite the name of such Lender under the Commitment relative to such Loan type on Schedule C-1, and in an aggregate amount with respect to such Lender equal to the amount set forth opposite the name of such Lender under Total Commitment on Schedule C-1.

     "Trademark Lien Assignment" means that certain assignment executed and delivered by Former Administrative Agent to Collateral Agent of the trademark security agreement made by Borrower in favor of Former Administrative Agent, in form and substance satisfactory to Collateral Agent.

     "Trademark Security Agreement" means a Trademark Security Agreement, executed and delivered by Borrower and Collateral Agent for the benefit of the Lender Group, substantially in the form of Exhibit T.

     "Transferee Side Letter" means that certain letter agreement, dated as of the date hereof, by and among the Lender Group and Borrower, concerning certain restrictions on the right of members of the Lender Group to assign their rights and responsibilities hereunder.

     "Triggering   Event"  has  the  meaning   specified   therefor  in  Section
2.05(c)(v).

     "UCC Assignments" means those certain assignments to Collateral Agent of the financing statements previously filed by the Former Administrative Agent with respect to the Loan Parties pursuant to the Former Loan Documents.

     "Wholly Owned Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, association or other entity of which 100% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors of such corporation, (B) the interest in the capital or profits of such partnership or limited liability company or (C) the beneficial interest in such trust or estate is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

     "Working Investment" means, as of any date of determination and with respect to any Person, the difference between the current assets and the current liabilities of such Person on such date, as adjusted for the current portion of long-term debt and all accrued interest and taxes and assets held for sale which are included as current assets.

     SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof'" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

     SECTION 1.03. Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP. All terms used in this Agreement which are defined in Article 8 or Article 9 of the Code and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

     SECTION 1.04. Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however, that with respect to a computation of fees or interest payable to the Lender Group, such period shall in any event consist of at least one full day.

                                   ARTICLE II

                                    THE LOANS

     SECTION 2.01. Commitments. (a) Term Loans. The Term Loan Lenders severally agree, ratably in accordance with their respective Term Loan Commitments, and on the terms and conditions hereinafter set forth (including subject to the satisfaction of the applicable conditions precedent set forth in Article IV hereof), to make term loans (collectively, the "Term Loans") to Borrower from time to time on any Business Day during the period commencing on the date hereof and ending on, but excluding the Term Loan Commitment Termination Date, in an aggregate principal amount equal to the lesser of (i) the Maximum Term Loan Amount, or (ii) the amount of the Borrowing Base then in effect minus the sum of
(A) the then extant Revolving Facility Usage, and (B) the amount of any other reserves established by Administrative Agent, as of such date pursuant, to
Section 2.01(b). The Term Loans shall be repayable in accordance with the terms hereof, shall be secured by all of the Collateral, and shall, together with the Term Loan PIK Amount, constitute Obligations. The proceeds of the Term Loans shall be used solely for the purposes set forth in Section 5.01(v) hereof. Any principal amount of the Term Loans which is repaid or prepaid by Borrower may not be reborrowed.

     (b) Revolving Loans. Each Revolving Credit Lender severally agrees, ratably in accordance with its respective Revolving Credit Commitment, and on terms and conditions hereinafter set forth (including subject to the satisfaction of the applicable conditions precedent set forth in Article IV hereof), to make loans (collectively, the "Revolving Loans") to Borrower from time to time on any Business Day during the period commencing on the date hereof and ending on, but excluding the Revolving Loan Commitment Termination Date, in an aggregate principal amount at any time outstanding not to exceed such Lender's Pro Rata Share (in accordance with its Revolving Credit Commitment) of an amount equal to the lesser of (i) the Maximum Revolving Amount minus the then extant LC Exposure, or (ii) the amount of the Borrowing Base then in effect minus the sum of (I) the then extant LC Exposure (to the extent that Administrative Agent is not holding cash collateral in a reserve account with respect to such LC Exposure), (II) the aggregate principal amount of the Term Loans which is outstanding as of such time (inclusive of the then extant Term Loan PIK Amount), and (III) the amount of any other reserves established by Administrative Agent, as of such date, as set forth below. Administrative Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Administrative Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including with respect to (A) sums chargeable against Borrower's Loan Account as Revolving Loans under any section of this Agreement, (B) amounts owing by Borrower or any of its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any property of Borrower or any of its Subsidiaries, (C) sales taxes, income taxes, property taxes, and other taxes or charges of any kind which Borrower or any of its Subsidiaries is required, and has failed, to pay (except to the extent subject to a Permitted Protest), and (D) such other matters, events, conditions, or contingencies as to which Administrative Agent, in its Permitted Discretion, determines reserves should be established from time to time hereunder. The proceeds of Revolving Loans shall be used solely for the purposes set forth in
Section 5.01(v) hereof. Within the limit of the aggregate amount of the Revolving Credit Commitments, Borrower may borrow, prepay and reborrow Revolving Loans pursuant to this Article II. The Revolving Loans shall be evidenced hereby, shall be secured by all of the Collateral, and shall constitute Obligations.

     (c) Letter of Credit Accommodations.

     (i) On the terms and conditions hereinafter set forth (including subject to the satisfaction of the applicable conditions precedent set forth in Article IV hereof), at the written request of Borrower, Administrative Agent, on behalf of the Revolving Credit Lenders (ratably in accordance with their respective Revolving Credit Commitments), agrees to provide or arrange for Letter of Credit Accommodations for the account of Borrower containing terms and conditions acceptable to Administrative Agent and (if other than Administrative Agent) the issuer thereof.

     (ii) In addition to any customary charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Administrative Agent, for the ratable benefit of the Revolving Credit Lenders, a Letter of Credit Accommodation fee at a rate equal to 2.50% per annum, on the daily outstanding balance of the undrawn amount of all Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrower shall pay to Administrative Agent, for the ratable benefit of the Revolving Credit Lenders, such Letter of Credit Accommodation fee, at the Required Lender's option, without notice, at a rate equal to 5.50% per annum on such daily outstanding balance of the undrawn and/or uncancelled amount of all Letter of Credit Accommodations for: (A) the period from and after the date of termination of this Agreement until the earlier of (i) the date when the Lender Group has received full payment in cash of all Obligations (notwithstanding the entry of any judgment against Borrower), and (ii) the date the Lender Group has received full payment in cash of the undrawn amount of all Letter of Credit Accommodations or such Letter of Credit Accommodations have been cancelled, and
(B) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing. Such Letter of Credit Accommodation fee shall be calculated on the basis of a three hundred sixty
(360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination of this Agreement. Any and all charges, commissions, fees, and costs incurred by the Lender Group relating to the Letters of Credit Accommodations shall be considered Obligations for purposes of this Agreement and immediately shall be reimbursable by Borrower to Administrative Agent for the benefit of the Lender Group.

     (iii) Letter of Credit Accommodations shall be available only if and to the extent that, on the date of the proposed issuance of any Letter of Credit Accommodations, the LC Exposure shall not exceed the lesser of (A) $20,000,000, and (B) the lesser of (1) the Maximum Revolving Amount minus the aggregate principal amount of Revolving Loans which is outstanding at such time, or (2) the Borrowing Base at such time minus the sum of (W) the aggregate principal amount of Revolving Loans outstanding at such time, (X) the aggregate principal amount of the Term Loans outstanding at such time (inclusive of the then extant Term Loan PIK Amount), and (Y) the amount of all other reserves, if any, established by Administrative Agent pursuant to Section 2.01(b).

     (iv) Without the prior written consent of the Required Lenders, Borrower shall not request any Letter of Credit Accommodation with an expiration date that is after the Final Maturity Date. Borrower agrees to immediately reimburse Administrative Agent for the benefit of the Lender Group for any amounts paid by the Lender Group with respect to Letter of Credit Accommodations, and Borrower and the Lender Group agree that any amounts paid by the Lender Group under any Letter of Credit Accommodation and not reimbursed by Borrower shall constitute additional Revolving Loans pursuant to Section 2.02(b) (except without any requirement to satisfy notice and other conditions precedent otherwise applicable to the borrowing of Revolving Loans), shall be secured by all of the Collateral, and shall bear interest and be payable at the same rate and in the same manner as all other Revolving Loans and, as a result, Borrower's obligation to reimburse the Lender Group for such amounts paid with respect to such Letter of Credit Accommodations shall be discharged and shall not constitute an Event of Default hereunder.

     (v) Immediately upon issuance of any Letter of Credit Accommodation in accordance with this Section 2.01(c), each Revolving Credit Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation in the credit support or enhancement provided through Administrative Agent to such issuer in connection with the issuance of such Letter of Credit Accommodation equal to such Lender's Pro Rata Share (based upon its respective Revolving Credit Commitment) of the face amount of such Letter of Credit Accommodation
(including, without limitation, all obligations of Borrower with respect thereto, and any security therefor or guaranty pertaining thereto). In the event any payment by or on behalf of Borrower received by Administrative Agent with respect to any Letter of Credit Accommodation (or any guaranty by Borrower or reimbursement obligation of Borrower relating thereto) and distributed by Administrative Agent to the Revolving Credit Lenders on account of their respective participations therein is thereafter set aside, avoided, or recovered from Administrative Agent in connection with any receivership, liquidation, or bankruptcy proceeding, each of the Revolving Credit Lenders shall, upon demand by Administrative Agent, pay to Administrative Agent such Lender's Pro Rata Share (based upon its respective Revolving Credit Commitment) of such amount set aside, avoided, or recovered, together with interest at the rate required to be paid by Administrative Agent upon the amount required to be repaid by it.

     (vi) Borrower shall indemnify and hold the Lender Group harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which the Lender Group may suffer or incur in connection with any Letter of

Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation, excluding in all cases any losses, claims, damages, liabilities, costs and expenses arising from the gross negligence or willful misconduct of any member of the Lender Group. Borrower assumes all risks for, and agrees to pay, all foreign, federal, state, and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds the Lender Group harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer, correspondent, drawer, benficiary or otherwise with respect to or relating to any Letter of Credit Accommodation, except to the extent caused by the gross negligence or willful misconduct of any member of the Lender Group. The provisions of this
Section 2.01(c)(vi) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

     (vii) Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of the Lender Group in any manner. The Lender Group shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Administrative Agent unless Administrative Agent has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower shall be bound by any interpretation made in good faith by Administrative Agent, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, and which does not constitute gross negligence or willful misconduct on the part of Administrative Agent, notwithstanding that such interpretation concerning a request for a draw under an outstanding Letter of Credit Accommodation may be inconsistent with any instructions of Borrower. Administrative Agent shall have the sole and exclusive right, at any time an Event of Default has occurred and is continuing, to approve or resolve any questions of non-compliance of documents in connection with any Letter of Credit Accommodation, or to give instructions as to acceptance or rejection of any documents in connection with any Letter of Credit Accommodation. Administrative Agent may take such actions either in its own name or in Borrower's name; provided, that the Administrative Agent shall be liable for acts resulting from its gross negligence or willful misconduct. Borrower shall not, and shall not have the right to: (A) approve or resolve any questions of non-compliance of documents in connection with any Letter of Credit Accommodation, (B) give any instructions as to acceptance or rejection of any documents in connection with any Letter of Credit Accommodation, (C) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents in connection with any Letter of Credit Accommodation, or (D) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral.

     (viii) Any rights, remedies, duties or obligations granted or undertaken by Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower to Administrative Agent for the benefit of the Lender Group. Any duties or obligations undertaken by Administrative Agent to any issuer or correspondent in any application for any Letter of Credit Accommodation with respect to Borrower, or any other agreement by Administrative Agent in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrower to the Lender Group and to apply in all respects to Borrower.

     (ix) Borrower hereby authorizes and directs any issuing bank that issues a Letter of Credit Accommodation to deliver to Administrative Agent all instruments, documents, and other writings and property received by the issuing bank pursuant to such Letter of Credit Accommodation, and to accept and rely upon Administrative Agent's instructions and agreements with respect to all matters arising in connection with such Letter of Credit Accommodation and the related application. Borrower shall be the "applicant" or "account party" with respect to such Letter of Credit Accommodation.

     (x) If, after the date hereof, by reason of (A) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application by any governmental authority of any such applicable law, treaty, rule, or regulation, or (B) compliance by the issuing bank or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any governmental authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

     (1)any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit Accommodation (unless such accommodation has been funded or cancelled) issued hereunder; or

     (2) there shall be imposed on the issuing bank or the Lender Group any other condition regarding any Letter of Credit Accommodation (unless such accommodation has been funded or cancelled) issued pursuant hereto;

     and the result of the foregoing (collectively, a "Regulatory Event") is to increase, directly or indirectly, the cost to the Lender Group of issuing any Letter of Credit Accommodation, or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Administrative Agent may, at any time within a reasonable period, and in any event within 180 days, after the additional cost is incurred or the amount received is reduced, notify

Borrower, and Borrower shall pay, within 10 Business Days of written demand therefor, such amounts as Administrative Agent may reasonably specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt during (A) the 180 days preceding the date on which such notice is given, (B) each fiscal quarter thereafter, and (C) the period prior to the date Administrative Agent received notice of a Regulatory Event, to the extent (with respect to the period described in this clause C) that (I) such Regulatory Event is imposed with retroactive application pursuant to the terms of such Regulatory Event, and (II) Administrative Agent received notice of such Regulatory Event within 180 days of the date Administrative Agent notified Borrower of such additional cost or reduced receipt, together with interest on such amount from the date such payment is due until payment in full thereof at the rate then applicable to Revolving Loans pursuant hereto. The determination by
Administrative Agent of any amount due pursuant to this Section 2.01(c)(x), as set forth in a certificate setting forth the basis for such claim and the calculation thereof in reasonable detail and delivered to Borrower, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

     SECTION 2.02. Making the Loans. (a) Borrower shall give Administrative Agent prior telephone notice (immediately confirmed in writing, in substantially the form of Exhibit N hereto (a "Notice of Borrowing")), not later than (i) 11:00 a.m. (Los Angeles Time) on the date of any proposed Revolving Loan, and
(ii) 11:00 a.m. (Los Angeles time) three Business Days prior to the date of any proposed Term Loan. Such Notice of Borrowing shall be irrevocable and shall include (i) the principal amount of the proposed Loan, (ii) whether such Loan is requested to be a Revolving Loan or a Term Loan, (iii) the use of the proceeds of such proposed Loan, (iv) the proposed borrowing date, which must be a Business Day, and (v) an updated Borrowing Base Certificate which is prepared after giving effect to the proposed Loan (except for reserves, fees, or expenses maintained or charged by Administrative Agent hereunder with respect to which an Authorized Officer does not have notice or actual knowledge). Administrative Agent may act without liability upon the basis of written, telecopied or telephonic notice believed by the Administrative Agent in good faith to be from Borrower (or from any Authorized Officer thereof designated in writing from Borrower to Administrative Agent). Borrower hereby waives the right to dispute Administrative Agent's record of the terms of any such telephonic Notice of Borrowing. Each Notice of Borrowing shall be irrevocable and binding on Borrower. Each Revolving Loan shall be made in a minimum amount of $500,000 and shall be in an integral multiple of $25,000. Administrative Agent on behalf of the Lender Group will make the proceeds of such Loan available to Borrower on the day of the proposed Loan by causing all such proceeds, in immediately available funds, to be deposited in an account designated by Borrower to
Administrative Agent at a commercial bank reasonably satisfactory to Administrative Agent.

     (b) Section 2.02(a) notwithstanding, the becoming due of any Obligation required to be paid under this Agreement, the Fee Letter, or any other Loan Document, whether of principal or interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Loan on the due date in the amount required to pay such principal, interest, or other Obligation, to the extent that such Obligation is due and payable and arising under the terms of the applicable Loan Document.

     (c) Administrative Agent shall from time to time, but no less frequently than weekly, notify each Revolving Credit Lender of the date such Lender is to fund its Revolving Loans, and fund any amounts paid under any Letter of Credit Accommodation, and the amount to be made available by it. If and to the extent that a Revolving Credit Lender and Administrative Agent so agree, at Administrative Agent's discretion, the amount to be made available by such Revolving Credit Lender on any date may be netted against any amount owing to such Lender and otherwise payable by Administrative Agent on account of payments received by it from Borrower on such date. The amount to be made available by each Revolving Credit Lender on any date shall be made available by it on such date to Administrative Agent at the Administrative Agent Account, in immediately available funds, not later than 1:00 p.m. (New York time) on any day in the case of fundings of which such Lenders have received notice not later than 11:00 a.m. (New York time) on such day (or, if notice is received after such time, not later than 12:00 p.m. (New York time) on the next succeeding Business Day). The obligation of each Revolving Credit Lender to Administrative Agent (as opposed to Borrower) to fund its Revolving Loans, and any payments under any Letter of Credit Accommodation, on the date specified by Administrative Agent is absolute and unconditional and shall not be affected by any circumstance whatsoever, including (i) any set off counterclaim, recoupment, defense or other right which such Lender may have against Administrative Agent, Borrower or any other Person for any reason whatsoever, (ii) the financial condition or prospects of Borrower, (iii) the failure of any other such Lender to make funds available to Administrative Agent with respect to its Revolving Loans or any payments under any Letter of Credit Accommodation, (iv) the occurrence or continuation of an Event of Default, whether the same shall occur before or after Administrative Agent shall have made the Revolving Loans or Letter of Credit Accommodations, or
(v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     (d) Borrower and the Lender Group hereby irrevocably authorize Administrative Agent to disburse the proceeds of each Revolving Loan requested, or deemed to be requested, pursuant to this Section 2.02 as follows: (i) the proceeds of each Revolving Loan requested under Section 2.02(a) hereof shall (subject to receipt by Administrative Agent of funds from the Revolving Credit Lenders) be disbursed by Administrative Agent in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of a written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Administrative Agent from time to time or elsewhere if pursuant to a written direction from Borrower, and
(ii) the proceeds of each Revolving Loan requested under Section 2.02(b) hereof shall be charged to Borrower's Loan Account and disbursed by Administrative Agent, in its sole discretion, either to the Disbursement Account or by way of direct payment of the relevant Obligation.

     (e) Borrower and the Lender Group hereby irrevocably authorize and direct Administrative Agent to charge to Borrower's Loan Account hereunder, as a Revolving Loan deemed made to Borrower, a sum sufficient to pay all principal of Term Loans due and all interest accrued on the Obligations during the immediately preceding month and to pay all costs, fees, and expenses at any time owed by Borrower to the Lender Group hereunder or under any of the Loan Documents (including the Fee Letter); provided, however, that Administrative Agent may, but shall not be required to, so charge Borrower's Loan Account during the existence of an Event of Default or if and to the extent such charge would result in an Overadvance. Amounts so charged pursuant to this Section 2.02(e) shall be deemed Revolving Loans requested by Borrower pursuant to
Section 2.02(b), and the provisions of Section 2.02(c) and Section 2.02(d) shall be applicable to each such Revolving Loan.

     (f)

     (i) Revolving Loans, Letter of Credit Accommodations, and payments will be settled among Administrative Agent and the Revolving Credit Lenders according to such procedures as Administrative Agent and such Lenders may agree in writing from time to time. These procedures notwithstanding, each such Lender's obligation to fund its portion of the Revolving Loans and amounts paid under Letter of Credit Accommodations made by Administrative Agent to Borrower shall commence on the date such Revolving Loans and Letter of Credit Accommodations are made by Administrative Agent. Such payments to Administrative Agent will be made by such Lenders without set-off, counterclaim or reduction of any kind.

     (ii) Administrative Agent may require the Revolving Credit Lenders to settle Revolving Loans, amounts paid under Letter of Credit Accommodations, and payments on a daily basis (or such lesser frequency as Administrative Agent may determine) (each day of settlement being a "Settlement Date"). Administrative Agent will advise each Revolving Credit Lender by telephone or telecopy of the amount of each such Lender's Pro Rata Share (in accordance with its Revolving Credit Commitment) of the Revolving Facility Usage as of the close of business of the Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust such Lender's actual Pro Rata Share (in accordance with its Revolving Credit Commitment) of the Revolving Facility Usage as of any Settlement Date to equal the amount of such Lender's required Pro Rata Share (in accordance with its Revolving Credit Commitment) of the Revolving Facility Usage, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than the applicable time set forth on Section 2.02(c).

     (iii) If any such payment is not made to Administrative Agent by any such Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, such Lender shall be a Defaulting Lender and Administrative Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lenders Rate. Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Administrative Agent for the Defaulting Lender's benefit on account of its Revolving Loans and participations in Letter of Credit Accommodations. Any such amounts payable to a Defaulting Lender shall instead be paid to or retained by Administrative Agent. Administrative Agent may hold and, in its discretion, re-lend to Borrower as Revolving Loans the amount of any or all such payments received or retained by it for the account of such Defaulting Lender or treat any or all such amounts as participations in Letter of Credit Accommodations made for Borrower's account. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and determining Required Lenders, Defaulting Lender shall be deemed not to be a "Lender" (in respect of its Revolving Loans, participations in Letter of Credit Accommodations, and Revolving Credit Commitment) and such Defaulting Lender's Revolving Credit Commitment with respect to the Revolving Loans and Letter of Credit Accommodations shall be deemed to be zero (-0-). This section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (y) the Revolving Credit Lenders that are non-Defaulting Lenders and Administrative Agent shall have waived such Lender's default in writing. The operation of this section shall not be construed to increase or otherwise affect the Commitments of any Lender other than such Defaulting Lender, or relieve or excuse the performance by Borrower of its duties and obligations hereunder.

     SECTION 2.03. Repayment of Loans and other Obligations. (a) [Intentionally Omitted]

     (b) Repayment. The outstanding principal of each Loan, together with all other Obligations, shall be due and payable on the date when this Agreement is terminated pursuant to Section 2.05 hereof; provided, however, that if an Overadvance shall exist, Borrower shall, immediately and without demand by the Lender Group, repay such Overadvance.

     (c) Registration. Borrower agrees to record each Loan on the Register referred to in Section 9.07(c). Each Loan recorded on the Register (the "Registered Loan") may not be evidenced by promissory notes other than the Registered Notes (as defined below). Upon the registration of any Loan, any promissory note (other than a Registered Note) evidencing the same shall be null and void and shall be returned to Borrower. Borrower agrees, at the request of any Lender, to execute and deliver to such Lender a promissory note in registered form satisfactory to such Lender to evidence such Registered Loan and registered as provided in Section 9.07(c) (a "Registered Note"), payable to the order of such Lender and otherwise duly completed. Once recorded on the Register, each Registered Loan may not be removed from the Register so long as it remains outstanding, and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

     SECTION 2.04. Interest. (a) Loans.

     Except to the extent provided to the contrary in Section 2.04(c), each Term Loan and each Revolving Loan shall bear interest on the principal amount thereof (in the case of the Term Loans, such principal shall be inclusive of any Term Loan PIK Amount) from time to time outstanding, from the date of such Loan until such principal amount becomes due, at a rate per annum equal to:

     (i) with respect to the Term Loans, the Reference Rate plus the Term Loan Margin.

     (ii) with respect to the Revolving Loans, the Reference Rate plus the Revolving Loan Margin.

     (b) PIK Interest. In addition to any other interest provided for in this Agreement, the Term Loans (inclusive of any Term Loan PIK Amount) shall bear additional interest on the amount thereof outstanding from time to time at a per annum rate of 1.50% to be paid-in-kind (in the absence of an election by Borrower to pay all or part of such interest in cash) by being added to the principal balance of the Term Loans (inclusive of any Term Loan PIK Amount theretofore so added); provided, however, that Borrower shall pay in cash all accrued and unpaid interest under this Section 2.04(b) on the Final Maturity Date.

     (c) Default Interest. To the extent permitted by law, during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Loans, and all fees, indemnities or any other Obligations of Borrower under this Agreement and other Loan Documents shall bear interest, from the date such Event of Default occurred until such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

     (d) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

     (e) Interest Payment. Except as set forth in Section 2.04(c), interest on each Loan shall be payable monthly, in arrears, on the first Business Day of each month, commencing on the first Business Day of the month following the month in which such Loan is made and at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand. Borrower hereby authorizes Administrative Agent to, and Administrative Agent may, from time to time, charge the Loan Account pursuant to
Section 2.02(b) and Section 3.01 with the amount of any interest payment due hereunder.

     (f) General. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

     SECTION 2.05. Reduction of Commitment; Prepayment of Loans; Term and Termination. (a) Reduction of Revolving Credit Commitment.

     (i) Optional Revolving Credit Commitment Reduction. Borrower may, without premium or penalty, reduce the aggregate Revolving Credit Commitments, ratably in accordance with the Revolving Credit Lenders' Pro Rata Shares, to an amount (which may be zero) not less than the sum of (i) the aggregate unpaid principal amount of all Revolving Loans then outstanding and (ii) the aggregate principal amount of all Revolving Loans not yet made as to which a Notice of Borrowing has been given by Borrower under Section 2.02. Each such reduction shall be in an amount which is an integral multiple of $100,000, shall be made by providing not less than three Business Days' prior written notice to Administrative Agent and shall be irrevocable. Once reduced, the Revolving Credit Commitment may not be increased.

     (ii)  Mandatory  Revolving  Credit  Commitment  Reduction.   The  aggregate
Revolving Credit Commitments, ratably in accordance with the Revolving Credit Lenders' Pro Rata Shares, shall be reduced automatically and concurrently with any prepayment of Revolving Loans pursuant to Subsection (c)(v) below.

     (b) Optional Prepayment. Borrower may, upon prior written notice to Administrative Agent and Collateral Agent, prepay the principal of any Revolving Loan or Term Loan, in each case, in whole or in part and ratably in accordance with the applicable Lenders' Pro Rata Shares as to the Loans being prepaid. Each prepayment made pursuant to this clause (b) shall be accompanied by the payment of accrued interest (inclusive of any Term Loan PIK Amount) to the date of such payment on the amount prepaid and shall be made without penalty or premium.

     (c) Mandatory Prepayment.

     (i) At any time when an Overadvance exists, Borrower shall prepay the outstanding principal balance of the Term Loans, ratably in accordance with the Term Loan Lenders' Pro Rata Shares (or, if such Term Loans have been paid in full, the Revolving Loans ratably in accordance with the Revolving Credit Lenders' Pro-Rata Shares), to the full extent of such Overadvance. On the forty-fifth day after the first day of each fiscal quarter of Borrower and on each day that Borrower requests a Loan, Borrower shall hereby be deemed to represent and warrant to the Lender Group that, to the best of Borrower's knowledge, the Borrowing Base (net of the amount of reserves, if any, established by Administrative Agent) applicable on such date (in accordance with the definition of Borrowing Base EBITDA) equals or exceeds the aggregate amount of all Obligations outstanding on such day.

     (ii) Borrower will immediately prepay the outstanding principal amount of the Term Loans, ratably in accordance with the Term Loan Lenders' Pro Rata Shares, in the event that the Revolving Credit Commitment is terminated by the Required Lenders in accordance with the terms of this Agreement.

     (iii) Within ten (10) Business Days of delivery to the Lender Group of audited annual financial statements pursuant to Section 6.01(a)(ii), commencing with the delivery to the Lender Group of the financial statements for the Fiscal Year ended December 31, 2001, or, if such financial statements are not delivered to the Lender Group on the date such statements are required to be delivered pursuant to such Section 6.01(a)(ii), ten (10) Business Days after the date such statements are required to be delivered to the Lender Group pursuant to Section 6.01(a)(ii), Borrower shall prepay the outstanding principal amount of the Term Loans, ratably in accordance with the Term Loan Lenders' Pro Rata Shares (or, if such Term Loans have been paid in full, the Revolving Loans ratably in accordance with the Revolving Credit Lenders' Pro Rata Shares) in an amount equal to 50% of the Excess Cash Flow of Borrower and its Subsidiaries for such Fiscal Year.

     (iv) [intentionally omitted]

     (v) Dispositions; Casualty Events; Tax Refunds and Other Events. Immediately upon any Disposition (other than any proceeds received from the M&S Disposition and other than the proceeds (in an aggregate amount not to exceed
$7,000,000) received from Dispositions set forth on Schedule 2.05(c)(v)) by Borrower or any of its Subsidiaries pursuant to Section 6.02(c)(ii)(C), the loss, destruction or taking by condemnation of any Collateral, or the receipt by Borrower or any of its Subsidiaries of any refund in excess of $500,000 during any fiscal year of Borrower with respect to federal, state, local or other taxes of any kind (other than payroll taxes and the net of the amount of taxes owed by Borrower or the applicable Subsidiary to the taxing authority which issued the refund) previously paid by Borrower or any of its Subsidiaries (each such event, a "Triggering Event"), Borrower shall prepay the outstanding principal balance of the Term Loans, ratably in accordance with the Term Loan Lenders' Pro Rata Shares (or, if such Term Loans have been paid in full, the Revolving Loans ratably in accordance with the Revolving Credit Lenders' Pro-Rata Shares), in an amount equal to 100% of the Net Cash Proceeds received by Borrower or any of its Subsidiaries or Affiliates in connection with such Triggering Event to the extent necessary to satisfy the requirements of Section 2.05(c)(i). Borrower shall make an additional prepayment of the outstanding principal balance of the Term Loans, ratably in accordance with the Term Loan Lenders' Pro Rata Shares (or, if such Term Loans have been paid in full, the Revolving Loans ratably in accordance with the Revolving Credit Lenders' Pro-Rata Shares), in an amount equal to the remaining Net Cash Proceeds (if any) received by Borrower or any of its Subsidiaries or Affiliates in connection with such Triggering Event; provided, however, that (i) if (A) no Default or Event of Default is continuing, and (B) Borrower's Excess Availability is greater than or equal to $5,000,000, or if each Agent provides its prior written consent thereto, Borrower shall have the option not to make the additional mandatory prepayment required by the first clause of this sentence, and instead may use such remaining Net Cash Proceeds (if any) in accordance with the terms of paragraphs 3 and 4 of the Side Letter, in an aggregate amount by cash value (inclusive of all other amounts paid in accordance with the terms of paragraphs 3 and 4 of the Side Letter pursuant to this Section 2.05(c)(v)) not in excess of $7,000,000, and (ii) with respect to Net Cash Proceeds resulting from the loss, destruction, or taking by condemnation of a Restaurant, in an aggregate amount during any twelve consecutive month period not in excess of $1,500,000, so long as (A) no Default or Event of Default shall have occurred and is continuing, (B) Borrower's Excess Availability is greater than or equal to $5,000,000, (C) Borrower shall have given Administrative Agent prior written notice of its intention or the intention of the applicable Subsidiary to apply such Net Cash Proceeds to the costs of repairs, replacement or restoration of the Restaurant which is the subject of the loss, destruction, or taking by condemnation, and (D) Borrower or the applicable Subsidiary commences the permitting process or the construction with respect to such repairs, replacement or restoration within 90 days after receiving such Net Cash Proceeds and completes such repairs, replacements or restoration within 18 months after receiving such Net Cash Proceeds, Borrower shall have the option not to make the additional mandatory prepayment required by the first clause of this sentence, and instead may apply such remaining Net Cash Proceeds (if any) to the costs of repairs, replacement or restoration of the Restaurant which is the subject of the loss, destruction, or taking by condemnation unless and to the extent that such applicable period shall have expired without such repairs, replacements or restoration being made, and in any case, any remaining amounts shall be paid to Administrative Agent and applied as described above in the first clause of this sentence.

     (vi) Upon the issuance or incurrence by Borrower or any of its Subsidiaries of any Indebtedness except as permitted by Section 6.02(b), or the sale or issuance by Borrower or any of its Subsidiaries of any shares of its Capital Stock (except the issuance of Capital Stock of Borrower in accordance with paragraph 1 of the Side Letter or in connection with the plans identified on
Schedule 5.01(e) or Capital Stock issued pursuant to a shareholder rights plan), Borrower shall prepay the outstanding principal of the Term Loans, ratably in accordance with the Term Loan Lenders' Pro Rata Shares (or, if such Term Loans have been paid in full, the Revolving Loans ratably in accordance with the Revolving Credit Lenders' Pro Rata Shares) in an amount equal to 100% of the Net Cash Proceeds received by Borrower or any of its Subsidiaries or Affiliates in connection therewith. The provisions of this Section 2.05(c)(vi) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions hereof.

     (d) Application of Payments. Each prepayment pursuant to subsection (c) above shall be applied, first, to the applicable Term Loans, and second, to the Revolving Loans.

     (e) Interest and Fees. Any prepayment made pursuant to this Section 2.05 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment, and if such prepayment would reduce the amount of the outstanding Loans to zero at a time when the Revolving Credit Commitments have been terminated, such prepayment shall be accompanied by the payment of the fees accrued to such date pursuant to Section 2.06.

     (f) Cumulative Prepayments.  Except as otherwise expressly provided in this
Section 2.05, payments with respect to any subsection of this Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.

     (g) Term of Agreement. Subject to the right of the Lender Group to cease making new Loans and extending new Letter of Credit Accommodations to Borrower during the continuance of any Event of Default, this Agreement shall be in effect for the period commencing on the Effective Date and ending on the Final Maturity Date, unless sooner terminated as provided in Section 2.05(h).

     (h) Termination of Agreement by Lender Group. Administrative Agent (acting on the written instructions of the Required Lenders) or Collateral Agent (acting on the written instructions of the Required Lenders) may terminate this Agreement at any time upon delivery of written notice to Borrower during the continuance of an Event of Default.

     (i) Effect of Termination. All of the Obligations (including contingent reimbursement obligations of Borrower with respect to outstanding Letters of Credit) shall be immediately due and payable upon the earlier to occur of the Maturity Date and the termination date stated in any notice of termination of this Agreement pursuant to clause (h) above (including either (a) providing cash collateral to be held by Administrative Agent for the benefit of the Revolving Credit Lenders in an amount equal to 105% of the then extant LC Exposure, or (b) causing the original Letters of Credit or LC Guaranties, as applicable to be returned to the Person who issued such Letters of Credit or LC Guaranties). All undertakings, agreements, covenants, warranties, and representations of Borrower contained in the Loan Documents shall survive any such termination, and, notwithstanding such termination, Collateral Agent shall retain its Liens in the Collateral for the benefit of the Lender Group, and the Lender Group shall retain all of its rights and remedies under the Loan Documents, until Borrower has paid to Administrative Agent, for the account of the Lender Group, all of Borrower's Obligations then due and payable to the Lender Group, in full, in immediately available funds, together with any contractually agreed upon termination charge, if any. Collateral Agent shall not be required to terminate its security interests in the Collateral until the Lender Group has received payment of all of the Obligations then due and payable in full, in cash in immediately available funds.

     SECTION 2.06. Fees. (a) Unused Line Fee. On the first day of each month prior to the Final Maturity Date, Borrower shall pay to the Collateral Agent an unused line fee in an amount equal to three quarters of one percent (0.75%) per annum times the result of (a) the Maximum Amount, minus (b) the result of (i) the average Daily Balance of Revolving Facility Usage, plus (ii) the average Daily Balance of the principal amount of the Term Loans that were outstanding during the immediately preceding month, minus (iii) the aggregate amount of all principal payments with respect to the Term Loans.

     (b) Fee Letter Fees. Borrower shall pay to the Collateral Agent the fees set forth in the Fee Letter in accordance with the terms thereof and such fees are Obligations hereunder.

     SECTION 2.07. Securitization. Borrower hereby acknowledges that the Lenders and any of their Affiliates may sell or securitize the Loans (a "Securitization") through the pledge of the Loans as collateral security for loans to the such Lenders or their Affiliates or through the sale of the Loans or the issuance of direct or indirect interests in the Loans, which loans to such Lenders or their Affiliates or direct or indirect interests will be rated by Moody's, Standard & Poor's or one or more other rating agencies (the "Rating Agencies"). Borrower shall undertake reasonable efforts with such Lenders and their Affiliates (such Lenders and the Affiliates, together with any of the Rating Agencies and any party providing credit support or otherwise participating in the Securitization, collectively the "Securitization Parties") to help them as they effect the Securitization including, without limitation, by
(a) negotiating in good faith to consider amending this Agreement and the other Loan Documents, and negotiating in good faith to consider executing such additional documents, as reasonably requested by such Lenders, in connection with the Securitization, provided that (i) any such amendment or additional documentation does not impose additional costs on Borrower and (ii) any such amendment or additional documentation does not adversely affect the rights, or increase the obligations, of Borrower under the Loan Documents or change or affect in a manner adverse to Borrower the financial terms of the Loans, (b) providing such information as may be reasonably requested by such Lenders, in connection with the rating of the Loans or the Securitization, and (c) providing such information regarding Borrower and its Subsidiaries and Affiliates, the Collateral and other property, assets and business of Borrower (including appraisals and valuations) as may be reasonably requested by such Lenders or their successors or assignees without the imposition of additional costs to Borrower. Notwithstanding the foregoing, it is understood that Borrower and its Affiliates shall not be obligated to incur any increased cost, administrative burden or increased obligation in connection with any Securitization.

     SECTION 2.08. Control Agreements. Borrower agrees that it will not, nor will it permit any of its Subsidiaries to, transfer assets out of any Securities Accounts other than as permitted under Section 6.02(o) and, if to another securities intermediary, unless each of the applicable Loan Party, Collateral Agent, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by any Loan Party without the prior written consent of Collateral Agent. During the continuance of a Default or Event of Default, Collateral Agent may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Administrative Agent Account.

                                  ARTICLE III

                         PAYMENTS AND OTHER COMPENSATION

     SECTION 3.01. Payments; Computations and Statements. Borrower will make each payment under this Agreement and the other Loan Documents (whether of principal, interest, fees, expense reimbursements or otherwise) not later than 11:00 a.m. (Los Angeles time) on the day when due, in lawful money of the United States of America and in immediately available funds, to Administrative Agent for the benefit of the Lender Group at the Administrative Agent Account. All such payments received by the Administrative Agent for the benefit of the Lender Group after 11:00 a.m. (Los Angeles time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All such payments shall be made by Borrower to the Lender Group without regard to defense, set-off or counterclaim. Borrower hereby authorizes Administrative Agent to, and
Administrative Agent may, from time to time charge the Loan Account with all Obligations and any other amount due and payable under any Loan Document to which Borrower is a party, whether or not any Event of Default or Default shall have occurred or be continuing or whether any of the conditions precedent in
Section 4.02 have been satisfied. Any amount charged to the Loan Account shall be deemed a Revolving Loan hereunder made by the Revolving Credit Lenders to Borrower. Borrower confirms that any charges which Administrative Agent may so make to the Loan Account as herein provided will be made as an accommodation to Borrower and solely at Administrative Agent's discretion. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be, provided that, if any such payment is made by a charge to the Loan Account, such charge may be made by Administrative Agent for the benefit of the Lender Group on any day, whether or not a Business Day. All computations of interest and fees shall be made by the Lender Group on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fee is payable. Each determination by the Lender Group of an interest rate, fees or expense reimbursement hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

     SECTION   3.02.   Payments   to   Lender   Group,   Return   of   Payments.

     (a) Each payment received by Administrative Agent under this Agreement of any Obligation for the account of any member of the Lender Group shall (subject to Section 2.02(c)) be paid by Administrative Agent promptly to such member of the Lender Group, in immediately available funds, to the account of such member of the Lender Group as specified from time to time by such member of the Lender Group in a written notice to Administrative Agent.

     (b) Unless Administrative Agent receives notice from Borrower prior to the date on which any payment is due to the Lender Group that Borrower will not make such payment in full as and when required, Administrative Agent may assume that Borrower has made such payment in full to Administrative Agent on such date in immediately available funds and Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to the applicable members of the Lender Group on such due date an amount equal to the amount then due such member of the Lender Group. If and to the extent Borrower has not made such payment in full to Administrative Agent, each member of the Lender Group shall repay to Administrative Agent on demand such amount distributed to such member of the Lender Group, together with interest thereon at the Reference Rate for each day from the date such amount is distributed to such member of the Lender Group until the date repaid by such member of the Lender Group.

     SECTION 3.03. Apportionment and Application of Payments. Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Collateral Agent's sole and separate account) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates. All payments in respect of the Obligations (other than the proceeds of any Loan) shall be remitted to Administrative Agent and all such payments, whether remitted to Administrative Agent or otherwise (other than payments received while no Event of Default is continuing and which relate to the payment of principal or interest of specific Obligations), and all proceeds of any Collateral received by either Agent or any Lender, shall be applied as follows (unless reinvested pursuant to Section 2.05(c)(v)):

     (a) unless all of the Obligations have become or been declared due and payable:

     (i) first, to pay any expenses then due to the Agents under the Loan Documents, on a ratable basis, until paid in full,

     (ii) second, to pay any expenses then due to the Lenders under the Loan Documents, on a ratable basis, until paid in full,

     (iii) third, to pay any fees then due to either Agent (for such Agent's separate account, after giving effect to any letter agreements between such Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

     (iv) fourth, to pay any fees then due to any or all of the Lenders (after giving effect to any letter agreements between Collateral Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

     (v) fifth, ratably to pay interest then due in respect of the Revolving Loans and the Term Loans (unless paid-in-kind in accordance with Section 2.04(b)) until paid in full (if such proceeds are insufficient to pay all such interest in full, then such amount shall be applied pro rata to interest accrued and unpaid with respect to each of the Revolving Loans and Term Loans),

     (vi) sixth, ratably to pay all principal amounts then due and payable (other than as a result of an acceleration thereof) with respect to the Term Loans until paid in full,

     (vii) seventh, to pay the principal of all Revolving Loans until paid in full,
     (viii) eighth, if an Event of Default is continuing, to Administrative Agent, to be held by such Agent in an interest bearing account with interest thereon to be credited to Borrower, for the ratable benefit of those Lenders having a Revolving Credit Commitment, as cash collateral in an amount up to 105% of the then extant LC Exposure until paid in full or to the extent that such LC Exposure is terminated, it being understood that amounts will be released from such account and applied against all remaining Obligations pursuant to the provisions of this Section 3.03 to the extent of such termination and, in full upon the cure or waiver of all Events of Default,

     (ix) ninth, if an Event of Default is continuing, to be held by such Agent in an interest bearing account with interest thereon to be credited to Borrower, for the ratable benefit of the Term Loan Lenders, as cash collateral in an amount up to 100% of the outstanding principal balance of the Term Loans until paid in full, it being understood that (A) amounts will be released from such account and applied against all remaining Obligations pursuant to the provisions of this Section 3.03 upon the cure or waiver of all Events of Default, and (B) any amount held in such account shall be immediately applied against any outstanding Revolving Loans and against any other Obligations that are due and payable in accordance with the provisions of this Section 3.03,

     (x) tenth, to pay any other Obligations then due and payable until paid in full, and

     (xi) eleventh, to Borrower (to be wired to the Designated Account), or to such other Person to the extent required by court order.

     SECTION 3.04. All Loans to Constitute One Obligation. The Loans shall constitute one general Obligation of Borrower, and shall be secured by Collateral Agent's Lien upon all of the Collateral, for the benefit of the Lender Group.

     SECTION 3.05. Loan Account; Statements of Account. Administrative Agent shall enter all Loans as debits to the Loan Account and also shall record in the Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to the Lender Group. Administrative Agent will account to Borrower monthly with a statement of Loans, charges, and payments made pursuant to this Agreement, and such accounting rendered by Administrative Agent shall be deemed final, binding and conclusive upon Borrower, absent manifest error, unless Administrative Agent is notified by Borrower in writing to the contrary within 30 days of the date each accounting is mailed to Borrower. Such notice only shall be deemed an objection to those items specifically objected to therein.

                                   ARTICLE IV

                               CONDITIONS TO LOANS

     SECTION 4.01. Conditions Precedent to Effectiveness and the Initial Loan or the Initial Letter of Credit Accommodation. The obligation of the Lender Group to make the initial Loan or issue the initial Letter of Credit Accommodation on or after the date of this Agreement is subject to the fulfillment, in a manner reasonably satisfactory to Administrative Agent and Collateral Agent, of each of





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

the following conditions precedent:

     (a) Payment of Fees, Etc. Borrower shall have paid on or before the date of this Agreement all fees, costs, and expenses then due and owing and payable pursuant to Section 2.06 (it being understood that the Expense Deposit will be applied to reduce the amount of such fees, costs, and expenses).

     (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in Article V and in each other Loan Document are true and correct in all material respects on and as of the Effective Date as though made on and as of such date and (ii) no Default (other than Defaults (A) which shall be cured promptly with the proceeds of the initial Revolving Loan made on or after the date hereof, or (B) with respect to the tax returns and taxes described on Schedules 5.01(k)(i), 5.01(k)(ii) and 5.01(k)(iii), which shall be cured within the respective time periods set forth in Sections 4.03(d), 4.03(e) and 4.03(f), as applicable) or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms, both immediately before and immediately after giving effect to such initial Loan.

     (c) Legality. The making of the initial Loan or the initial Letter of Credit Accommodation shall not contravene any law, rule or regulation applicable to the Lender Group or Borrower or any other Loan Party.

     (d) Delivery of Documents. Administrative Agent and Collateral Agent shall have received on or before the Effective Date the following, each in form and substance reasonably satisfactory to the Administrative Agent and Collateral Agent and, unless indicated otherwise, dated the Effective Date:

     (i) the Fee Letter, duly executed and delivered by Borrower and by Collateral Agent;

     (ii) a Security Agreement, duly executed and delivered by each Loan Party and by Collateral Agent;

     (iii) a Trademark Security Agreement duly executed and delivered by Borrower and by Collateral Agent;

     (iv) a Guaranty, duly executed and delivered by each Loan Party other than Borrower, in favor of Collateral Agent;

     (v) a Pledge Agreement, duly executed by each of the Loan Parties, together with (A) such original stock certificates or other certificated securities or instruments representing all of the Capital Stock of each Subsidiary of Borrower owned by a Loan Party, (B) undated stock powers executed in blank, and (C) such opinion of counsel and such approving certificate of the issuer of such Capital Stock as Collateral Agent may reasonably request with respect to complying with any legend on any such certificate or any other matter relating to such Capital Stock;

     (vi) the Intercompany Subordination Agreement, duly executed and delivered by Borrower, each of its Subsidiaries, and by Collateral Agent;

     (vii) the Acknowledgement Agreement, duly executed and delivered by each of Borrower's Subsidiaries and by Collateral Agent;

     (viii) the Side Letter, duly executed and delivered by Borrower, and each member of the Lender Group;

     (ix) the Transferee Side Letter, duly executed and delivered by Borrower, and each member of the Lender Group;

     (x) [Intentionally Omitted]

     (xi) the Purchase Agreement, duly executed and delivered by each member of the Former Lender Group and by Collateral Agent and Administrative Agent;

     (xii) the Estoppel Letter, duly executed and delivered by each Loan Party and by Collateral Agent;

     (xiii) the Mortgage Assignments, duly executed, acknowledged and delivered by the Former Administrative Agent;

     (xiv) the Mortgage Amendments, duly executed, acknowledged and delivered by the applicable Loan Party and by Collateral Agent;

     (xv) [intentionally omitted]

     (xvi) evidence of the recording of the Mortgage Assignments and the Mortgage Amendments in the appropriate office or offices as determined by Collateral Agent in its sole discretion;

     (xvii) the Title Insurance Policies;

     (xviii) the UCC Assignments and the UCC-1 financing statements, duly filed in the appropriate office or offices as determined by Collateral Agent in its sole discretion;

     (xix) the Trademark Lien Assignment, duly executed and delivered by Former Administrative Agent;

     (xx) certified copies of request for copies of information on Form UCC- 11, listing all effective financing statements which name as debtor any Loan Party and which are filed in the offices referred to in paragraph (xviii) above, together with copies of such financing statements, none of which, except as otherwise agreed in writing by Collateral Agent, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by Collateral Agent, shall not show any such Liens;

     (xxi) a copy of the resolutions of each Loan Party, certified as of the Effective Date by an Authorized Officer thereof, authorizing (A) the borrowings hereunder (in the case of Borrower) and the transactions contemplated by the Loan Documents to which such Loan Party is a party, and (B) the execution, delivery and performance by such Loan Party of each Loan Document and the execution and delivery of the other documents to be delivered by such Loan Party in connection herewith and therewith;

     (xxii) a certificate of an Authorized Officer of each Loan Party, certifying the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document (including, in the case of Borrower, Notices of Borrowing and all other notices hereunder or under the other Loan Documents) to which such Loan Party is a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

     (xxiii) a certificate of the appropriate state official(s) of the state of organization and each state of foreign qualification of each Loan Party in which its failure to be duly qualified or licensed would reasonably be expected to have a Material Adverse Effect, certifying as to the subsistence in good standing of, and (to the extent available to be contained in a good standing certificate) the payment of taxes (other than taxes (A) which will be paid promptly with the proceeds of the initial Revolving Loan made on or after the date hereof, and (B) Permitted Deferred Taxes) by, such Loan Party in such states, together with confirmation by telephone or telegram (where available) on the Effective Date from such official(s) as to such matters;

     (xxiv) a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a date not more than 45 days prior to the Effective Date by an appropriate official of the state of organization of such Loan Party;

     (xxv) a copy of the charter and by-laws, limited liability company agreement, operating agreement, agreement of limited partnership or other organizational document of each Loan Party, together with all amendments thereto, certified as of the Effective Date by an Authorized Officer of such Loan Party;

     (xxvi) an opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), and Kilpatrick Stockton LLP, each counsel to the Loan Parties, and of the Loan Parties' local counsel, as to such matters as Administrative Agent or Collateral Agent may reasonably request;

     (xxvii) a certificate of an Authorized Officer of Borrower, certifying as to the matters set forth in subsection (b) of this Section 4.01;

     (xxviii) a copy of the Financial Statements;

     (xxix) certificates of insurance evidencing of the insurance coverage required by Section 6.01(h) and required by the terms of the Former Mortgages and the Security Agreement, with such endorsements as to the additional insureds or loss payees thereunder as Collateral Agent may reasonably request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days' prior written notice to the Collateral Agent and each such other named insured or loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as Collateral Agent may request;

     (xxx) a certificate of an Authorized Officer, setting forth in reasonable detail the calculations required to establish compliance with each of the financial covenants contained in Section 6.03;

     (xxxi) copies of the Material Contracts and the Former Loan Documents as in effect on the Effective Date, certified as true and correct copies thereof by an Authorized Officer of Borrower, together with a certificate of an Authorized Officer of Borrower stating that such agreements remain in full force and effect and that the Loan Parties have not breached or defaulted in any material respect in any of their obligations under such agreements;

     (xxxii) a schedule listing all of the material operating licenses issued by the applicable state Governmental Authority, evidencing the authority of each Loan Party to own and operate lawfully each Restaurant location owned and operated by it and the date of expiration of each such license, certified by an Authorized Officer of Borrower;

     (xxxiii) the Concentration Account Agreement, duly executed and delivered by each of the parties thereto other than Administrative Agent;

     (xxxiv) the Credit Card Agreements, duly executed and delivered by each of the parties thereto other than Administrative Agent;

     (xxxv) the Control Agreements, duly executed and delivered by each of the parties thereto other than Administrative Agent;

     (xxxvi) the Agents shall have received such evidence as they shall require in their sole and absolute discretion (including a certificate from an Authorized Officer of the Borrower) to demonstrate the fact that the net book value of all property securing the Indebtedness of Borrower in connection with the Morgan Guaranty Agreement does not exceed $16,300,000;

     (xxxvii) the Agents shall have received a certificate of an Authorized Officer that all tax returns required to be filed by Borrower or any of its Subsidiaries have been timely filed (or extensions have been obtained which themselves have not expired), except with respect to the state and local sales tax returns and the local property tax returns identified on Schedule 5.01(k)(i) hereto, and all taxes upon Borrower or any of its Subsidiaries or their properties, assets, income, and franchises (including Real Property taxes, mortgage recording taxes, sales taxes and payroll taxes) have been paid prior to delinquency or will be paid from the proceeds of the initial Revolving Loan made on or after the date hereof, except such taxes that are the subject of a Permitted Protest and Permitted Deferred Taxes; and

     (xxxviii) such other agreements, instruments, approvals, opinions and other documents, each reasonably satisfactory to Administrative Agent and Collateral Agent in form and substance, as Administrative Agent or Collateral Agent may reasonably request.

     (e) Effective Date. The Effective Date shall have occurred on or before March 25, 2002.

     (f) Required Availability. Administrative Agent and Collateral Agent shall be reasonably satisfied that Borrower will have the Required Availability after giving effect to the initial extensions of credit hereunder on or after the date hereof, and that Borrower's and its Subsidiares' accounts payable are at a level and in a condition reasonably satisfactory to the Agents in their discretion.

     (g) Material Adverse Change. No material adverse change shall have occurred in the business, operations, condition (financial or otherwise), properties or prospects of Borrower and its Subsidiaries, taken as a whole, since December 31, 2000.

     (h) Consummation of Sale of McCormick & Schmick's. The sale of all of the property formerly owned by McCormick & Schmick Holding Corp. and its Subsidiaries (collectively, the "M&S Disposition") shall have been consummated, which shall have generated net cash proceeds in an amount which is acceptable to the Agents in their discretion.

     (i) Proceedings, Receipt of Documents. All proceedings in connection with the making of the initial Loan or the initial Letter of Credit Accommodation and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to Administrative Agent, Collateral Agent, and their respective counsel, and Administrative Agent, Collateral Agent, and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as Administrative Agent, Collateral Agent, or such counsel may reasonably request.

     (j) Management Reference Checks. Administrative Agent and Collateral Agent shall have received reasonably satisfactory reference checks for key management of Borrower.

     (k) Non-Wholly Owned Subsidiaries. Each Agent shall have received such evidence as it shall require in its discretion, that all parcels of real property owned by a Non-Wholly Owned Subsidiary of Borrower prior to the Effective Date has been transferred to a Guarantor and is the subject of a New Mortgage.

     (l) Due Diligence. The Lender Group shall have completed its due diligence with respect to Borrower and its Subsidiaries and the results thereof shall be acceptable to the Lender Group, in its sole and absolute discretion. Without limiting the foregoing, the Lender Group shall have received (a) an appraisal of the Collateral from such appraisal firm as selected by Collateral Agent, and such appraisal and the results thereof shall be acceptable to the Agents, in their sole and absolute discretion, (b) an audit report with respect to Borrower from such audit firm as selected by the Agents, and such audit and the results thereof shall be acceptable to the Agents in their sole and absolute discretion,
(c) an analysis of the unaudited consolidated financial statements of Borrower and its Subsidiaries for the Fiscal Year ending December 31, 2000, which shall verify that the sum of Borrower's EBITDA during such Fiscal Year and all adjustments for the pre-opening expenses of Canyon Cafe Operating Corporation and its Subsidiaries during such Fiscal Year was not less than $38,800,000, and
(d) an analysis of the projected financial statements of Borrower and its Subsidiaries for the Fiscal Year ending December 31, 2001, which shall verify that the projected amount of Borrower's EBITDA during such Fiscal Year plus the projected amount of all adjustments for all Pre-Opening Costs during such Fiscal Year is not less than $30,200,000.

     SECTION 4.02. Conditions Precedent to Subsequent Loans. The obligation of the Lender Group to make any Loan or Letter of Credit Accommodation (subsequent to the initial Loan or the initial Letter of Credit Accommodation) is subject to the fulfillment, in a manner reasonably satisfactory to Administrative Agent and Collateral Agent, of each of the following conditions precedent:

     (a) Payment of Fees, Etc. Borrower shall have paid all fees, costs, expenses and taxes then due and owing and payable by Borrower pursuant to this Agreement and the other Loan Documents, including, without limitation, Section
2.06 hereof.

     (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by Borrower to Administrative Agent of a Notice of Borrowing with respect to such Loan or Letter of Credit Accommodation, and the Borrower's acceptance of the proceeds of such Loan or Letter of Credit Accommodation, shall each be deemed to be a representation and warranty by Borrower on the date of such Loan or Letter of Credit Accommodation that: (i) the representations and warranties contained in
Article V and in each other Loan Document are true and correct in all material respects on and as of such date as though made on and as of such date, (ii) at the time of and immediately after giving effect to the making of such Loan or Letter of Credit Accommodation, no Default or Event of Default is continuing or would result from the making of the Loan or Letter of Credit Accommodation to be made on such date, and (iii) the conditions set forth in this Section 4.02 (other than 4.02(f)) have been satisfied as of the date of such request.

     (c) Legality. The making of such Loan or Letter of Credit Accommodation shall not contravene any material law, rule or regulation applicable to the Lender Group, or Borrower or any other Loan Party.

     (d) Borrowing Notice. Administrative Agent shall have received a Notice of Borrowing pursuant to Section 2.02.

     (e) Delivery of Documents. Administrative Agent and Collateral Agent shall have received such other agreements, instruments, approvals, opinions and other documents, each in form and substance satisfactory to Administrative Agent and Collateral Agent, as Administrative Agent or Collateral Agent may reasonably request in writing.

     (f) Proceedings, Receipt of Documents. All proceedings in connection with the making of such Loan or Letter of Credit Accommodation and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be reasonably satisfactory to Administrative Agent and its counsel, and Administrative Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance satisfactory to Administrative Agent, as Administrative Agent or such counsel may reasonably request in writing.

     SECTION 4.03. Conditions Subsequent to Subsequent Loans. The obligation of the Lender Group (or any member thereof) to continue to make any new Loan or new Letter of Credit Accommodation is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

     (a) For the period from and after the Effective Date up to the date that is 180 days after the Effective Date, Borrower shall, and shall cause its Subsidiaries to, use their commercially reasonable efforts to execute and deliver to Collateral Agent New Mortgages with respect to all material real property in which a Loan Party has an ownership, leasehold or other interest and which is not subject to a Former Mortgage on the Effective Date;

     (b) For the period from and after the Effective Date up to the date that is 180 days after the Effective Date, Borrower shall, and shall cause its Subsidiaries to, use their commercially reasonable efforts to obtain a landlord waiver, substantially in the form of Exhibit L, executed and delivered by each landlord with respect to each of the Leases set forth on Schedule 5.01(p);

     (c) If Borrower terminates the Morgan Documents, (i) within 10 Business Days of such termination, Borrower shall provide evidence to each Agent that all Liens which secure the Indebtedness in respect of the Morgan Documents have been released, and that each document reflecting the release of such Liens on real property has been sent to be recorded with the applicable county recorder's office, and (ii) promptly upon receipt thereof, Borrower shall provide recorded copies of each such document to each Agent;

     (d) Within 60 days of the Effective Date, deliver to Collateral Agent a certificate of an Authorized Officer that states that all Federal, state and material local tax returns and other material reports required by applicable law to be filed by Borrower and each of its Subsidiaries have been filed (or extensions have been obtained which themselves have not expired); and

     (e) Within 90 days of the Effective Date, deliver to Collateral Agent a certificate of an Authorized Officer that states that all taxes imposed upon Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries and which have become due and payable have been paid prior to delinquency, except (i) to the extent subject to a Permitted Protest, and (ii) taxes and penalties described in clauses (B) and (C) of the definition of "Permitted Deferred Taxes".

     (f) Within 180 days of the Effective Date, deliver to Collateral Agent a certificate of an Authorized Officer that states that all taxes imposed upon Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries and which have become due and payable have been paid prior to delinquency, except (i) to the extent subject to a Permitted Protest, and (ii) taxes and penalties described in clause (C) of the definition of "Permitted Deferred Taxes".

     (g) On or before July 1, 2002, Borrower shall have hired a full time permanent chief financial officer.

     (h) Within 30 days of the Effective Date, deliver to Collateral Agent an opinion of local Rhode Island counsel to Hops of Rhode Island, LLC, a Rhode Island limited liability company, as to such matters as Administrative Agent or Collateral Agent may reasonably request.

     (i) For the period from and after the Effective Date up to the date that is 90 days after the Effective Date, Borrower shall use its commercially reasonable efforts to obtain the consent of SPV to the execution and delivery by Borrower of the amendment to the Pledge Agreement described below in Section 4.03(j) hereof (which reasonable commercial efforts shall include but shall not be limited to the payment of a fee requested by SPV in consideration for such consent to the extent that such fee does not exceed $25,000); provided, however, that in the event that SPV refuses to consent to the execution of such amendment, Borrower shall promptly provide Collateral Agent with written notice of such refusal and, with the prior written consent of Collateral Agent, which consent shall not be unreasonably withheld, for the period up to the date that is 90 days after the Effective Date, Borrower shall use its commercially reasonable efforts to obtain the consent of SPV to the transfer of Capital Stock of Hops described below in Section 4.03(k)(2) (which reasonable commercial efforts shall include but shall not be limited to the payment of a fee requested by SPV in consideration for such consent to the extent that such fee does not exceed $25,000).

     (j) Within 20 days of the date (if ever) when Borrower receives the consent of SPV described above in the first clause of Section 4.03(i), Borrower shall have executed and delivered to Collateral Agent an amendment to the Pledge Agreement which is in form and substance reasonably satisfactory to Collateral Agent and which provides for a pledge by Borrower of 100% of the Capital Stock of Hops as additional security for the Obligations, together with (1)
certificates evidencing all of the Capital Stock of Hops, (2) undated stock powers executed in blank, and (3) such opinion of counsel and such approving certificate of Hops as Collateral Agent may reasonably request.

     (k) Within 20 days of the date (if ever) when Borrower receives the consent of SPV described above in the proviso set forth in the second clause of Section 4.03(i), Borrower shall have (1) formed a new Wholly Owned Subsidiary of Borrower, with respect to which 100% of the Capital Stock of such new Wholly Owned Subsidiary is owned by Borrower, (2) transferred to such new Wholly Owned Subsidiary 100% of the Capital Stock of Hops, (3) executed and delivered to Collateral Agent an amendment to the Pledge Agreement which is in form and substance reasonably satisfactory to Collateral Agent and which provides for a pledge by Borrower of 100% of the Capital Stock of such new Wholly Owned Subsidiary, as additional security for the Obligations, together with (A) certificates evidencing all of the Capital Stock of such new Wholly Owned Subsidiary, (B) undated stock powers executed in blank, and (C) such opinion of counsel and such approving certificate of such new Wholly Owned Subsidiary as Collateral Agent may reasonably request, (4) caused such new Wholly Owned Subsidiary to execute and deliver to Collateral Agent (A) a Guaranty, and (B) a Security Agreement, and (5) caused such new Wholly Owned Subsidiary to become a party to the Intercompany Subordination Agreement and the Acknowledgment Agreement.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     SECTION 5.01. Representations and Warranties. Borrower hereby represents and warrants to the Lender Group as follows:

     (a) Organization, Good Standing, Etc. Borrower and each of its Subsidiaries
(i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of Borrower, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect.

     (b) Authorization, Etc. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party, (i) have been or, with respect to Subsidiaries of Borrower formed or acquired hereafter, will be, duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any material contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties.

     (c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority that has not been obtained is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is a party.

     (d) Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person,





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

enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, or by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     (e) Capitalization. On the Effective Date, the authorized Capital Stock of Borrower and the issued and outstanding Capital Stock of Borrower are as set forth on Schedule 5.01(e). All of the issued and outstanding shares of Capital Stock of Borrower have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Schedule 5.01(e) sets forth each plan pursuant to which shares of the Capital Stock of Borrower are issueable as of the Effective Date, copies of which plans have been delivered to the Lender Group in the form and on the terms in effect on the Effective Date, and the number of shares of Capital Stock of Borrower issuable under each such plan. Except as described in the Side Letter and on Schedule 5.01(e), as of the Effective Date (i) there are no other plans or arrangements in existence relating to the issuance of shares of Capital Stock of a Loan Party, and (ii) there are no outstanding debt or equity securities of Borrower and no outstanding obligations of Borrower convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from Borrower, or other obligations of Borrower to issue, directly or indirectly, any shares of Capital Stock of any such Person, except for the Convertible Debentures.

     (f) Subsidiaries. Schedule 5.01(f) is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of each Subsidiary of Borrower in existence on the date hereof. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as indicated on such Schedule, all such Capital Stock is owned by Borrower or one or more of its Subsidiaries, free and clear of all Liens, except for Permitted Liens. Except as described on Schedule 5.01(f), there are no outstanding debt or equity securities of any of Borrower's Subsidiaries and no outstanding obligations of any of Borrower's Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from any of Borrower's Subsidiaries, or other obligations of any such Subsidiary to issue, directly or indirectly, any shares of Capital Stock of any Subsidiary of Borrower.

     (g) Litigation. Except as set forth in Schedule 5.01(g), there is no pending or, to the knowledge of Borrower, threatened action, suit or proceeding affecting Borrower or any of its Subsidiaries before any court or other Governmental Authority or any arbitrator that (i) would reasonably be expected to have a Material Adverse Effect or (ii) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby.

     (h) Financial Condition.

     (i) The Financial Statements, copies of which have been delivered to the Agents, fairly present the consolidated financial condition of Borrower and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of Borrower and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP (subject to normal year-end adjustments in the case of any quarterly statement), and since December 31, 2000, other than as disclosed in Borrower's quarterly financial statements through September 30, 2001, no event or development has occurred that has had or would reasonably be expected to have a Material Adverse Effect.

     (ii) Borrower has heretofore furnished to the Agents (i) projected monthly balance sheets, income statements and statements of cash flows of Borrower and its Subsidiaries for the period from January 1, 2001 through December 31, 2001, and (ii) projected annual balance sheets, income statements and statements of cash flows of Borrower and its Subsidiaries for the Fiscal Years ending in 2002 through 2005, in each case as updated from time to time pursuant to Section 6.01(a)(vii). Such projections, as so updated, have been prepared on a reasonable basis and in good faith by Borrower, and have been based on assumptions believed by Borrower to be reasonable at the time made and upon the best information then reasonably available to Borrower, and Borrower is not aware of any facts or information that would lead it to believe that such projections, as so updated, are incorrect or misleading in any material respect.

     (i) Compliance with Law, Etc. Neither Borrower nor any of its Subsidiaries is in violation of its organizational documents, any material law, rule, regulation, judgment or order of any Governmental Authority applicable to it or any of its property or assets, or any material term of any material agreement or instrument (including, without limitation, any Material Contract) binding on it or any of its properties.

     (j) ERISA. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

     (k) Taxes, Etc. All Federal, state and material local tax returns and other material reports required by applicable law to be filed by Borrower and each of its Subsidiaries have been filed, or extensions have been obtained, except, as of any date on or before the date that is 60 days after the Effective Date, with respect to the state and material local sales tax returns, and material local property tax returns set forth on Schedule 5.01(k)(i), and all taxes, assessments and other governmental charges imposed upon Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries and which have become due and payable have been paid prior to delinquency or will be paid promptly from the proceeds of the initial Revolving Loan made on or after the date hereof, except (x) to the extent subject to a Permitted Protest, and (y)

Permitted Deferred Taxes.

     (l) Margin Stock. Neither Borrower nor any of its Subsidiaries is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     (m) Nature of Business. Neither Borrower nor any of its Subsidiaries is engaged in any business other than the ownership and operation of restaurant chains and reasonable extensions thereof.

     (n) Adverse Agreements, Etc. Neither Borrower nor any of its Subsidiaries is a party to any agreement or instrument, or subject to any charter, limited liability company agreement, partnership agreement or other corporate, partnership or limited liability company restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which, with respect to all of the foregoing items in this clause (n), has had, or is reasonably expected to have, a Material Adverse Effect.

     (o) Permits, Etc. Each of Borrower and its Subsidiaries has, and is in compliance with, all material permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate each business currently owned, leased, managed or operated by such Person, except where the failure to have or to so comply would not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect.

     (p) Properties.

     (i) Each of Borrower and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all property and assets material to its business, free and clear of all Liens except Permitted Liens. The properties are in good working order and condition, ordinary wear and tear excepted.

     (ii) Schedule 5.01(p) sets forth a complete and accurate list as of the Effective Date of the location, by state and street address, of all real property owned or leased by any of Borrower and its Subsidiaries. As of the Effective Date, each of Borrower and its Subsidiaries has valid leasehold interests in the Leases described on Schedule 5.01(p) to which it is a party as lessee. Schedule 5.01(p) sets forth with respect to each such Lease, the commencement date, termination date, renewal options (if any) and annual base rents. Each such Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. No consent or approval of any landlord or other third party in connection with any such Lease is necessary for Borrower or any of its Subsidiaries to enter into and execute the Loan Documents to which it is a party, except as set forth on Schedule 5.01(p). To Borrower's knowledge, (a) no other party to any such Lease is in default of its obligations thereunder, (b) none of Borrower and its Subsidiaries (or any other party to any such Lease) have at any time delivered or received any notice of default which remains uncured under any such Lease and, and (c) as of the Effective Date, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default by Borrower or any of its Subsidiaries under any such Lease, that, with respect to (a), (b) or (c) above would be reasonably expected to result in an Material Adverse Effect on the Borrower and its Subsidiaries, taken as a whole.

     (q) Full Disclosure. Borrower has disclosed to the Lender Group all material agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other written information furnished by or on behalf of Borrower to the Lender Group in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which it was made, not materially misleading; provided that, with respect to projected financial information, Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. As of the Effective Date, there is no contingent liability or fact that would reasonably be expected to have a Material Adverse Effect which has not been set forth in a footnote included in the Financial Statements or a schedule hereto.

     (r) [Intentionally Omitted]

     (s) Operating Lease Obligations. On the Effective Date, neither Borrower nor any of its Subsidiaries has any obligations as lessee for the payment of rent for any real or personal property other than the Operating Lease Obligations set forth on Schedule 5.01(s) and other than leases in the ordinary course of business where annual rental payments are less than $50,000.

     (t) Environmental Matters. Except as set forth on Schedule 5.01 (t), (i) the operations of each of Borrower and its Subsidiaries are in compliance with applicable Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect; (ii) there has been no Release at any of the properties owned or operated by Borrower or its Subsidiaries or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by Borrower or its Subsidiaries or any predecessor in interest which would reasonably be expected to have a Material Adverse Effect; (iii) to the best of Borrower's and its Subsidiaries' knowledge, no Environmental Action has been asserted against Borrower or its Subsidiaries or any predecessor in interest nor does Borrower or any of its Subsidiaries have knowledge or notice of any threatened or pending Environmental Action against Borrower or its Subsidiaries or any predecessor in interest which would reasonably be expected to have a Material Adverse Effect; and (iv) to the best of Borrower's and its Subsidiaries' knowledge, no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by Borrower or its Subsidiaries or any predecessor in interest which would reasonably be expected to have a Material Adverse Effect.

     (u) Insurance. Each of Borrower and its Subsidiaries keeps its property adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law (including, without limitation, against larceny, embezzlement or other criminal misappropriation). Schedule 5.01(u) sets forth a list of all insurance maintained by Borrower and its Subsidiaries on the Effective Date.

     (v) Use of Proceeds. The proceeds of the Loans shall be used solely (i) on the Effective Date, with respect to the Revolving Loans, for (A) the satisfaction in full of existing Indebtedness of Borrower to the Former Lender Group, and (B) payment of transactional costs, expenses, and fees incurred in connection with this Agreement and the other Loan Documents, and (ii) from and after the Effective Date, (A) with respect to the Term Loans, for the purposes set forth in paragraph 2 of the Side Letter, and (B) with respect to the Revolving Loans, for Borrower's and its Subsidiaries' general corporate and working capital purposes (including without limitation, for any of the purposes contemplated by the Side Letter), all in a manner consistent with the provisions of this Agreement and all applicable laws.

     (w) Solvency. After giving effect to the transactions contemplated by this Agreement and before and after giving effect to each Loan, each of Borrower and its Subsidiaries is, and Borrower and its Subsidiaries on a consolidated basis are, Solvent.

     (x) Location of Bank Accounts. Schedule 5.01(x) sets forth a complete and accurate list as of the Effective Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by Borrower, or any of its Subsidiaries, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

     (y) Intellectual Property. Except as set forth on Schedule 5.01(y), each of Borrower and its Subsidiaries owns or licenses or otherwise has the right to use all licenses, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, and other intellectual property rights that are necessary for the operations of its businesses as currently conducted, without, to the knowledge of Borrower, infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 5.01(y) is a complete and accurate list as of the Effective Date of all such material licenses, patents, patent applications, registered trademarks, trademark applications, registered service marks, tradenames, registered copyrights, copyright applications, franchises, of Borrower and its Subsidiaries. Except as set forth in Schedule 5.01(y), to the knowledge of Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed by Borrower or its Subsidiaries in the conduct of their business, infringes upon or conflicts with any rights owned by any other Person, except for such infringements and conflicts which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and no claim or litigation regarding any of the foregoing is pending or threatened against Borrower or its Subsidiaries, except for such claims or litigation which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (z) Material Contracts. Set forth on Schedule 5.01(z) is a complete and accurate list as of the Effective Date of all Material Contracts to which Borrower or any of its Subsidiaries is a party, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) unless terminated in accordance with the terms of this Agreement, is in full force and effect and is binding upon and enforceable against each of Borrower and its Subsidiaries that is a party thereto and, to the best of Borrower's knowledge, all other parties thereto in accordance with its terms,
(ii) has not been otherwise amended or modified (except to the extent permitted by this Agreement), and (iii) is not in default due to the action of Borrower or its Subsidiaries or, to the best of Borrower's knowledge, any other party thereto, except to the extent disclosed in writing to Collateral Agent.

     (aa) Holding Company and Investment Company Acts. Neither Borrower nor any of its Subsidiaries is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or

"principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     (bb) Employee and Labor Matters. (i) There is (A) no unfair labor practice complaint pending or, to the best of Borrower's knowledge, threatened against Borrower or any of its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or, to the best of Borrower's knowledge, threatened against Borrower or any of its Subsidiaries which arises out of or under any collective bargaining agreement, (B) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the best of Borrower's knowledge, threatened against Borrower or any of its Subsidiaries and (C) to the best of Borrower's knowledge, no union representation question existing with respect to the employees of Borrower or any of its Subsidiaries and no union organizing activity taking place with respect to any of the employees of any of them, that, in the case of (A), (B) and (C) would reasonably be expected to have a Material Adverse Effect.

     (cc) Customers and Suppliers. There exists no actual or, to the best of Borrower's knowledge, threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (A) Borrower or any of its Subsidiaries, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with Borrower or any such Subsidiary are individually or in the aggregate material to the business or operations of Borrower and its Subsidiaries, taken as a whole, or (B) Borrower or any of its Subsidiaries, on the one hand, and any material supplier of Borrower and its Subsidiaries, taken as a whole, on the other hand; and there exists no present state of facts or circumstances that would reasonably be expected to give rise to or result in any such termination, cancellation, limitation, modification or change.

     (dd) No Bankruptcy Filing. Neither Borrower nor any of its Subsidiaries is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's or such Subsidiary's assets or property, except the liquidation of any Dormant Subsidiary, and neither Borrower nor any of its Subsidiaries has any knowledge of any Person contemplating the filing of any such petition against it.

     (ee) Liquor License  Subsidiaries.  None of the Liquor License Subsidiaries
(i) have any assets other than those assets necessary to sell liquor, including liquor licenses, alcohol, and such bank accounts as are necessary to maintain cash sufficient to purchase alcohol (which assets have an aggregate fair market value which does not exceed $250,000 at any one time), (ii) have any liabilities of any nature whatsoever (except short term liabilities in connection with purchases of alcohol and in respect of the maintenance of and compliance with liquor licenses (in an aggregate outstanding amount which does not exceed $250,000 at any one time)), or (iii) engage in any activity or business of any kind other than with respect to liquor licenses and the purchase of alcohol and its sale within Restaurants.

     (ff) Non-Wholly Owned Subsidiaries. The Non-Wholly Owned Subsidiaries do not have contractual liabilities of any kind or nature which have not been paid when due, in an aggregate outstanding amount at any one time in excess of $600,000, other than Indebtedness in respect of Permitted Intercompany Advances.

     (gg) Dormant Subsidiaries. None of the Dormant Subsidiaries (i) have any assets, (ii) have any liabilities of any nature whatsoever other than tax liabilities due and payable after the end of the 2002 Fiscal Year or liabilities resulting from the resolution of outstanding lawsuits, or (iii) engage in any activity or business of any kind.

     (hh) [Intentionally Omitted]

     (ii) Location of Inventory; Place of Business; Chief Executive Office. There is no location at which Borrower or any of its Subsidiaries has any Inventory (except for Inventory in transit) other than (i) those locations listed on Schedule 5.01(ii) and (ii) any other locations approved in writing by Administrative Agent and Collateral Agent. Schedule 5.01(ii) hereto contains a true, correct and complete list, as of the Effective Date, of the legal names and addresses of each warehouse at which Inventory of Borrower and its Subsidiaries is stored. None of the receipts received by Borrower or any of its Subsidiaries from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns. Schedule 5.01(ii) sets forth a complete and accurate list as of the date hereof of (A) each place of business of Borrower and its Subsidiaries and (B) the chief executive office of each of Borrower and its Subsidiaries.

                                   ARTICLE VI

                            COVENANTS OF THE BORROWER

     SECTION 6.01. Affirmative Covenants. So long as any principal of or interest on any Loan or any other Obligations (whether or not due) shall remain unpaid or the Lenders shall have any Commitment hereunder, Borrower will and will cause each of its Subsidiaries to:

     (a) Reporting Requirements.  Furnish to Administrative Agent and Collateral
Agent:

     (i) with respect to the fourth fiscal quarter of the 2001 Fiscal Year, on or before April 2, 2002, with respect to the fourth fiscal quarter of each subsequent Fiscal Year, within 60 days after the end of the fourth fiscal





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

quarter of such Fiscal Year, and with respect to each other fiscal quarter of Borrower and its Subsidiaries, within 45 days after the end of such fiscal quarter of Borrower and its Subsidiaries, unaudited consolidated balance sheets, consolidated statements of operations and retained earnings, consolidated statements of cash flows of Borrower and its Subsidiaries, for such fiscal quarter of Borrower, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the reported amounts for the corresponding date or period of the immediately preceding Fiscal Year, substantially in the form of
Exhibit 6.01(a)(i)(A), and certified by an Authorized Officer as fairly presenting, in all material respects, the financial position of Borrower and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of Borrower and its Subsidiaries for such quarter, in accordance with GAAP and disclosure for interim financial statements applicable to Form 10Q, applied in a manner consistent with that of the most recent audited financial statements (except for mandatory changes in accounting principles disclosed in such statements) of Borrower and its Subsidiaries furnished to the Agents, subject to normal year-end adjustments and, in addition, Borrower shall furnish, with respect to the fourth fiscal quarter of the 2001 Fiscal Year, on or before April 2, 2002, with respect to the fourth fiscal quarter of each subsequent Fiscal Year, within 60 days after the end of the fourth fiscal quarter of such Fiscal Year, and with respect to each other fiscal quarter of Borrower and its Subsidiaries, within 45 days after the end of such fiscal quarter of Borrower and its Subsidiaries, statements of Cash Flow From Restaurant Operations for each Restaurant, substantially in the form of Exhibit 6.01(a)(i)(B);

     (ii) with respect to the 2001 Fiscal Year, on or before April 2, 2001, and with respect to each subsequent Fiscal Year, within 60 days after the end of such Fiscal Year, consolidated balance sheets, consolidated statements of operations and retained earnings and consolidated statements of cash flows of Borrower and its Subsidiaries as at the end of such Fiscal Year, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year, substantially in the form of Exhibit 6.01(a)(ii), and prepared in accordance with GAAP, and accompanied by a report and an opinion unqualified in all material respects, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by Borrower and reasonably satisfactory to Administrative Agent and Collateral Agent (which opinion shall be without (A) a "going concern" or like qualification or exception, (B) any qualification or exception as to the scope of such audit or (C) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 6.03), together with a written statement of such accountants (1) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default and (2) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof;

     (iii) with respect to each of the fiscal months of December of 2001, January of 2002 and February of 2002, on or before April 2, 2002, and (except for months ending on a fiscal quarter of Borrower) within 30 days of the end of each other fiscal month of Borrower and its Subsidiaries, unaudited consolidated balance sheets, consolidated statements of operations, consolidated statements of cash flows, and statements of Cash Flow From Restaurant Operations for each Restaurant location for such fiscal month of Borrower and for the period from the beginning of such Fiscal Year to the end of such fiscal month, substantially in the form of Exhibit 6.01(a)(iii), and certified by an Authorized Officer as fairly presenting, in all material respects, the financial position of Borrower and its Subsidiaries as of the end of such fiscal month and the results of operations and cash flows of Borrower and its Subsidiaries for such fiscal month, in accordance with GAAP (except for footnotes and other disclosures required in annual and quarterly reports on Form 10K and 10Q, respectively) applied in a manner consistent with that of the most recent audited financial statements (except for mandatory changes in accounting principles) furnished to the Agents, subject to normal year-end adjustments;

     (iv) simultaneously with the delivery of the financial statements of Borrower and its Subsidiaries required by clauses (i), (ii) and (iii) of this
Section 6.01(a), a certificate of an Authorized Officer (A) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of Borrower and its Subsidiaries during the period covered by such financial statements with a view to determining whether a Default or Event of Default occurred during such period, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which Borrower and its Subsidiaries propose to take or have taken with respect thereto, and (B) attaching a schedule showing the calculations (1) specified in Section 6.03 and (2) which are required to determine the Revolving Loan Margin and the Term Loan Margin;

     (v) within 30 days of the end of each fiscal month of Borrower, reports in detail reasonably satisfactory to the Agents and certified by an Authorized Officer as being accurate and complete (A) if the aggregate amount of Accounts Receivable other than credit card receivables during such month exceeds $200,000, listing all Accounts Receivable of Borrower and its Subsidiaries as of the last Business Day of such month, which shall include the amount and age of each Account Receivable, and a description of all Liens, set-offs, defenses and counterclaims with respect thereto, together with a reconciliation of such schedule with the schedule delivered to Administrative Agent pursuant to this





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

clause (v)(A) for the immediately preceding month, the name and mailing address of each Account Debtor with respect to each such Account Receivable and such other related information as Administrative Agent shall reasonably request, (B) a summary aging of all accounts payable of Borrower and its Subsidiaries as of the last Business Day of such month which shall include the amount and age of each account payable by vendor, and such other information in respect thereof as Administrative Agent may reasonably request, and (C) a summary report of the amount of all sales, payroll and other tax obligations, substantially in the form of Exhibit 6.01(a)(v)(C);

     (vi) simultaneously with the delivery of the financial statements of Borrower required by clause (i) of this Section 6.01(a), a Borrowing Base Certificate as of the close of business on the last day of the prior fiscal quarter of Borrower, supported by schedules showing the derivation thereof and containing such detail and other related information as Administrative Agent may reasonably request from time to time provided, that (A) the Borrowing Base set forth in the Borrowing Base Certificate shall be effective from and including the date such Borrowing Base Certificate is duly received by Administrative Agent but not including the date on which a subsequent Borrowing Base Certificate is received by the Administrative Agent, unless Administrative Agent disputes the accuracy of any statements contained in the Borrowing Base Certificate concerning the Borrowing Base by written notice of such dispute to Borrower, and (B) in the event of any dispute, based on objective information obtained by Administrative Agent from the analysis of the information contained in the Borrowing Base Certificate (and any supporting documents submitted by Borrower in connection therewith) by a financial professional retained by either Agent on behalf of the Lender Group, and disclosed to Borrower in reasonable detail, concerning the accuracy of any statements contained in the Borrowing Base Certificate concerning the Borrowing Base, Administrative Agent's good faith judgment (following discussions with Borrower concerning the basis for such judgment) shall control;

     (vii) on or before December 21 of each year, financial projections (A) supplementing and superseding the financial projections for such period referred to in Section 5.01(h)(ii), prepared on a monthly basis substantially in the form of Exhibit 6.01(a)(vii), for the immediately succeeding Fiscal Year for Borrower and its Subsidiaries and (B) on or before the date that is 45 days after the last day of each fiscal quarter of Borrower, financial projections supplementing and superseding the financial projections for such period referred to in Section 5.01(h)(ii), prepared on a monthly basis and otherwise in form and substance reasonably satisfactory to Administrative Agent and Collateral Agent, for each remaining quarterly period in such Fiscal Year, all such financial projections to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by Borrower to be reasonable at the time made and from the best information then reasonably available to Borrower;

     (viii) promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of Borrower or any of its Subsidiaries other than routine inquiries by such Governmental Authority;

     (ix) as soon as possible, and in any event within three Business Days after the occurrence of an Event of Default or Default or the occurrence of any event or development that would reasonably be expected to have a Material Adverse Effect, the written statement of an Authorized Officer setting forth the details of such Event of Default, Default, or Material Adverse Effect and the action which Borrower and its Subsidiaries propose to take with respect thereto;

     (x) promptly after the commencement thereof but in any event not later than five Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, Borrower or any Subsidiary, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which would reasonably be expected to have a Material Adverse Effect;

     (xi) as soon as possible and in any event within eight Business Days after execution, receipt or delivery thereof, copies of any material notices that Borrower executes or receives from or sends in connection with the Senior Note Documents, the Senior Subordinated Note Documents, the TECON Documents, or the Morgan Documents;

     (xii) promptly after the sending or filing thereof, copies of all statements, reports and other information Borrower or any of its Subsidiaries sends generally to all holders of any of its Indebtedness or all holders of any class of its securities or files with the SEC or any national (domestic or foreign) securities exchange (including without limitation, registration statements, annual, quarterly or monthly reports, financial statements and proxy statements);

     (xiii)  promptly  upon receipt  thereof,  copies of all  financial  reports
(including, without limitation, management letters), if any, submitted to Borrower or any of its Subsidiaries by its auditors in connection with any annual or interim audit of the books thereof; and

     (xiv) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of Borrower or any of its Subsidiaries as Administrative Agent or Collateral Agent may from time to time reasonably request.

     (b)    Additional    Guaranties    and    Collateral    Security.    Cause:

     (i) each of its Subsidiaries, other than the Non-Wholly Owned Subsidiaries, not in existence on the Effective Date to execute and deliver to Collateral

Agent for the benefit of the Lender Group promptly and in any event, with respect to each of the documents described below in clauses (A), (B), (C), (x) and (y), within three Business Days after the formation, acquisition or change in status thereof (A) a Guaranty guaranteeing the Obligations, (B) a Security Agreement, (C) if such Subsidiary has any Subsidiaries, a Pledge Agreement together with (x) certificates evidencing all of the Capital Stock of any Person owned by such Subsidiary, (y) undated stock powers executed in blank, and (z) within 20 Business Days after the formation, acquisition, or change in status of such Subsidiary, such opinion of counsel and such approving certificate of such Subsidiary as Collateral Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares, (D) within 20 Business Days of the date when such Subsidiary acquires any real property, one or more New Mortgages creating on such real property owned by such Subsidiary a perfected, first priority Lien on such real property, and a Title Insurance Policy covering such real property, together with such other agreements, instruments and documents as Collateral Agent may reasonably require whether comparable to the documents required under Section 6.01(o) or otherwise, and (E) promptly and as soon as reasonably practicable, upon request by Collateral Agent, such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by Collateral Agent in order to create, perfect, establish the first priority nature of or otherwise protect any Lien purported to be created by any such Security Agreement, Pledge Agreement or New Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Intercompany Subordination Agreement and, in accordance with the terms of the Acknowledgment Agreement, the Loan Agreement, and that all property and assets of such Subsidiary shall become Collateral for the Obligations; and

     (ii) each owner of the Capital Stock of any new Subsidiary of Borrower, to the extent that such Capital Stock is owned by Borrower or any of its Subsidiaries other than the Non-Wholly Owned Subsidiaries, to execute and deliver promptly and in any event, with respect to the documents described below in clauses (A) and (B), within three Business Days after the formation or acquisition of such Subsidiary a Pledge Agreement, together with (A) certificates evidencing all of the Capital Stock of such Subsidiary in order to create, perfect, establish the first priority nature of, or otherwise protect any Lien purported to be created by such Pledge Agreement, (B) undated stock powers or other appropriate instruments of assignment executed in blank, (C) within 20 Business Days after the formation or acquisition of such Subsidiary, such opinion of counsel and such approving certificate of such new Subsidiary as Collateral Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares, and (D) promptly and as soon as reasonably practicable, upon request by Collateral Agent, such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by Collateral Agent in order to create or perfect the first priority nature of, or otherwise protect, any Lien created by such Pledge Agreement;

     (c) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders (including, without limitation, all Environmental Laws), except where compliance is being contested by Borrower or its Subsidiaries in good faith by appropriate proceedings, such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties except taxes described in clauses (A) and (B) of the definition of "Permitted Deferred Taxes", and (ii) paying all other lawful claims which if unpaid might become a Lien or charge upon any of its properties, except, in the case of the foregoing clauses (i) and (ii), (y) to the extent subject to a Permitted Protest, or (z) to the extent that the outstanding amount of such obligations does not exceed, as of any date, $250,000 in the aggregate.

     (d) Preservation of Existence, Etc. Except as permitted under Section 6.02(c), maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary and the failure to be so qualified or in good standing would reasonably be expected to have a Material Adverse Effect.

     (e) Keeping of Records and Books of Account. Keep adequate records and books of account, on a consolidated basis with respect to Borrower and its Subsidiaries, with complete entries made in accordance with GAAP.

     (f) Inspection Rights. Permit, and cause each of its Subsidiaries to permit, Administrative Agent, Collateral Agent, or any agents or representatives thereof at any time and, so long as no Default or Event of Default has occurred and is continuing, upon reasonable prior notice during normal business hours, to examine and make copies of and abstracts from their records and books of account, to visit and inspect their properties, to verify materials, leases, notes, accounts receivable, deposit accounts, other Collateral and other assets of Borrower and its Subsidiaries, to determine whether Borrower and its Subsidiaries have paid all sales, payroll and other taxes or charges of any kind or nature prior to delinquency, to conduct audits, physical counts, valuations (including without limitation, valuations of the businesses of Borrower and its Subsidiaries), appraisals, environmental assessments or examinations and to discuss their affairs, finances and accounts with any of the directors, officers, senior managerial employees, independent accountants or other financial or managerial consultants. Borrower agrees to pay the reasonable cost of such audits, physical counts, valuations, appraisals, assessments or examinations, but only up to (x) a fee not in excess of $1,500 per day, per auditor, plus actual out-of-pocket expenses for each financial audit of Borrower performed by personnel employed by either Agent, and (y) the actual reasonable charges paid or incurred by either Agent if such elects to employ the services of one or more third Persons to perform such audits, physical counts, valuations, appraisals, assessments or examinations; provided, however that Borrower shall have no obligation to reimburse the Agents for (1) audits, physical counts, assessments or examinations which are conducted when a Default or Event of Default is not continuing, solely to the extent that (A) more than four (4) such audits, physical counts, assessments or examinations are conducted during any calendar year, or (B) the aggregate amount of the actual charges which are paid or incurred by either Agent with respect to such audits, physical counts, assessments or examinations exceeds $150,000 during any calendar year,
(2) valuations of Borrower's and its Subsidiaries' business which are conducted when a Default or Event of Default is not continuing, solely to the extent that the aggregate amount of the actual charges which are paid or incurred by either Agent with respect to such business valuations exceeds $50,000 during any calendar year, and (3) appraisals of the real property owned by Borrower and its Subsidiaries which are conducted when an Event of Default is not continuing, solely to the extent that more than one (1) such appraisal is conducted during any calendar year.

     (g) Maintenance of Properties, Etc. Except with respect to Restaurant closures that do not constitute Dispositions, maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of their properties which are necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, in all material respects with the provisions of all material leases to which each of them is a party as lessee or under which each of them occupies property, so as to prevent any material loss or forfeiture thereof or thereunder.

     (h) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain (either in the name of Borrower or in such Subsidiary's own name), insurance with financially sound and reputable insurance companies or associations (including, without limitation, commercial general liability, property and business interruption insurance) with respect to their properties (including all real properties leased or owned by them) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated. All property policies covering the Collateral shall name Collateral Agent for the benefit of the Lender Group, as its interests may appear, as an additional insured or loss payee, in case of loss. All certificates of insurance are to be delivered to Collateral Agent and the policies shall contain a loss payable and additional insured endorsements in favor of Collateral Agent for the benefit of the Lender Group (substantially in the form in existence on the Effective Date), and shall provide for not less than 30 days' prior written notice to Collateral Agent and other named insureds of the exercise of any right of cancellation.

     (i) Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, all permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary or useful in the proper conduct of its business and where the failure to so obtain, maintain and preserve would reasonably be expected to have a Material Adverse Effect.

     (j) Environmental. (i) Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens; (ii) comply, and cause it Subsidiaries to comply, in all material respects with Environmental Laws and provide to Collateral Agent documentation of such compliance which Collateral Agent reasonably requests; (iii) immediately notify Collateral Agent of any Release of a Hazardous Material in excess of any reportable quantity from or onto property owned or operated by Borrower or any of its Subsidiaries and take any Remedial Actions required to abate said Release; and (iv) promptly provide Collateral Agent with written notice within 8 Business Days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of Borrower or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against Borrower or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order which would reasonably be expected to have a Material Adverse Effect.

     (k) Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as the Lender Group may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens (subject only to Permitted Liens) any of the Collateral or any other property of Borrower and its Subsidiaries acquired after the Effective Date (other than property owned by a Non-Wholly Owned Subsidiary), (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto the Lender Group the rights now or hereafter intended to be granted to the Lender Group under this Agreement or any other Loan Document.

     (l) Change in Collateral; Collateral Records. (i) Give Administrative Agent and Collateral Agent not less than 30 days' prior written notice of any change in the location of any Collateral, other than to locations set forth on Schedule 6.01(l) (and other than any change in location resulting from a Disposition which is permitted under this Agreement), (ii) advise Collateral Agent promptly, in sufficient detail, of any change which would reasonably be expected to have a Material Adverse Effect relating to the value of the Collateral or the Lien





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

granted thereon and (iii) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to Collateral Agent for the benefit of the Lender Group from time to time, solely for the Lender Group's convenience in maintaining a record of Collateral, such written statements and schedules, maintained by Borrower and its Subsidiaries in the ordinary course of business, as Collateral Agent may reasonably require, designating, identifying or describing the Collateral.

     (m) Landlord Waivers. Obtain at the time a Loan Party enters into a lease for real property not occupied on the Effective Date a landlord's waiver from the landlord of such real property (which waiver may be contained in such lease), substantially in the form of Exhibit L.

     (n) Term Loan  Proceeds.  Use the proceeds of each Term Loan solely for the
purposes    set    forth    in    paragraph    2    of    the    Side    Letter.

     (o) After Acquired Real Property. Upon the acquisition by Borrower or any of its Subsidiaries after the date hereof of any interest (whether fee or leasehold) in any real property (wherever located) (each such interest being an "After Acquired Property") (x) with a Current Value (as defined below) in excess of $500,000 in the case of a fee interest, or (y) requiring the payment of annual rent exceeding in the aggregate $125,000 in the case of leasehold interest, Borrower shall promptly so notify Collateral Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or Borrower's good-faith estimate of the current value of such real property (for purposes of this Section, the "Current Value"). Collateral Agent shall notify Borrower, in writing within 60 days after receiving notice from Borrower pursuant to the preceding sentence, whether Collateral Agent for the benefit of the Lender Group intends to require a New Mortgage and the other documents referred to below or in the case of leasehold, a leasehold New Mortgage or landlord's waiver (pursuant to Section 6.01(m) hereof). Upon receipt of such notice requesting a New Mortgage, the Person which has acquired such After Acquired Property shall promptly furnish to Collateral Agent the following, each in form and substance reasonably satisfactory to Collateral Agent: (i) a New Mortgage with respect to such real property and related assets located at the After Acquired Property, each duly executed by such Person and in recordable form; (ii) evidence of the recording of the New Mortgage referred to in clause
(i) above in such office or offices as may be necessary to create and perfect a valid and enforceable first priority lien on the property purported to be covered thereby or to otherwise protect the rights of the Lender Group thereunder, (iii) a Title Insurance Policy, (iv) a survey of such real property, certified to the Lender Group and to the issuer of the Title Insurance Policy by a licensed professional survey or reasonably satisfactory to Collateral Agent,
(v) phase I environmental assessment reports with respect to such real property, certified to the Lender Group by a company reasonably satisfactory to Collateral Agent, (vi) in the case of a leasehold interest, a certified copy of the lease between the landlord and such Person with respect to such real property in which such Person has a leasehold interest, and the certificate of occupancy with respect thereto, (vii) in the case of a leasehold interest, an attornment and nondisturbance agreement from the landlord (and Borrower shall use its commercially reasonable efforts to obtain such an agreement from any fee mortgagee) with respect to such real property and Collateral Agent for the benefit of the Lender Group, and (viii) such other documents or instruments (including guarantees and opinions of counsel) as Collateral Agent may reasonably require. Borrower shall pay all fees and expenses, including reasonable attorneys' fees and expenses, and all title insurance charges and premiums, in connection with their obligations under this Section 6.01(o).

     (p) Fiscal Year. Cause the Fiscal Year of Borrower and its Subsidiaries to end on the Sunday closest to December 31 of each calendar year unless the Required Lenders consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).

     (q) Chief Financial Officer. In the event that the employment of any chief financial officer hired by the Borrower terminates after the Effective Date, retain a temporary chief financial officer who works not less than 30 hours per week until such time as a full-time permanent chief financial officer is retained by Borrower.

     SECTION 6.02. Negative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid or the Lenders shall have any Commitment hereunder, Borrower shall not, nor shall it permit any of its Subsidiaries to:

     (a) Liens, Sale-Leasebacks, Sales of Accounts Recievable, Etc. (i) Create, incur, assume or suffer to exist any Lien upon or with respect to any of its property, whether now owned or hereafter acquired, (ii) file or suffer to exist under the Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names Borrower or any of its Subsidiaries as debtor, other than in connection with a replacement financing resulting in the termination of this Agreement and the payment in full in cash of all of the Obligations then due and payable, (iii) sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof), other than in connection with a replacement financing resulting in the termination of this Agreement and the payment in full in cash of all of the Obligations then due and payable, (iv) sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets and (including sales of accounts receivable) with recourse to Borrower or any of its Subsidiaries (other than any such arrangement with respect to property or assets with respect to which the provisions of Section 2.05(c) are satisfied) or (v) assign or otherwise transfer, or permit any of its Subsidiaries to assign or





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

otherwise transfer, any Account Receivable or other right to receive income, other than (with respect to clauses (i), (ii), (iii), (iv) or (v) above) Permitted Liens.

     (b) Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to any Indebtedness other than Permitted Indebtedness.

     (c) Fundamental Changes, Asset Sales, and Acquisitions. Wind-up, liquidate or dissolve itself (or permit or suffer any thereof) or merge, consolidate or amalgamate with any Person, convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or (agree to do any of the foregoing) or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that:

     (i) any Dormant Subsidiary or any Non-Wholly Owned Subsidiary may be wound-up, liquidated or dissolved, so long as the proceeds of any such liquidation or dissolution and any remaining assets of such Dormant Subsidiary or Non-Wholly Owned Subsidiary are promptly transferred to Borrower or any of its Wholly Owned Subsidiaries in connection therewith;

     (ii) any Subsidiary of Borrower may be merged into Borrower or another such Wholly Owned Subsidiary of Borrower, other than a Liquor License Subsidiary or a Dormant Subsidiary, consolidate with another such Wholly Owned Subsidiary of Borrower, other than a Liquor License Subsidiary or a Dormant Subsidiary, or sell assets to Borrower or another Wholly Owned Subsidiary of Borrower, other than a Liquor License Subsidiary or a Dormant Subsidiary, so long as (A) Borrower gives the Lender Group (I) at least 15 days' prior written notice of any such merger or consolidation, or (II) at least 10 days' prior written notice of any such sale of assets, (B) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (C) the Lender Group's rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or sale of assets, and (D) in the case of a merger or consolidation of Subsidiaries, the surviving Subsidiary, if any, is a party to a Guaranty and a Security Agreement and the Capital Stock of such Subsidiary is the subject of a Pledge Agreement, in each case which is in full force and effect on the date of and immediately after giving effect to such merger or consolidation;

     (iii) Borrower and its Subsidiaries (other than the Liquor License Subsidiaries and the Dormant Subsidiaries) may (A) sell Inventory in the ordinary course of business, (B) dispose of obsolete or worn-out equipment in the ordinary course of business, (C) close Restaurants owned or operated by Borrower or any of its Subsidiaries, to the extent that such closings do not involve the Disposition of the Restaurant or the assets owned and/or operated by Borrower or the applicable Subsidiary in connection with such Restaurant, (D) consummate the Permitted Affiliate Transaction, (E) sell or otherwise dispose of other property or assets for at least 80% cash (including without limitation any sales or other dispositions of property or assets in connection with the closure of a Restaurant location) in an aggregate amount not less than the fair market value of such property or assets, provided that the Net Cash Proceeds of such Dispositions with respect to this clause (c)(ii)(E) do not exceed $5,000,000 in the aggregate in any twelve-month period, and are paid to the Lender Group to the extent required by Section 2.05(c)(v), and (F) sell or dispose of the property and assets set forth on Schedule 2.05(c)(v), so long as all of the Net Cash Proceeds thereof are paid to Administrative Agent as a payment of the outstanding principal balance of the Revolving Loans.

     (d) Change in Nature of Business. Except as permitted by Section 6.02(c), make any material change in the nature of its business as carried on at the date hereof.

     (e) Investments. Hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other Investment in, any Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of its Subsidiaries to do any of the foregoing, except for: (i) Investments existing on the date hereof, as set forth on Schedule 6.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof, and (ii) Permitted Investments; provided, however, that Borrower shall not have Permitted Investments in Securities Accounts or deposit accounts (other than in the Concentration Accounts or in deposit accounts directly receiving proceeds of Restaurant sales, solely to the extent of such proceeds) in excess of $200,000 outstanding at any one time unless the applicable Loan Party and the applicable securities intermediary or bank have entered into Control Agreements or similar arrangements governing such Permitted Investments, as Collateral Agent shall determine in its Permitted Discretion, to perfect (and further establish) the Lender Group's Liens in such Permitted Investments.

     (f) Lease Obligations. Create, incur or suffer to exist any obligations as lessee for the payment of rent for any real or personal property under leases or agreements to lease other than (A) Capitalized Lease Obligations which would not cause the aggregate amount of all obligations under Capitalized Leases entered into after the Effective Date owing by Borrower and its Subsidiaries in any Fiscal Year to exceed the amounts set forth in subsection (g) of this Section





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

6.02, and (B) Operating Lease Obligations which would not cause the aggregate amount of all Operating Lease Obligations (other than the portion of the Operating Lease Obligations which is based on the level of sales of Borrower or the applicable Subsidiary) owing by Borrower and its Subsidiaries to exceed $25,500,000 during any Fiscal Year.

     (g) Capital Expenditures. Make or commit or agree to make any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all such Capital Expenditures made by Borrower and its Subsidiaries to exceed the amount set forth below opposite the applicable Fiscal Year:

         Fiscal Year                      Maximum Capital Expenditures

         2002                                      $19,334,000

         2003                                      $22,494,000

         2004 and each                             $28,697,000
         Fiscal Year thereafter

     (h) Restricted Payments. (i) Declare or pay any cash dividend or other cash distribution, direct or indirect, on account of any Capital Stock of Borrower or any of its Subsidiaries, now or hereafter outstanding, other than cash dividends or other cash distributions made to any limited partner of any of Borrower's Subsidiaries (other than any limited partner which is a Subsidiary of Borrower) pursuant to the terms of (A) the applicable limited partnership agreement or (B) the plans described on Schedule 5.01(e), (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any bonds, notes, debentures or other debt securities of a Loan Party, now or hereafter outstanding, other than
(A) Investments described in paragraphs (vii) or (xii) of the definition of Permitted Investments, (B) Investments in connection with the Permitted Affiliate Transaction, (C) Permitted Intercompany Advances, (D) payments with respect to Indebtedness described in paragraph (o) of Permitted Indebtedness,
(E) payments in connection with the transactions described in paragraph 2 of the Side Letter, (F) with the consent of each Agent (which consent shall not be unreasonably withheld), payments made in connection with the cancellation of the Morgan Documents and the release of the Liens securing the Indebtedness evidenced thereby, or (G) as permitted pursuant to subparagraph (v) below in this Section 6.02(h), (iii) make any cash payment to retire, or to obtain the surrender of, any Capital Stock of a Loan Party or any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of a Loan Party, now or hereafter outstanding, other than cash payments made pursuant to the terms of the plans described in Schedule 5.01(e), as modified from time to time in the ordinary course of business, (iv) return capital to any shareholders or other equity holders of Borrower or any of its Subsidiaries, or make any other capital distribution or dividend in kind of property, assets, shares of Capital Stock, warrants, rights, options, obligations or securities as such to any shareholders or other equity holders of Borrower or any of its Subsidiaries, other than cash dividends or other cash distributions made to any limited partner of any of Borrower's Subsidiaries (other than any limited partner which is a Subsidiary of Borrower) pursuant to the terms of (A) the applicable limited partnership agreement or (B) the plans described on Schedule 5.01(e) or the granting to all holders of common stock of Borrower of rights to subscribe for or purchase any shares of Capital Stock of any class or of any other rights, (v) make any payments in respect of the Convertible Debentures or the TECONS that Borrower is entitled to defer, other than payments made in accordance with paragraph 1 of the Side Letter or clause
(vii) of the definition of "Permitted Investments", or (vi) pay any management fees or any other fees or expenses (including the reimbursement thereof by Borrower or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equityholders of Borrower or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates or Borrower, other than (A) book entries which do not involve any cash payments, or (B) cash dividends or other cash distributions made to any limited partner of any of Borrower's Subsidiaries (other than any limited partner which is a Subsidiary of Borrower) pursuant to the terms of the applicable limited partnership agreement; provided, however, that:

     (X) Subsidiaries of Borrower may declare and pay cash and stock dividends, return capital and make distributions of assets to Borrower or a Guarantor; and

     (Y) Borrower or any of its Subsidiaries may (x) declare and pay dividends and distributions payable solely in shares of such Person's common stock, and
(y) purchase or otherwise acquire shares of its Capital Stock with proceeds received from the issue of new shares of its Capital Stock.

     (i) Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loans to be margin loans under the provisions of Regulation T, U or X of the Board.

     (j) Transactions with Affiliates. Enter into, renew, extend or be a party to any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any of its Affiliates, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to Borrower or such Subsidiary than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof, (ii) in connection with the Permitted Affiliate Transaction, the Permitted Convertible Debenture Payments, Permitted Intercompany Advances and payments in respect of Indebtedness permitted pursuant to clauses (j) and (o) of the definition of

"Permitted Indebtedness", (iii) with the consent of each Agent (which consent shall not be unreasonably withheld), the cancellation of the Morgan Documents, the release of the Liens securing the Indebtedness evidenced thereby, and the payments made to effect such cancellation and release, and (iv) royalty and management fees, solely to the extent permitted above by Section 6.02(h)(vi) and to the extent consistent with past practices.

     (k) Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any of its Subsidiaries (i) to pay dividends or to make any other distribution on any shares of Capital Stock of such Subsidiary owned by Borrower or any of its Subsidiaries, (ii) to subordinate (other than in connection with the Senior Subordinated Note Documents or the Convertible Debentures) or to pay or prepay any Indebtedness owed to Borrower or any of its Subsidiaries, (iii) to make loans or advances to Borrower or any of its Subsidiaries or (iv) to transfer any of its property or assets to Borrower or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 6.02(k) shall prohibit or restrict:

     (A) this Agreement and the other Loan Documents;

     (B) any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

     (C) in the case of clause (iv) any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets; or

     (D) in the case of clause (iv) any holder of a Permitted Lien from restricting on customary terms the transfer of any property or assets subject thereto.

     (l) Limitation on Issuance of Capital Stock.

     (i) Except as permitted by Section 6.02(e), (h) or (j), issue or sell or enter into any agreement or arrangement for the issuance and sale of any shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants, options or other rights for the purchase or acquisition of any of its Capital Stock, other than the granting to all holders of common stock of Borrower of rights to subscribe for or purchase any shares of Capital Stock of Borrower of any class or of any other rights or the issuance of Capital Stock of Borrower in connection with the exercise of such rights or the conversion of Capital Stock of Borrower acquired pursuant to such rights; or

     (ii) Except as permitted by Section 6.02(e), (h) or (j), permit any of its Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance and sale of any shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants.

     (m) Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc. (i) Amend, modify or otherwise change in a materially adverse manner (consent to the amendment, modification or other change in a materially adverse manner of) any of the provisions of any Indebtedness for borrowed money of Borrower or any of its Subsidiaries or of any instrument (including, without limitation, the Morgan Documents, the Senior Note Documents, the Senior Subordinated Note Documents, the TECON Documents) relating to any such Indebtedness, except in connection with (A) the Permitted Affiliate Transaction or Indebtedness permitted pursuant to clauses (j), (n) or (o) of the definition of "Permitted Indebtedness," and, (B) with the consent of each Agent (which consent shall not be unreasonably withheld), the cancellation of the Morgan Documents, and the release of the Liens securing the Indebtedness evidenced thereby, if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date scheduled (as of the date hereof) on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, or would change the subordination provision, if any, of such Indebtedness, or would otherwise be materially adverse to the issuer of such Indebtedness, (ii) except for the Obligations or as permitted pursuant to Section 6.02(h) or (j) hereof, make any voluntary or optional payment, prepayment, redemption or other acquisition for value (other than Investments described in paragraphs (vii) or
(xii) of the definition of Permitted Investments) of any Indebtedness of Borrower or any of its Subsidiaries (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness, make any prepayment, redemption or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing, or make any payment of any kind with respect to or in connection with the TECONS or the Convertible Debentures, or (iii) except as permitted pursuant to Section 6.02(h) or (j) hereof, amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders' agreement), unless each Agent has been given 20 Business Days' advance notice thereof, or enter into any new agreement with respect to any of its Capital Stock except (A) any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iii) that either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, or (B) any such amendments, modifications or changes related to the implementation of a "rights plan" by Borrower that grants to all holders of common stock of Borrower rights to subscribe for or purchase any shares of Capital Stock of Borrower of any class or of any other rights.

     (n) Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

     (o) Securities Accounts. Establish or maintain any Securities Account unless Collateral Agent shall have received a Control Agreement in respect of such Securities Account. Borrower shall comply in all material respects with the provisions of each Control Agreement to which it is a party.

     (p) Environmental. Permit the use, handling, generation, storage, treatment, release or disposal of Hazardous Materials at any property owned or leased by Borrower or any of its Subsidiaries except in compliance with Environmental Laws and so long as such use, handling, generation, storage, treatment, release or disposal of Hazardous Materials does not result in a Material Adverse Effect.

     (q) Certain Agreements. Except as expressly permitted pursuant to Sections 6.02(h), (j) or (m) hereof, agree to any material amendment or other material change to or material waiver of any of its rights under the Material Contracts without the prior written consent of Collateral Agent, if and only if such material amendment, material change or material waiver does not occur in the ordinary course of business or if it would reasonably be expected to have a Material Adverse Effect.

     (r) Liquor License  Subsidiaries.  Permit any Liquor License  Subsidiary to
(i) have or acquire any assets other than liquor licenses or such assets as are necessary for the sale of alcohol in certain Restaurants (which assets have an aggregate fair market value which does not exceed $250,000 at any one time),
(ii) incur liabilities of any nature whatsoever (except in connection with the maintenance of and compliance with liquor licenses, and liabilities, as are necessary for the sale of alcohol in certain Restaurants (in an aggregate outstanding amount which does not exceed $250,000 at any one time)), or (iii) engage in any other activity or business of any kind other than with respect to the sale of alcohol in certain Restaurants.

     (s) Non-Wholly Owned Subsidiaries. Except as set forth on Schedule 6.02(s), permit any Non-Wholly Owned Subsidiary to own any Capital Stock.

     (t) Dormant Subsidiaries. Permit any Dormant Subsidiary to (i) have or acquire any assets, (ii) incur any additional liabilities of any nature whatsoever, or (iii) engage in any other activity or business of any kind other than the payment of outstanding taxes, the resolution of outstanding lawsuits and the dissolution thereof.

     (u) Chief Financial Officer. On each day from and after July 1, 2002, fail to retain or continue to retain a full time permanent chief financial officer for a period of more than 120 consecutive days.

     (v) Permitted Subsidiary Activities. Notwithstanding any other provision hereof, in the event that, and to the extent that, as of the date hereof, any of the terms or conditions set forth in Sections 6.02(b), (e), (h), (k), or (l) shall operate to restrict the ability of any Subsidiary to (i) pay dividends or make distributions to Borrower or any Guarantor, to the extent permitted under applicable law, on any capital stock of such Subsidiary owned by Borrower or any Guarantor, (ii) make any payment to Borrower or any Guarantor with respect to any Indebtedness or other obligation owed to Borrower or any Guarantor, (iii) make loans or advances to Borrower or any Guarantor, or (iv) transfer any of its property or assets to Borrower or any Guarantor (collectively, the "Subsidiary Activities"), and the imposition of such restriction on any such Subsidiary Activity pursuant hereto is expressly prohibited under or constitutes an event of default under, the terms of the Senior Note Documents, then, notwithstanding the foregoing, such Subsidiary Activity shall be permitted.

     SECTION 6.03. Financial Covenants. So long as any principal of or interest on any Loan or any other Obligation (other than solely contingent indemnification obligations) shall remain unpaid or the Lenders shall have any Commitment hereunder, Borrower shall not:

     (a) Maximum Senior Debt to EBITDA Ratio. Permit the Senior Debt to EBITDA Ratio, for the twelve month period ending on that last day of any month, to be greater than 2.25.

     (b) Tangible Net Worth. Permit Tangible Net Worth of Borrower and its Subsidiaries at any time to be less than $20,000,000.

     (c) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio for the twelve fiscal month period ending on each date set forth below to be less than the amount set forth opposite such date (subject to the agreement set forth in Section 6.04):

     Trailing Twelve Fiscal Month Period Ending      Fixed Charge Coverage Ratio
     ------------------------------------------      ---------------------------
     March 31, 2002                                  0.56

     April 30, 2002                                  0.58

     May 31, 2002                                    0.59

     June 30, 2002                                   0.57

     July 31, 2002                                   0.55

     August 31, 2002                                 0.54

     September 30, 2002                              0.51

     October 31, 2002                                0.50

     November, 30, 2002                              0.53

     December 31, 2002 and
     thereafter until March 31, 2003                 0.55

     March 31, 2003 and thereafter
     until June 30, 2003                             0.58

     June 30, 2003 and thereafter
     until September 30, 2003                        0.58

     September 30, 2003 and thereafter
     until December 31, 2003                         0.57

     December 31, 2003 and thereafter                0.70

     (d) Borrower's EBITDA. Permit Borrower's EBITDA for the twelve fiscal month period ending on each date set forth below to be less than the amount set forth opposite such date (subject to the agreement set forth in Section 6.04):

     Trailing Twelve Fiscal Month Period Ending         Borrower's EBITDA
     ------------------------------------------         -----------------
     March 31, 2002                                     $24,218,000

     April 30, 2002                                     $24,563,000

     May 31, 2002                                       $25,000,000

     June 30, 2002                                      $23,975,000

     July 31, 2002                                      $24,150,000

     August 31, 2002                                    $24,200,000

     September 30, 2002                                 $24,250,000

     October 31, 2002                                   $24,325,000

     November, 30, 2002                                 $25,275,000

     December 31, 2002 and thereafter
     until March 31, 2003                               $26,400,000

     March 31, 2003 and thereafter
     until June 30, 2003                                $26,800,000

     June 30, 2003 and thereafter
     until September 30, 2003                           $27,825,000

     September 30, 2003 and thereafter
     until December 31, 2003                            $29,225,000

     December 31, 2003 and thereafter                   $30,740,000

     (e) Minimum Restaurants Generating Positive Operating Income. As of the last day of each fiscal month of Borrower, permit the number of Restaurant locations which generate positive Cash Flow From Restaurant Operations for the twelve fiscal month period ending on each such date, to be less than the lesser of: (i) 150 Restaurant locations, or (ii) the smallest whole number equal to seventy percent (70%) of all Restaurant locations.

     (f) Maximum Repurchase Payments. Pay or permit its Subsidiaries to pay, in the aggregate, more than $1,050,000 during any Fiscal Year to any limited partner of any Non-Wholly Owned Subsidiary in connection with the purchase of the Capital Stock in the Borrower or any of its Subsidiaries owned by such limited partner.

     (g) Maximum Pre-Opening Costs. Incur, or permit any of its Subsidiaries to incur, Pre-Opening Costs in any four consecutive fiscal quarters of Borrower, tested quarterly beginning with the fiscal quarter ending December 30, 2001, in excess of the amount set forth below for the applicable period set forth below (subject to the agreement set forth in Section 6.04):

     Four Fiscal Quarter Period Ending          Maximum Pre-Opening Costs
     ---------------------------------          -------------------------
     March 31, 2002                             $200,000

     June 30, 2002                              $400,000

     September 30, 2002                         $900,000

     December 31, 2002                          $2,145,000

     March 31, 2003                             $3,300,000

     June 30, 2003                              $4,600,000

     September 30, 2003                         $5,450,000

     December 31, 2003                          $4,600,000

     March 31, 2004 and thereafter              $5,130,000

     SECTION 6.04. Revisions to Financial Covenants. Borrower and the Lender Group each agree that the financial covenants set forth in Sections 6.03(c), 6.03(d) and 6.03(g): for each trailing twelve fiscal month period ending on the last day of each fiscal month after December 31, 2003 shall be reset at a level based on 80% of the monthly projections most recently delivered by Borrower to each Agent with respect to such period, if such projections are timely delivered to each Agent as required by this Agreement, which projections shall be in form and substance reasonably satisfactory to each Agent.

                                  ARTICLE VII

                      MANAGEMENT, COLLECTION AND STATUS OF
                    ACCOUNTS RECEIVABLE AND OTHER COLLATERAL

     SECTION 7.01. Collection of Accounts Receivable;  Management of Collateral.

     (a) Borrower shall establish and at all times maintain concentration accounts (the "Concentration Accounts") at the Concentration Account Bank, and promptly deposit, and shall cause its Subsidiaries to promptly deposit, all Collections in excess of $200,000 received by Borrower or any of its Subsidiaries from any source promptly, and in any event no later than the first Business Day after the date of receipt thereof, and all other Collections received by Borrower or any of its Subsidiaries from any source promptly, and in any event no later than the second Business Day after the date of the receipt thereof, into the Concentration Accounts. Borrower, Administrative Agent, and Concentration Account Bank shall enter into a concentration account agreement, in form and substance reasonably satisfactory to Administrative Agent (the "Concentration Account Agreement"). Neither the Concentration Account Agreement nor the arrangements contemplated thereby shall be modified by Borrower or any of its Subsidiaries without the prior written consent of Administrative Agent on behalf of the Lender Group. Upon the terms and subject to the conditions set forth in the Concentration Account Agreement, all amounts received in the
Concentration Accounts shall be deposited each Business Day into the Administrative Agent Account. Until the Lender Group has advised Borrower to the contrary during the continuance of an Event of Default, Borrower and its Subsidiaries may and will enforce, collect and receive all amounts owing on the Account Receivables for the Lender Group's benefit and on the Lender Group's behalf. All Collections (including checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness) received directly by Borrower or any of its Subsidiaries from any Account Debtor or any other source (exclusive of the Lender Group), whether as proceeds from Accounts Receivable, or as proceeds of any other Collateral, or otherwise, shall be received and held by the applicable Loan Party in trust for the Lender Group and deposited by such Loan Party in original form and no later than the next Business Day after receipt thereof into the Concentration Accounts. The Borrower shall not, nor shall it permit its Subsidiaries to, commingle such collections with the proceeds of any Loan. All Collections of each Subsidiary of Borrower deposited into the Concentration Accounts by such Subsidiary shall be deemed first to be a repayment of all outstanding Intercompany Advances made by any Loan Party to such Subsidiary, until paid in full, with all such remaining Collections being deemed to be a distribution by such Subsidiary to Borrower through each Person who (directly or indirectly through one or more intermediaries) owns the Capital Stock of such Subsidiary, other than any limited partner of a Non-Wholly Owned Subsidiary. Administrative Agent shall charge the Loan Account on the last day of each month for 2 Business Days of 'clearance' or' float' at the rate applicable to Revolving Loans set forth in Section 2.04(a) or Section 2.04(b), as applicable, on all Collections that are received by Administrative Agent (regardless of whether forwarded by a Concentration Account Bank to Administrative Agent, whether provisionally applied to reduce the Obligations under the Loan Documents, or otherwise). This across-the-board 2 Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the Lender Group's financing of Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or the Lender Group, and whether or not there are any outstanding Revolving Loans, the effect of such clearance or float charge being the equivalent of charging 2 Business Days of interest on such Collections. All funds received in the Concentration Accounts pursuant to this
Section 7.01(a) shall be credited to the Loan Account for application at the end of each Business Day to reduce the then principal balance of the Revolving Loans, subject to the provisions of Section 9.14(B) hereof. No checks, drafts or other instruments received by the Lender Group shall constitute final payment to the Lender Group unless and until such instruments have actually been collected.

     (b) During the continuance of an Event of Default, the Lender Group may send a notice of assignment and/or notice of the Lender Group's security interest to any and all Account Debtors, and during such time period, the Lender Group shall have the sole right to collect the Accounts Receivable and/or take possession of the Accounts Receivable and the books and records relating thereto. Except, in the absence of a continuing Event of Default, if the aggregate amount of Accounts Receivable other than credit card receivables is more than $200,000, Borrower shall not, and shall not permit its Subsidiaries to, without prior written consent of Administrative Agent, grant any extension of time of payment of any Account Receivable, compromise or settle any Account Receivable for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon.

     (c) Borrower hereby appoints the Administrative Agent for the benefit of the Lender Group or its designee on behalf of the Lender Group as Borrower's attorney-in-fact with power exercisable during the continuance of any Event of
Default: (i) to demand payment of the Accounts Receivable from Account Debtors, to enforce payment of the Accounts Receivable by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts Receivable, (ii) to endorse Borrower's name upon any checks or other evidences of payment relating to the Accounts Receivable, (iii) to sign Borrower's name on any invoice or bill of lading relating to any of the Accounts Receivable, (iv) to sign Borrower's name on any drafts against Account Debtors with respect to Accounts Receivable, (v) to prepare, file, and sign Borrower's name to a proof of claim or similar document against any Account Debtor in connection with a bankruptcy proceeding commenced by or with respect to such Account Debtor, (vi) to use Borrower's stationery and to sign Borrower's name on any assignments of Accounts Receivable, verifications of Accounts Receivable and notices to Account Debtors with respect to Accounts Receivables, and (vii) to send verifications of Accounts Receivable. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designate shall not be liable for any acts of omission or commission, or for any error of judgment or mistake of fact or law (other than acts, errors, or mistakes, constituting gross negligence or willful misconduct); this power being coupled with an interest is irrevocable until all of the Loans and other Obligations under the Loan Documents are paid in full and all of the Loan Documents are terminated.

     (d) Nothing contained herein shall be construed to constitute any member of the Lender Group as agent of Borrower or any of its Subsidiaries in connection with its actions under this Article VII for any purpose whatsoever, and no member of the Lender Group shall be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Accounts Receivable wherever the same may be located and regardless of the cause thereof (other than from acts or omissions of the Lender Group constituting gross negligence or willful misconduct). The Lender Group shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts Receivable or any instrument received in payment thereof or for any damage resulting therefrom (other than acts or omissions of the Lender Group constituting gross negligence or willful misconduct). The Lender Group, by anything in this Article VII or in any assignment or otherwise, does not assume any of the obligations under any contract or agreement assigned to the Lender Group and shall not be responsible in any way for the performance by Borrower or any of its Subsidiaries of any of the terms and conditions thereof.

     (e) If any Account Receivable includes a charge for any tax payable to any Governmental Authority, Administrative Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for Borrower's account and to charge Borrower therefor. Borrower shall notify Administrative Agent if any Account Receivable includes any taxes due to any such Governmental Authority and, in the absence of such notice or actual knowledge of such tax, Administrative Agent for the benefit of the Lender Group shall not, to the fullest extent permitted by law, be liable for any taxes that may be due by reason of the sale and delivery creating such Account Receivable.

     SECTION 7.02. Accounts Receivable Documentation. Borrower will, and will cause its Subsidiaries to, at such intervals as Administrative Agent may require during the continuance of an Event of Default, execute and deliver confirmatory written assignments of the Accounts Receivable to the Lender Group and furnish such further schedules and/or information as Administrative Agent may reasonably require relating to the Accounts Receivable. The items to be provided under this
Section 7.02 are to be in form similar to Borrower's existing practices and are to be executed and delivered to Administrative Agent from time to time (upon request) solely for its convenience in maintaining records of the Collateral. The failure of Borrower or its Subsidiaries to give any of such items to the Lender Group shall not affect, terminate, modify or otherwise limit the Lender Group's Lien on the Collateral.

     SECTION 7.03. Status of Accounts Receivable and Other Collateral. With respect to Accounts Receivable of Borrower or any other Loan Party, other than (solely to the extent that the Credit Card Agreements are in full force and effect and are being complied with by all parties thereto in all material respects other than Administrative Agent) credit card receivables, and so long as the aggregate amount of such Accounts Receivable (other than credit card receivables) exceeds $200,000, Borrower covenants, represents and warrants as follows: (a) the Loan Parties shall be the sole owner, free and clear of all Liens except in favor of the Lender Group or as otherwise permitted hereunder, and fully authorized to sell, transfer, pledge and/or grant a security interest in each such Account Receivable; (b) substantially all of such Accounts

Receivable shall be good and valid Accounts Receivable representing undisputed bona fide indebtedness incurred or an amount indisputably owed by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to any absolute sale and delivery upon the specified terms of goods sold or services rendered by Borrower or any other Loan Party; (c) substantially all of such Accounts Receivable shall not be subject to any defense, offset, counterclaim, discount or allowance except as may be stated in the invoice relating thereto, discounts and allowances as may be customary in Borrower's business and as otherwise disclosed to the Administrative Agent; (d) none of the transactions underlying or giving rise to substantially all of such Accounts Receivable shall violate any applicable state or federal laws or regulations, and all documents relating thereto shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; (e) no agreement under which any deduction or offset of any kind, other than normal trade discounts, may be granted or shall have been made by Borrower or any other Loan Party at or before the time such Accounts Receivable are created; (f) all agreements, instruments and other documents relating to such Account Receivable shall be true and correct and in all material respects what they purport to be; (g) all signatures and endorsements that appear on all material agreements, instruments and other documents of Borrower and its Subsidiaries relating to such Accounts Receivable shall be genuine and all signatories and endorsers shall have full capacity to contract;
(h) Borrower shall, and shall cause its Subsidiaries to, maintain books and records pertaining to such Accounts Receivable in such detail, form and scope as is in accordance with its past practices; (i) Borrower shall immediately notify Administrative Agent if the material portion of any Accounts Receivable arise out of contracts with the United States or any department, agency, or instrumentality thereof and will execute any instruments and take any steps required by Administrative Agent in order that all monies due or to become due under any such contract shall be assigned to the Lender Group and notice thereof given to the United States Government under the Federal Assignment of Claims
Act; (j) Borrower will, immediately upon learning thereof, report to Administrative Agent any material loss or destruction of, or substantial damage to, any material portion of such Accounts Receivable, and any other matters affecting the value, enforceability or collectibility of any material portion of such Accounts Receivable; (k) if any amount payable under or in connection with any material portion of such Accounts Receivable is evidenced by a promissory note or other instrument, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to Collateral Agent for the benefit of the Lender Group as additional Collateral.

     SECTION 7.04. Collateral Custodian. During the continuance of (i) a Payment Event of Default or (ii) an Event of Default created by a violation of Section 6.02(g) or Section 6.03, the Lender Group may at any time and from time to time employ and maintain on Borrower's and its Subsidiaries' premises one or more custodians selected by Collateral Agent who shall have reasonable access to the books and records of Borrower and its Subsidiaries and shall have full authority to perform all acts reasonably required to (a) ensure that all Collections are sent to the Concentration Account Bank in conformance with the Concentration Account Agreement and the Credit Card Agreements, or (b) take such actions as are authorized pursuant to Sections 9.04(z) and 9.21(c). Borrower hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever Collateral Agent may reasonably request in connection with the foregoing. All reasonable costs and expenses incurred by the Lender Group by reason of the employment of the custodian shall be the responsibility of Borrower and charged to the Loan Account. The Lender Group and such custodians shall be responsible for any loss, liability, claim or expense to the extent resulting from the gross negligence or willful misconduct of any such custodian.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

     SECTION 8.01. Events of Default. If any of the following Events of Default shall occur and be continuing:

     (a) Borrower fails to pay any principal of any Loan when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or Borrower fails to pay any interest on any Loan, or any fee, indemnity or other amount payable under this Agreement or any other Loan Document; provided, however, that in the case of Overadvances that are caused by the charging of interest, fees, indemnities or expenses to the Loan Account, such event shall not constitute an Event of Default if, within 3 Business Days of Borrower's receipt of telephonic or other notice of such Overadvance, Borrower eliminates such Overadvance;

     (b) any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any report, certificate, or other document delivered to the Lender Group pursuant to any Loan Document shall have been incorrect in any material respect when made or deemed made;

     (c) Borrower fails to perform or comply with any covenant or agreement contained in Sections 6.01(a) (Reporting Requirements) (other than the covenants or agreements contained in Section 6.01(a)(vi) or 6.01(a)(ix)), 6.01(c) (Compliance with Laws, Etc.), 6.01(i) (Obtaining Permits), or 6.01(l) (Change in Collateral; Collateral Records), and such failure continues for a period of 5 Business Days;

     (d) Borrower fails to perform or comply with any covenant or agreement contained in Section 6.01(e) (Keeping of Records and Books of Account), and such failure continues for a period of 10 Business Days from the date when Borrower obtains notice of such failure;

     (e) Borrower fails to perform or comply with any covenant or agreement contained in Section 6.01(g) (Maintenance of Properties), and such failure continues for a period of 20 Business Days from the date when Borrower obtains notice of such failure;

     (f) Borrower fails to perform or comply with any covenant or agreement contained in Sections 6.01(a)(vi), 6.01(a)(ix), 6.02 or 6.03;

     (g) any Loan Party fails to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b), (c), (d), (e), or (f) of this
Section 8.01, such failure, if capable of being remedied, shall remain unremedied for 15 Business Days after the earlier of the date a senior officer of any Loan Party becomes aware of such failure and the date written notice of such default shall have been given by Collateral Agent on behalf of the Lender Group to Borrower;

     (h) any Loan Party fails to pay any principal of or interest on any of its Indebtedness for borrowed money or any Indebtedness evidenced by a Material Contract (excluding Indebtedness evidenced by the Loan Documents) in excess of $600,000 in the aggregate, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such
Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof;

     (i) Borrower or any of its Subsidiaries (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally,
(iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);

     (j) any proceeding shall be instituted against Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 40 Business Days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

     (k) any provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against a Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by a Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or a Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

     (l) any Security Agreement, any Trademark Security Agreement, any Former Mortgage, any New Mortgage, any Pledge Agreement or any other security document, after delivery thereof pursuant hereto, shall for any reason (other than pursuant to the express terms hereof or thereof) fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof and except for Permitted Liens, first priority Lien in favor of the Lender Group on any Collateral purported to be covered thereby, which has an aggregate fair market value in excess of $150,000, and, such failure, if capable of being remedied, shall remain unremedied for 5 Business Days after the date when Borrower or any of its Subsidiaries receives notice of such failure;

     (m) one or more judgments or judicial or administrative orders for the payment of money exceeding $500,000 in the aggregate shall be rendered against a Loan Party and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or judicial or administrative order, or (ii) there shall be a period of 20 consecutive Business Days after entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this subsection (m) if and to the extent that (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order;

     (n) a Change of Control shall have occurred;

     (o) an event or development occurs which has and continues to have a Material Adverse Effect;

     (p) Borrower or any of its Subsidiaries makes any payment or payments of any kind or nature on account of one or more Lease Guaranties which, in the aggregate, exceed $250,000; or

     (q) Borrower or any of its Subsidiaries makes any payments in respect of the Convertible Debentures or the TECONS, except to the extent expressly permitted by paragraph 1 of the Side Letter or clause (vii) of the definition of "Permitted Investments", then, and in any such event, either Agent shall (at the direction of the Required Lenders), by notice to Borrower, (i) terminate the Commitments, whereupon the Commitments shall terminate immediately, (ii) declare all Loans then outstanding to be due and payable, whereupon the aggregate principal of such Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default with respect to Borrower described in subsection (f) or (g) of this
Section 8.01, without any notice to Borrower or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by Borrower. Without limiting the generality of the foregoing, if an Event of Default has occurred and is continuing, Administrative Agent may, at its option, require Borrower to deposit with Administrative Agent funds equal to 105% of the LC Exposure and, if Borrower fails to promptly make such deposit, Administrative Agent may advance such amount as a Revolving Loan (whether or not an Overadvance is created thereby). Any such deposit or advance shall be held by Administrative Agent in an interest bearing account (with interest thereon to be credited to Borrower) as a reserve to fund future payments on such LC Guaranties and future drawings against such Letters of Credit. To the extent that (x) LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, or
(y) no Events of Default are continuing (because of cure or waiver), amounts remaining in such reserve shall be applied against any outstanding Obligations pursuant to the provisions of Section 3.03. In addition, to the extent that as of any date of determination, the amount remaining in such reserve exceeds 105% of the LC Exposure as of such date, such funds shall be applied against any outstanding Obligations pursuant to the provisions of Section 3.03, solely to the extent of such excess.

                                   ARTICLE IX


                                  MISCELLANEOUS

     SECTION 9.01. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered:

if to Borrower, at the following address:

                  AVADO BRANDS, INC.
                  Hancock at Washington
                  Madison, Georgia 30650-1304
                  Attention:  Tom E. DuPree, Jr. and Mitchell Blocher
                  Telecopier:  (706) 343-9283

with a copy to:

                  KILPATRICK STOCKTON LLP
                  Suite 2800
                  1100 Peachtree Street
                  Atlanta, Georgia 30309-4530
                  Attention:  Larry Ledbetter, Esq.
                  Telecopier:  (404) 815-6175

with a copy to:

                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
                  333 West Wacker Drive
                  Chicago, Illinois 60606
                  Attention:  Randall J. Rademaker, Esq.
                  Telecopier:  (312) 407-0411

if to Administrative Agent or to Administrative Agent on behalf of the Lenders, at the following address:

                  Foothill Capital Corporation
                  2450 Colorado Avenue
                  Suite 3000 West
                  Santa Monica, California 90404
                  Attention:  Business Finance Division Manager
                  Telecopier:  (310) 453-7442




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

with a copy to:

                  Brobeck, Phleger & Harrison LLP
                  550 South Hope Street
                  Los Angeles, California 90071
                  Attention: John Francis Hilson, Esq.
                  Telecopier: (213) 745-3345

if to Collateral Agent or to Collateral Agent on behalf of the Lenders, at the following address:

                  Ableco Finance LLC
                  450 Park Avenue
                  New York, New York 10022
                  Attention:  Kevin Genda, Senior Vice President
                  Telecopier: (212) 891-1541

with a copy to:

                  Brobeck, Phleger & Harrison LLP
                  550 South Hope Street
                  Los Angeles, California 90071
                  Attention: John Francis Hilson, Esq.
                  Telecopier: (213) 745-3345


     or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.01. All such notices and other communications shall be effective, (i) if mailed, when received or five days after deposited in the mails postage pre-paid, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery, except that notices to Administrative Agent pursuant to Article II shall not be effective until received by Administrative Agent.

     SECTION 9.02. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower or any other Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or by Administrative Agent and Collateral Agent, in each case, at the written request of the Required Lenders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by Borrower, all the Lenders, Administrative Agent, and Collateral Agent, do any of the following:

     (a) increase or extend the Commitment of any Lender;

     (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

     (c) reduce the principal of, or the rate of interest specified herein, on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document, or forgive, compromise, or cancel any of the Obligations; provided, however, that no consent of the Term Loan Lenders shall be required for the compromise of any Obligation relating solely to Revolving Loans and no consent of the Revolving Credit Lenders shall be required for the compromise of any Obligation relating solely to Term Loans;

     (d) change the percentage of the Commitments that is required for the Lenders or any of them to take any action hereunder;

     (e) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

     (f) release Collateral other than as permitted by Section 10.11, or subordinate any security interests or liens of Collateral Agent for the benefit of the Lender Group;

     (g) change the definition of "Required Lenders";

     (h) release Borrower from any Obligation for the payment of money, or agree to subordinate any of the Obligations in right of payment to any other Indebtedness;

     (i) amend the provisions of Section 3.03;

     (j) permit the sale of all or substantially all of the Capital Stock of Borrower or any of its Subsidiaries (except to the extent necessary to effect a Disposition otherwise permitted hereunder);

     (k) change the definition of the Borrowing Base or the definition of any defined terms used therein; or

     (l) amend any of the provisions of Article X;

     and, provided further, however, that (1) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent, affect the rights or duties of Administrative Agent under this Agreement or any other Loan
Document, (2) no amendment, waiver or consent shall, unless in writing and signed by Collateral Agent, affect the rights or duties of Collateral Agent under this Agreement or any other Loan Document, and (3) each member of the Lender Group is hereby deemed to have instructed the Collateral Agent (A) to release its Liens as to the property which is the subject of any asset sale, assignment or other disposition of property or assets which is permitted hereunder without any further consent of any member of the Lender Group, and (B) to take such other actions as are necessary or desirable to facilitate any such disposition. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to Sections 2.01(c)(v), 2.02(c), and 2.02(f) (except the last sentence thereof), and Article X shall not require the consent by or the agreement of any Loan Party.

     SECTION 9.03. No Waiver; Remedies, Etc. No failure on the part of the Lender Group to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Lender Group provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Lender Group under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Lender Group to exercise any of their rights under any other Loan Document against such party or against any other Person.

     SECTION 9.04. Expenses; Taxes, Attorneys' Fees. Borrower will pay on demand all reasonable costs and expenses incurred by or on behalf of the Lender Group, regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of the several counsel (including in-house counsel) for the several members of the Lender Group, accounting, due diligence, periodic field audits, physical counts, valuations, fees of Rating Agencies associated with the rating of the Loans (but not in connection with a Securitization), investigations, monitoring of assets, appraisals of Collateral, environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents, (including, without limitation, the preparation of any additional Loan Documents, pursuant to Section 6.01(b)), (b) any requested amendments (other than amendments requested solely by the Lender Group), waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Lender Group's rights under this Agreement or the other Loan Documents, (d) the filing of any petition, complaint, answer, motion or other pleading by the Lender Group, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (e) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (f) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (g) any attempt to collect from Borrower or any other Loan Party, (h) during the continuance of an Event of Default, the receipt by the Lender Group of any advice from its professionals (including without limitation, the reasonable fees of its attorneys and consultants) with respect to any of the foregoing (to the extent that such fees, costs and expenses are not otherwise recoverable pursuant to any other provision of this Agreement or any other Loan Document); provided, that the Lender Group shall use their commercially reasonable efforts to use a single group of financial advisors and accountants, to the extent reasonably advisable under the circumstances, (i) all liabilities and costs arising from or in connection with the past, present or future operations of Borrower and each other Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property,
(j) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of Borrower and any other Loan Party, or (k) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien, provided that Borrower shall not be liable to any member of the Lender Group for any amount arising from or relating to any of the foregoing to the extent such amounts arise from the gross negligence or willful misconduct of the Person seeking payment hereunder. Without limitation of the foregoing or any other provision of any Loan Document:
(x) Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Lender Group to be payable in connection with this Agreement or any other Loan Document, and Borrower agrees to save the Lender Group harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) Borrower agrees to pay all broker fees with respect to any broker retained by Borrower or its Subsidiaries that may become due in connection with the transactions contemplated by this Agreement, and (z) during the continuance of (i) a Payment Event of Default or (ii) an Event of Default created by a violation of Section 6.02(g) or Section 6.03, if a Loan Party (A) fails to make any payments or deposits with respect to any taxes of any kind or nature to the extent that such payments or deposits are due and payable prior to delinquency, except in respect of Permitted Deferred Taxes, (B) fails to make any payments or deposits with respect to any other governmental assessment prior to the time that any Lien may inure against any property of Borrower or any of its Subsidiaries, or (C) fails to make any payments or deposits with respect to any insurance premiums then due and payable or otherwise comply with Section 6.01(h) hereof, except with respect to A, B, or C above, to the extent permitted pursuant to the terms of this Agreement, then, either Agent, in its sole discretion and without prior notice to Borrower, may do any or all of the following, without duplication: (X) make payment of the same or any part thereof, (Y) set up such reserves in Borrower's Loan Account as such Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (Z) in the case of any failure described in Section 9.04(z)(iii) hereof, obtain and maintain insurance policies of the type described in Section 6.01(h) and take the actions with respect to such policies which are authorized pursuant to Section 9.21(c). Any payment described above in clause (z) shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Neither Agent need inquire as to, or contest the validity of, any such obligation. The foregoing to the contrary notwithstanding, the agreements set forth above in this Section 9.04 are subject to the limitations set forth in Sections 2.07 and 6.02(f), solely to the extent applicable. Administrative Agent agrees to provide to Borrower an invoice with respect to each cost or expense incurred in connection with the Loan Documents by any member of the Lender Group promptly upon Administrative Agent's receipt thereof, and agrees, upon the reasonable request of Borrower, to provide reasonable backup information with respect to such costs or expenses (subject to the right of each Agent to take whatever steps are reasonably necessary to protect any confidential or privileged information which may be contained therein).

     SECTION 9.05. Right of Set-off, Sharing of Payments, Etc.

     (a) During the continuance of any Event of Default and in addition to (and without limitation of) any right of set-off, banker's lien, or counterclaim any Lender may otherwise have, each Lender (at its option but only with the prior written consent of all Lenders) may, and is hereby authorized by Borrower to, at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all Obligations now or hereafter existing under any Loan Document, irrespective of whether or not the Lender Group shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. During the continuance of any Event of Default, the Lender Group may, and is hereby authorized to, at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender Group to or for the credit or the account of Borrower against any and all Obligations now or hereafter existing under any Loan Document, irrespective of whether or not the Lender Group shall have made any demand hereunder or thereunder. The Lender Group agrees to notify Borrower, Collateral Agent, and Administrative Agent promptly after any such set-off and application made by the Lender Group provided that the failure to give such notice to Borrower shall not affect the validity of such set-off and application.

     (b) If any Lender shall obtain from Borrower payment of any Obligation through the exercise of any right of set-off, banker's lien, or counterclaim or similar right or otherwise (other than from Administrative Agent as provided in this Agreement), and, as a result of such payment, such Lender shall have received a greater amount of the Obligations than the amount allocable to such Lender hereunder, Administrative Agent and the other members of the Lender Group (including such Lender) shall promptly make such adjustments from time to time as shall be equitable, to the end that the Lender Group shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with Section 3.03. To such end the Lender Group shall make appropriate adjustments among themselves if such payment is rescinded or must otherwise be restored.

     (c) Nothing contained in this Section 9.05 shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 9.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section 9.05 to share in the benefits of any recovery on such secured claim.

     SECTION 9.06. Severability. Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION  9.07.  Assignments and Participations.

     (a) This Agreement shall be binding upon and inure to the benefit of Borrower and the Lender Group and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of their rights hereunder without the prior written consent of the Lender Group and any such assignment without the Lender Group's prior written consent shall be null and void. No member of the Lender Group shall assign or transfer any of their rights hereunder in violation of the provisions of Section 9.07(f) or the Transferee Side Letter, and any assignment in violation thereof shall be null and void. Except as provided in this Section 9.07, this Agreement shall not inure to the benefit of any party other than Borrower and the Lender Group.

     (b) Any member of the Lender Group may at any time sell, assign or participate to an Affiliate of such member of the Lender Group its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Loans made by it) without notice to or the consent of Borrower or any other Loan Party. Borrower shall reasonably consider the execution and delivery of any amendment or other modification or restatement of this Agreement or any Loan Document as may be requested by such member of the Lender Group to reflect any such sale or assignment; provided, that Borrower shall have no obligation to proceed with such amendment, modification or restatement.

     (c) Borrower shall maintain, or cause to be maintained, a register (the "Register") on which it enters the name of each Lender as the registered owner of the Loans held by such Lender. A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Registered Note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the Registered Note, if any evidencing the same),
Borrower shall treat the Person in whose name such Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

     (d) In the event that any Lender sells participations in the Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Note shall expressly so provide). Any participation of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

     (e) Any foreign Person who purchases or is assigned or participates in any portion of such Loan shall provide Borrower and Administrative Agent (in the case of a purchase or assignment) or the applicable Lender (in the case of a participation) with a completed Internal Revenue Service Form W-8 (Certificate of Foreign Status) or a substantially similar form for such purchaser, participant or any other affiliate who is a holder of beneficial interests in the Loan.

     (f) Any Lender may, with the written consent of Borrower and Collateral Agent (which consent shall not be unreasonably withheld or delayed), assign and delegate to one or more assignees (provided that no written consent of Collateral Agent or Borrower shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee or in connection with an assignment in an amount less than $5,000,000) (each an "Assignee") all, or any part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $1,000,000; provided, however, that Borrower, Collateral Agent, and Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Borrower, Collateral Agent, and Administrative Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to Borrower, Collateral Agent, and Administrative Agent an assignment and acceptance agreement, in substantially in the form of Exhibit A ("Assignment and Acceptance"); and (iii) the assignor Lender or Assignee has paid to Collateral Agent for Collateral Agent's sole and separate account a processing fee in the amount of $2,500. Anything contained herein to the contrary notwithstanding, the consent of Collateral Agent shall not be required if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of more than 50% of the loan portfolio of such Lender.

     (g) From and after the date that Collateral Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except rights granted pursuant to Section
9.15 with respect claims, losses, demands, settlements, damages, liabilities, obligations, penalties, fines, fees reasonable costs and expenses incurred with respect to the period of time that the assignor Lender was a party to this Agreement) and be released from its obligations under this Agreement (except with respect to Section 10.05) (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation among Borrower, the assignor Lender, and the Assignee.

     (h) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements,





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warranties or  representations  made in or in connection  with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto;
(2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(4) such Assignee will, independently and without reliance upon Administrative Agent, Collateral Agent, such assigning Lender, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes each of Administrative Agent and Collateral Agent to take such action as Administrative Agent or Collateral Agent (as the case may be) on its behalf and to exercise such powers under this Agreement as are delegated to Administrative Agent or Collateral Agent (as the case may be) by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (i) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance and the effectiveness of such Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitments allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

     (j) Subject to Section 9.07(d), any Lender may at any time, with the written consent of Collateral Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in the Obligations, the Commitments, and the other rights and interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents (provided that no written consent of Collateral Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Collateral Agent, and Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the sole and exclusive right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to, this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating; (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating; (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender; or (E) reduce the amount or extend due dates of scheduled principal repayments or prepayments or premiums; (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation and (vi) any such participation shall be in a minimum amount of $5,000,000. The rights of any Participant only shall be derivative through the originating Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders, Administrative Agent, Collateral Agent, Borrower, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lender Group among themselves.

     (k) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrower or Borrower's business; provided in each case that such assignee or participant (or prospective assignee or participant) shall agree to maintain the confidentiality of such information pursuant to Section 9.19(e).

     (l) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     (m) Notwithstanding anything in this Section 9.07 to the contrary, no Lender may assign or participate to Borrower or any of its Affiliates or Subsidiaries, if any, any interest in any Obligation or Commitment (or any related rights, remedies, powers or privileges) without the prior written consent of each Lender, Collateral Agent, and Administrative Agent.

     SECTION 9.08. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.






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     SECTION 9.09.  GOVERNING LAW. THIS AGREEMENT,  THE NOTES AND THE OTHER LOAN
DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

     SECTION 9.10. CONSENT TO JURISDICTION, SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 9.01, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) DAYS AFTER SUCH MAILING. BORROWER HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER GROUP TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 9.11. WAIVER OF JURY TRIAL, ETC. BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, THE NOTES OR OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. BORROWER CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER GROUP HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER GROUP WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. BORROWER HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER GROUP'S ENTERING INTO THIS AGREEMENT.

     SECTION 9.12. Consent by the Lender Group. Except as otherwise expressly set forth herein to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of the Lender Group or one or more members thereof, shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which Borrower or any other Loan Party are parties and to which the Lender Group has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by the applicable member or members of the Lender Group with or without any reason in its sole and absolute discretion.

     SECTION 9.13. Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

     SECTION 9.14. Reinstatement; Certain Payments. If any claim is ever made upon the Lender Group for repayment or recovery of any amount or amounts received by the Lender Group in payment or received on account of any of the Obligations, the Lender Group shall give prompt notice of such claim to Borrower, and if the Lender Group repays all or part of such amount by reason of
(i) any judgment, decree or order of any court or administrative body having jurisdiction over the Lender Group or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by the Lender Group with any such claimant, then and in such event Borrower agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any instrument evidencing the Obligations or the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to the Lender Group hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Lender Group.

     SECTION 9.15. Indemnification. In addition to Borrower's other Obligations under this Agreement, Borrower agrees to defend, protect, indemnify and hold harmless the Lender Group, the Agent-Related Persons, the Lender-Related
Persons, any Securitization Party and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the "Indemnitees") from and against any and all claims, losses, demands, settlements, damages, liabilities, obligations, penalties, fines, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses, but excluding income, franchise and similar taxes of an Indemnitee) incurred by such Indemnitees, whether prior to or from and after the Effective Date, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions





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contemplated by this Agreement  (including without limitation any taxes or other payments required to be made in connection with the Former Mortgages, the Mortgage Assignments, the New Mortgages or the Mortgage Amendments), (ii) the Lender Group's furnishing of funds to Borrower under this Agreement, including, without limitation, the management of any such Loans, (iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, including without limitation, claims, litigations, investigations or other proceedings arising out of (A) the presence, disposal, Release or threatened Release of any Hazardous Materials on any property at any time owned or occupied by Borrower or any of its Subsidiaries (or its respective predecessors in interest or title) or at any disposal facility which received hazardous materials generated by Borrower or any predecessor in Interest, (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (C) any investigation, lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Materials, (D) any violation of any Environmental Law, and/or (E) any Environmental Action (collectively, the "Indemnified Matters"); provided, however, that Borrower shall not have any obligation to any Indemnitee under this Section 9.15 for any Indemnified Matter to the extent resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction. Such indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 9.15 may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. This Indemnity shall survive the repayment of the Obligations and the discharge of the Liens granted under the Loan Documents.

     SECTION 9.16. Records. The unpaid principal of and interest on the Obligations, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Revolving Credit Commitment, the Term Loan Commitment, and the accrued and unpaid fees payable pursuant to
Section 2.06 hereof, including without limitation the Fee Letter Fees, shall at all times be ascertained from the records of the Lender Group, which shall be conclusive and binding absent manifest or demonstrable error.

     SECTION 9.17. Binding Effect. This Agreement shall become effective when it shall have been executed by Borrower and the Lender Group and thereafter shall be binding upon and inure to the benefit of Borrower and the Lender Group, and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Group, and any assignment by the Lender Group shall be governed by Section 9.07 hereof.

     SECTION 9.18. Former Loan Documents. From and after the Effective Date, the Indebtedness previously evidenced by the Former Notes and the Former Credit Agreement, together with the other Obligations, shall be evidenced solely by the Credit Agreement and shall not be evidenced by any promissory notes, except to the extent evidenced by Registered Notes.

     SECTION 9.19. Confidentiality. Each member of the Lender Group agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by Borrower pursuant to this Agreement or the other Loan Documents (and which at the time is not, and does not thereafter become, publicly available (other than as a result of a breach by a member of the Lender Group of this Section 9.19) or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure of any such information
(a) to the extent required by statute, rule, regulation or judicial process, (b) to any other member of the Lender Group, to counsel, accountants, auditors and other advisors for such member of the Lender Group, or to counsel for any other member of the Lender Group, (c) to examiners, auditors, or accountants, (d) Securitization Parties who have executed a confidentiality agreement substantially in the form of Exhibit C (a "Confidentiality Agreement"), (e) to the extent required by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation or court order, or (f) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes a Confidentiality Agreement. The Lender Group agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause (e) hereof (unless prohibited by applicable law, statute, regulation or court order, it will make reasonable efforts to keep Borrower informed of such request or identification; provided that Borrower acknowledges that the Lender Group may make disclosure as required by any Governmental Authority or representative thereof.

     SECTION 9.20. [Intentionally Omitted]

     SECTION 9.21. Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes, and appoints Collateral Agent (and all Persons designated by Collateral Agent) as Borrower's true and lawful attorney (and agent-in-fact), and Collateral Agent, or Collateral Agent's agent, may, without notice to Borrower and in either Borrower's or Collateral Agent's name, but at the cost





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and expense of Borrower:

     (a) During the continuance of an Event of Default as Collateral Agent or said agent (including Administrative Agent), in its sole discretion, may determine, endorse Borrower's name on any checks or any other evidence of payment or proceeds of the Collateral which come into the possession of the Lender Group or under the Lender Group's control and shall deposit such item of payment into the Administrative Agent's Account and credit the amount thereof (in accordance with the provisions of this Agreement, including without limitation, Section 3.03) to the Obligations.

     (b) During the continuance of (i) a Payment Event of Default or (ii) an Event of Default created by a violation of Section 6.02(g) or Section 6.03, do any of the following, at its election in its Permitted Discretion: (A) sell or assign any Collateral, and settle any legal proceedings brought to collect any Collateral (except legal proceedings involving, on the one hand, Borrower or any of its Subsidiaries, and on the other hand, any member of the Lender Group), in each case, upon such terms, for such amounts, and at such time or times as Collateral Agent deems advisable, subject to the provisions of any Loan Document applicable thereto and to standards of commercial reasonableness, (B) upon the reasonable request of Collateral Agent, upon the premises of Borrower and its Subsidiaries (but, without disruption to the business activities of Borrower and its Subsidiaries), review and obtain copies of all mail related to the Collateral which is addressed to Borrower or any of its Subsidiaries, (C) prepare, file, and sign Borrower's name to any notice of lien, assignment, or satisfaction of lien or similar document, which in each case are sent to account debtors (as such term is defined in the Code) of Borrower or any of its Subsidiaries in connection with any portion of the Collateral, (D) endorse the name of Borrower upon any chattel paper, instrument, freight bill, bill of lading or similar document relating to the Collateral (including without limitation any items of payment or proceeds relating to any Collateral) and, shall in all such instances involving an instrument or other items, deposit the same to the account of Collateral Agent on account of the Obligations, and (E) to the extent permitted by Borrower's license agreements, use the information recorded on or contained in any data processing equipment, computer hardware, and software relating to the Accounts Receivable, Inventory, Equipment, and any other Collateral.

     (c) During the continuance of (i) a Payment Event of Default or (ii) an Event of Default created by a violation of Section 6.02(g) or Section 6.03, make and adjust claims under policies of casualty, property, boiler and machinery, business interruption insurance and other similar policies of insurance with respect to the Collateral (but excluding policies of liability or worker's compensation insurance) involving amounts greater than $50,000.

     SECTION 9.22. Concerning the Collateral and Related Loan Documents. Each Lender authorizes and directs Collateral Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lenders. Each Lender agrees that any action taken by Collateral Agent or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Collateral Agent or Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

     SECTION  9.23.  Field  Audits  and  Examination  Reports,  Confidentiality;
Disclaimers    by    Lenders;     Other    Reports    and    Information.     By
signing this Agreement, each Lender:

     (a) is deemed to have requested that Administrative Agent or Collateral Agent, as the case may be, furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by such Agent, and such Agent shall so furnish each Lender with such Reports;

     (b) expressly agrees and acknowledges that neither Foothill Capital Corporation and Administrative Agent nor Ableco Finance LLC and Collateral Agent
(i) makes any  representation  or warranty as to the accuracy of any Report,  or
(ii) shall be liable for any information contained in any Report;

     (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the applicable Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon Borrower's and its Subsidiaries' books and records, as well as on representations of Borrower's personnel;

     (d) agrees to keep all Reports and other non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 9.19; and

     (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold any Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend and hold any Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including reasonable attorneys fees) incurred by any such Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying





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Lender.

     In addition to the foregoing: (x) any Lender may from time to time request of any Agent in writing that such Agent provide to such Lender a copy of any report or document provided by Borrower to such Agent that has not been contemporaneously provided by Borrower to such Lender, and, upon receipt of such request, such Agent shall provide a copy of same to such Lender promptly upon receipt thereof from Borrower; (y) to the extent that any Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request such Agent to exercise such right as specified in such Lender's notice to such Agent, whereupon such Agent promptly shall request of Borrower the additional reports or information specified by such Lender, and, upon receipt thereof from Borrower, such Agent promptly shall provide a copy of same to such Lender; and
(z) any time that Administrative Agent renders to Borrower a statement regarding the Loan Account, Administrative Agent shall send a copy of such statement to each Lender and Collateral Agent.

     SECTION 9.24. Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

     SECTION 9.25. Miscellaneous. Notwithstanding anything to the contrary set forth in this Agreement (a) nothing contained herein shall be interpreted to prevent or restrict the sale of disposition of the assets and related transactions set forth on Schedule 2.05(c)(v) hereof, and (b) in the event that the encumbrances and restrictions on the ability of any Restricted Subsidiary (as such term is defined in the Senior Note Documents or in the Senior Subordinated Note Documents) set forth in this Agreement or in any other Loan Document to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock (as defined in the Senior Note Documents or in the Senior Subordinated Note Documents) of such Restricted Subsidiary owned by Borrower or any other Restricted Subsidiary, (ii) pay any Indebtedness (as defined in the Senior Note Documents or in the Senior Subordinated Note Documents) or other obligation owed to Borrower or any other Restricted Subsidiary, (iii) make loans or advances to Borrower or any Restricted
Subsidiary, or (iv) transfer any property or assets to Borrower or any other Restricted Subsidiary are less favorable in any material respect to the holders of Senior Notes or of Senior Subordinated Notes than those encumbrances and restrictions that were in effect pursuant to that certain Credit Agreement, dated as of June 22, 1999, among Borrower, Former Administrative Agent, Bank Boston, N.A., as syndication agent, Wachovia Securities, Inc., as arranger, BancBoston Robertson Stephens, Inc., as coarranger and the lenders from time to time party thereto and other documents delivered on June 22, 1999 pursuant thereto (the "1999 Documents"), and the existence of such encumbrances and restrictions are asserted in writing by any Person as constituting, and would actually constitute, but for the provisions of this Section 9.25, an event of default under the Senior Note Documents or under the Senior Subordinated Note Documents, then the terms and conditions of this Agreement and the other Loan Documents (solely to the extent applicable with respect to the matters described in clauses (i) through (iv) above) shall be modified to incorporate, mutatis mutandis, the terms and conditions, in respect of clauses (i) through (iv) above, contained in the 1999 Documents in substitution of and replacement for the comparable terms and conditions set forth in this Agreement and the other
Loan Documents; provided, however, that if Borrower or any of its Subsidiaries make Intercompany Advances which, as of any date in the aggregate, exceed the amount of Permitted Intercompany Advances, Borrower shall promptly make an immediate prepayment in immediately available funds of the outstanding principal balance of the Term Loans to the extent of such excess.

                                   ARTICLE X

                                   THE AGENTS

     SECTION 10.01. Appointment Powers and Immunities; Delegation of Duties, Liability of Agents.

     (a) Each member of the Lender Group hereby designates and appoints Administrative Agent as its administrative agent under this Agreement and the other Loan Documents and Collateral Agent as its collateral agent under this Agreement and the other Loan Documents. Each member of the Lender Group hereby irrevocably authorizes each such Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Each such Agent agrees to act as such on the express conditions contained in this Article X. The provisions of this Article X are solely for the benefit of the Administrative Agent, Collateral Agent, and the Lenders. Borrower shall not have any rights as a third party beneficiary of any of the provisions contained herein; provided, however, that certain of the provisions of Section 10.13 hereof also shall be for the benefit of Borrower. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, each such Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall each such Agent have or be deemed to have any fiduciary relationship with any other member of the Lender Group, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against each such Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only and that each such Agent is merely the representative of the other members of the Lender Group, and has only the contractual duties set forth in this Agreement and the other Loan Documents. Except as expressly otherwise





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provided  in this  Agreement,  each such  Agent  shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which such Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. No member of the Lender Group shall have any right of action whatsoever against each such Agent as a result of such Agent acting or refraining from acting hereunder pursuant to such discretion and any action taken or failure to act pursuant to such discretion shall be binding on the Lender Group. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Administrative Agent or Collateral Agent, each of the members of the Lender Group agree that, as long as this Agreement remains in effect: (i) (A) Administrative Agent shall have the right to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Revolving Loans, the Letter of Credit Accommodations, the Term Loans, the Collections, and related matters, and (B) Collateral Agent shall have the right to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters;
(ii) Collateral Agent shall have the right to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents; (iii) Administrative Agent shall have the right to make the Revolving Loans and the Letter of Credit Accommodations, for itself or on behalf of the applicable Lenders as provided in the Loan Documents;
(iv) Administrative  Agent shall have the right to exclusively  receive,  apply,
and  distribute  the  Collections  as  provided  in  the  Loan  Documents;   (v)
Administrative Agent shall have the right to open and maintain such bank accounts and lock boxes as Administrative Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collections and, on behalf of Collateral Agent, the Collateral; (vi) (A) Administrative Agent shall have the right to perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Obligations, the Collections, or otherwise related to any of same as provided in the Loan Documents, and (B) Collateral Agent shall have the right to perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents; and (vii) Administrative Agent and Collateral Agent each shall have the right to incur and pay such fees, charges, and expenses under the Loan Documents as such Agent reasonably may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents. Administrative Agent may deem and treat the payee of any Obligation as the holder thereof for all purposes of the Loan Documents unless and until a notice of the assignment or transfer of such Obligation shall have been filed with Administrative Agent. Each member of the Lender Group further consents to (y) the execution, delivery, and performance by Administrative Agent or Collateral Agent of each Loan Document entered into by such Agent on behalf of the Lender Group as contemplated by this Agreement, and (z) the terms of such Loan Documents.

     (b) Except as otherwise provided in this section, each of Administrative Agent and Collateral Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each of Administrative Agent and Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this section and without gross negligence or willful misconduct.

     (c) None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any members of the Lender Group for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent or Collateral Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any member of the Lender Group to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any of its Subsidiaries.

     (d) Borrower (i) acknowledges that, contemporaneously herewith, the Former Administrative Agent and the Former Syndication Agent have resigned in their respective capacities as administrative agent and syndication agent under the Former Credit Agreement, and (ii) consents (A) to the appointment of
Administrative Agent in its capacity as administrative agent for the Lender Group hereunder, and (B) to the appointment of Collateral Agent in its capacity as collateral agent for the Lender Group hereunder.

     SECTION 10.02. Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any member of the Lender Group), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing





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or refusing to take any action under this  Agreement or any other Loan  Document unless it first shall receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, such Agent shall act, or refrain from acting, as it deems advisable. If any Agent so requests, it first shall be indemnified to its reasonable satisfaction by the Lender Group against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent in all cases shall be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lender Group and such request and any action taken or failure to act pursuant thereto shall be binding upon all members of the Lender Group.

     SECTION 10.03. Defaults. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Administrative Agent for the account of the Lender Group, except with respect to Events of Default of which Administrative Agent has actual knowledge, and unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "Notice of Default." Administrative Agent promptly will notify the Lender Group of its receipt of any such notice or of any Event of Default of which Administrative Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and each Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Sections 10.02 and 10.07, each Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Article VIII; provided, however, that unless and until such Agent has received any such request, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

     SECTION 10.04. Rights as a Lender.

     (a) With respect to its Commitments and the Loans made by it, Foothill Capital Corporation (and any successor acting as Administrative Agent, if any, as permitted by Section 10.08(a) hereof) in its capacity as a Lender under the Loan Documents shall have the same rights, privileges and powers under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Administrative Agent in its individual capacity. Foothill Capital Corporation (and any successor acting as Administrative Agent) and its affiliates may (without having to account for the same to any member of the Lender Group) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with Borrower (and any of its Subsidiaries or Affiliates) as if it were not acting as Administrative Agent, and Foothill Capital Corporation (and its successors) and its affiliates may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lender Group.

     (b) With respect to its Commitments and the Loans made by it, Ableco Finance LLC (and any successor acting as Collateral Agent, if any, as permitted by Section 10.08(b) hereof) in its capacity as a Lender under the Loan Documents shall have the same rights, privileges and powers under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Collateral Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Collateral Agent in its individual capacity. Ableco Finance LLC (and any successor acting as Collateral Agent) and its affiliates may (without having to account for the same to any member of the Lender Group) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with Borrower (and any of its Subsidiaries or Affiliates) as if it were not acting as Collateral Agent, and Ableco Finance LLC and its affiliates may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lender Group.

     SECTION 10.05. Costs and Expenses; Indemnification. Each Agent may incur and pay fees, costs, and expenses under the Loan Documents to the extent such Agent deems reasonably necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse the Lender Group for such expenses pursuant to the Loan Agreement or otherwise. Each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof (in accordance with its Total Commitments). Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (without limiting the obligation of Borrower to do so), according to their Pro Rata Shares (in accordance with their respective Total Commitments), from and against any and all Indemnified Liabilities (including without limitation Indemnified Liabilities arising under any Environmental Law as provided in Section 9.15); provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent or Collateral Agent, as the case may be, upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by such Agent in connection with the preparation, execution, delivery, administration,





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modification,  amendment or enforcement  (whether  through  negotiations,  legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein . The undertaking in this section shall survive the payment of all Obligations hereunder and the resignation or replacement of any Agent.

     SECTION 10.06. Non-Reliance on Agents and Other Lenders. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Agent hereinafter taken, including any review of the affairs or Property of Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports and other documents expressly herein required to be furnished to the Lender Group by Agent, no Agent shall have any duty or responsibility to provide any member of the Lender Group with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.


     SECTION 10.07. Failure to Act. Except for action expressly required of any Agent under the Loan Documents, such Agent shall in all cases be fully justified in failing or refusing to act under any Loan Document unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 10.05 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

     SECTION 10.08. Resignation of Agent.

     (a) Subject to the appointment and acceptance of a successor Administrative Agent as provided below, Administrative Agent may resign at any time by notice to the Lender Group and Borrower. Upon any such resignation, Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been appointed by Required Lenders and have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent by a successor
Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, remedies, powers, privileges, duties and obligations of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations, under the Loan Documents. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

     (b) Subject to the appointment and acceptance of a successor Collateral Agent as provided below, Collateral Agent may resign at any time by notice to the Lender Group and Borrower. Upon any such resignation, Required Lenders shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been appointed by Required Lenders and have accepted such appointment within 30 days after the retiring Collateral Agent's giving of notice of resignation, then the retiring Collateral Agent may, on behalf of Lenders, appoint a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, remedies, powers, privileges, duties and obligations of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations, under the Loan Documents. After any retiring Collateral Agent's resignation as Collateral Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent.

     SECTION 10.09. Collateral Sub-Agents. Each member of the Lender Group by its execution and delivery of this Agreement (or any joinder hereto or any Assignment and Acceptance hereunder) agrees that, in the event it shall hold any monies or other investments on account of Borrower, such monies or other investments shall be held in the name and under the control of such member of the Lender Group, and such member of the Lender Group shall hold such monies or other investments as a collateral sub-agent for Collateral Agent under this Agreement and the other Loan Documents. Borrower by its execution and delivery of this Agreement hereby consents to the foregoing.

     SECTION 10.10. Communications by Borrower. Except as otherwise provided in this Agreement, Borrower's communications with respect to the Loan Documents shall be with Administrative Agent or Collateral Agent, as the case may be, and Borrower shall be under no obligation to communicate directly with the Lenders.




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

     SECTION 10.11. Collateral Matters.

     (a) The Lenders hereby irrevocably authorize Collateral Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies in writing to Collateral Agent that the sale or disposition is permitted under this Agreement or the other Loan Documents (and Collateral Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which Borrower owned no interest at the time the security interest was granted or at any time thereafter; (iv) constituting property leased to Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement, or (v) which, in the aggregate with all other dispositions of Equipment, has a fair market value or book value, whichever is less, of $1,000,000 or less. Except as provided above or expressly provided in any other Loan Document, Collateral Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of all of the Lenders. Upon request by Collateral Agent or
Borrower at any time, Administrative Agent and the Lenders will confirm in writing Collateral Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 10.11; provided, however, that (1) Collateral Agent shall not be required to execute any document necessary to evidence such release on terms that, in Collateral Agent's opinion, would expose Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

     (b) Collateral Agent shall have no obligation whatsoever to any other member of the Lender Group to assure that the Collateral exists or is owned by Borrower or is cared for, protected, or insured or has been encumbered, or that the Lender Group's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Collateral Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, Collateral Agent may act in any manner it may deem appropriate, in its sole discretion given Collateral Agent's own interest in the Collateral in its capacity as one of the Lenders and that Collateral Agent shall have no other duty or liability whatsoever to any other member of the Lender Group as to any of the foregoing, except as otherwise provided herein.

     SECTION 10.12. Restrictions on Actions by Administrative Agent and the Lenders; Sharing Payments.

     (a) Administrative Agent and each of the Lenders agrees that it shall not, without the express consent of Collateral Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Administrative Agent and Collateral Agent, set off against the Obligations, any amounts owing by such member of the Lender Group to Borrower or any accounts of Borrower now or hereafter maintained with such member of the Lender Group. Administrative Agent and each of the Lenders further agrees that it shall not, unless specifically requested to do so by Collateral Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such member of the Lender group any preference or priority against the other members of the Lender group with respect to the Collateral.

     (b) Subject to Section 10.04, if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Administrative Agent pursuant to the terms of this Agreement, or (ii) payments from Administrative Agent in excess of such Lender's ratable portion of all such distributions by
Administrative Agent, such Lender promptly shall turn the same over to Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to Administrative Agent, or in same day funds, as applicable, for the account of the Lender Group and for apportionment and application to the Obligations in accordance with Section 3.03 hereof.

     SECTION 10.13. Withholding Tax.

     (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Administrative Agent and Borrower, to deliver to Administrative Agent and Borrower:

     (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

     (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

     (iii) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

     Such Lender agrees promptly to notify Administrative Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

     (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to notify Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Administrative Agent will treat such Lender's IRS Form 1001 as no longer valid.

     (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

     (d) If any Lender is entitled to a reduction in the applicable withholding tax, Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by clause (a) of this Section are not delivered to Administrative Agent, then Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

     (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Administrative Agent fully for all amounts paid, directly or indirectly, by Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Administrative Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of Administrative Agent.

     SECTION 10.14. Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of an Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Administrative Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any member of the Lender Group any interest in, or subject any member of the Lender Group to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other member of the Lender Group. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no member of the Lender Group shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 10.05, no Agent or any Lender shall have any liability for the acts of the other Agent or any other Lender. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.




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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                               BORROWER:
                               --------

                               AVADO BRANDS, INC.,



                               a Georgia corporation


                               By:
                                  --------------------------------
                                  Name:
                                  Title:


                               COLLATERAL AGENT:
                               ----------------

                               ABLECO FINANCE LLC,
                               a Delaware limited liability company
                               as Collateral Agent


                               By:
                                  --------------------------------
                                  Name:
                                  Title:


                               ADMINISTRATIVE AGENT:
                               --------------------


                               FOOTHILL CAPITAL CORPORATION,
                               a California corporation, as Administrative Agent


                               By:
                                  --------------------------------
                                  Name
                                  Title:

                               LENDERS:
                               -------

                               ABLECO FINANCE LLC,
                               a Delaware limited liability company


                               By:
                                  --------------------------------
                                  Name:
                                  Title:


                               FOOTHILL CAPITAL CORPORATION,
                               a California corporation


                               By:
                                  --------------------------------
                                  Name:
                                  Title:


                               REGIMENT CAPITAL II, L.P.,
                               a Delaware limited partnership


                               By:
                                  --------------------------------
                                  Name:
                                  Title:




     Exhibits and schedules to this agreement are not filed pursuant to Item 601(b)(2) of SEC Regulation S-K. By the filing of this Form 10-Q, the Registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.



                                      S-2